UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
HURON CONSULTING GROUP INC.
(Name of Registrant as Specified In its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HURON

2025

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1 See Appendix C for the definitions of adjusted EBITDA margin, adjusted diluted earnings per share and free cash flows, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

Letter from the Independent Directors
of the Board
Dear Fellow Stockholders:
We are writing to you as the independent members of the Huron board of directors (the “Board”). As fellow stockholders, we are focused on the successful transition of Board leadership, the execution of the Company's strategy and sustaining the alignment between Huron's management compensation programs and the interests of Huron's stockholders.
Enacting Our Board Leadership Succession Plan
As we previously reported, the Board recognized that Mr. McCartney had capably served as non-executive chairman for a number of years and, in conjunction with the overall board refreshment process, we considered whether the election of a new board chair in 2024 might be in the best interests of the Company and its stockholders. In light of the CEO leadership transition in 2023 and after consultation with Mr. Roth and Mr. Hussey, the Board concluded that it was not in the best interests of the
Company and its stockholders to have simultaneous changes in CEO and Board leadership at that time. As previously mentioned in the Company’s Notice of Annual Meeting and Proxy Statement for the years ended 2022 and 2023, it was the
Board’s intention that Mr. McCartney would step down as non-executive chairman on or before the Company’s annual meeting in May 2025. As a result, effective January 1, 2025, Hugh Sawyer was appointed as our non-executive chairman to succeed
Mr. McCartney. Further, the Board reaffirmed its view that Mr. McCartney should continue to serve as an independent director given his extensive knowledge of the Company and its business.
Mr. Sawyer’s assumption of the role of non-executive chairman reflects the outcome of a carefully considered and thorough succession process, elements of which occurred over a nine-month period. The transition also reinforces the Company’s commitment to its periodic board refreshment process to ensure the Board has the range of relevant expertise, skills and business acumen necessary to evaluate and support the Company’s performance and strategy going forward.
Executing Our Growth Strategy
The Board and management remain focused on targeting superior stockholder returns through the realization of Huron’s growth strategy, which was most recently shared at our recent investor day. We believe our team’s strong execution of our growth strategy over the past several years has created a solid foundation for continued growth and margin expansion in 2025.
We note the following highlights from our 2024 financial results:
•Achieved 9% revenues before reimbursable expenses (RBR) growth compared to 2023, which was on top of 20% RBR growth in 2023 compared to 2022;
•Expanded net income margin and adjusted EBITDA margin1 by 320 and 120 basis points, respectively, over 2023;
•Increased diluted earnings per share and adjusted diluted earnings per share1 by 97% and 32%, respectively, compared to
2023;
•Generated record cash flow from operations and free cash flows1;
•Returned $122 million to stockholders via share repurchases; and
•Achieved annual total stockholder returns of 21%.
See section “Company Overview” of this Proxy Statement for additional information on our growth strategy and 2024 performance highlights.
Aligned Employee Compensation Strategy to Improve and Sustain Stockholder
Value
Our professionals' expertise, skills and experience and our unique company culture are our biggest differentiators, and we will strategically invest in our workforce to enable the continued success of our growth strategy. In order to attract, engage, reward, and retain highly qualified employees, particularly our revenue-generating client-facing managing directors and principals, and align those employees' interests with the Company and stockholders, we believe it is imperative that we continue to grant equity awards to both current and future employees. As such, we have multiple proposals in this year’s Proxy Statement that we believe are foundational to the success of our business and that impact not only our named executive officers (NEOs), but importantly, our revenue-generating managing directors and principals, and our broader global employee population.
First, our NEO compensation. At the 2024 annual meeting, 98% of votes cast were in support of Huron’s NEO compensation.
We continue to view this strong support of our compensation programs as a reflection of the deep alignment between our executives’ pay and stockholder value, as well as the Compensation Committee’s and Board’s stewardship of our people and pay-for-performance compensation strategies.
Our NEOs’ compensation program is aligned with driving our business strategy and stockholder value creation. The core tenets of our executive compensation program include: (1) aligning to our business strategy, (2) attracting and retaining extraordinary employees, (3) paying for superior performance, and (4) upholding strong governance that mitigates risk while incentivizing long-term value creation. We continue to drive alignment of our NEOs’ interests with stockholders’ by maintaining a majority of NEO compensation as performance-based and at-risk. To further enhance this alignment, in 2024, we allocated a greater proportion of our NEOs’ total direct compensation to performance-based equity.
Our Say-on-Pay for 2025 Executive Compensation Proposal is found in Proposal 2 of this Proxy Statement, and our Board recommends that you vote “FOR” this proposal. We also invite you to review additional information on our compensation philosophy and decisions in the section titled “Executive Compensation” of this Proxy Statement.
Second, the amendment to Huron’s Amended and Restated 2012 Omnibus Incentive Plan, which requests an increase in the number of shares available for grant under that plan and is needed to support the continued growth of our business and the associated growth of our employee population. We believe Huron’s long-term success is enabled by a balanced compensation program that aligns stockholder success, enterprise objectives, and employee performance. To achieve these goals, long-term equity plays a critical role in the variable portion of the compensation programs for our NEOs and our revenue-generating managing directors and principals. We believe that directly linking employee compensation with achievement of superior performance ultimately fosters a sense of ownership among employees and promotes long-term retention of our leaders. As an additional insight, on average, 40% of our managing director and principal compensation is at-risk and aligned with performance; and of that performance-based compensation, 30-50% is provided in equity, depending on level.
Please note that over the last three years, on average, 84% of total shares granted have been issued to our nearly 270 revenue-generating managing directors and principals as part of their variable incentive compensation. These are the client-
facing professionals that drive the growth of our business and facilitate multi-year client relationships. In contrast, over the last three years, on average, only 12% of total shares granted have been issued to our NEOs as part of their incentive compensation.
We certainly understand the dilutive impact of equity awards granted and reflect the expense associated with these awards in our adjusted EBITDA and adjusted diluted earnings per share metrics. Both the Board and management are committed to thoughtfully managing our equity compensation programs while mitigating risk and dilution for stockholders. In 2024, we returned $122 million of capital to stockholders through our share repurchase program, which more than offsets the dilution to stockholders associated with our compensation program.
We believe that continuing to provide a meaningful portion of our revenue-generating managing director and principal annual incentive in the form of at-risk equity not only aligns total compensation with superior performance but also motivates employee commitment to company-wide strategic and financial objectives, which drive stockholder value and serves to contribute to the future success of our business as we attract, engage and retain the top talent needed to support our ongoing growth strategy.
Two years ago, at the 2023 annual meeting, we requested an increase in the number of shares available for grant under the
Company’s 2012 Omnibus Incentive Plan, which you approved. We appreciate your continued support for our pay-for-
performance compensation philosophy and the approval of this important proposal which is core to our compensation strategy.
Our Amendment to the Company’s Amended and Restated 2012 Omnibus Incentive Plan Proposal is found in Proposal 3 of this Proxy Statement, and the Board recommends that you vote “FOR” this proposal. We also invite you to review additional information about our equity incentive programs in our supplemental proxy materials, which can be found on the investor relations page of the Huron website.
Third, the amendment to Huron’s Amended and Restated Stock Ownership Participation Program (SOPP), which requests an increase in the number of shares available for grant under the Company’s employee stock ownership program. We provide the opportunity for our eligible global employees below the managing director and principal level to participate in our SOPP, which as of December 31, 2024 included 95% of our employee population. Currently, approximately 20% of our eligible employees participate in this plan. Through the SOPP, we offer a 25% restricted stock unit match to employees who purchase stock under the plan. We believe providing an opportunity for employee stock ownership will continue to attract, engage, and retain highly qualified employees, align those employees’ interests with stockholders’ interests, foster a strong commitment to the
Company’s growth strategy, and provide an opportunity to share in the growth of the Company.
Our Amendment to the Company’s Amended and Restated SOPP is found in Proposal 4 of this Proxy Statement, and the
Board recommends that you vote “FOR” this proposal.
Executing strong governance practices
We have recently amended our “Compensation Clawback Policy” to allow for recovery of additional compensation in the event current or former covered executives engage in misconduct which causes material and adverse reputational or financial harm to the Company, among other items. This would include equity or equity-based awards granted to or received by a covered executive under the Company’s 2012 Omnibus Incentive Plan. This amendment expands the Board’s ability to recoup compensation in addition to the recovery of compensation required under the Dodd-Frank Wall Street Reform and Consumer
Protection Act of 2010. We believe this amendment is reflective of our strong governance practices and adherence to our
Company values.
As shared in our 2023 and 2024 Proxy Statements, we are in the process of declassifying the Board over a three-year period.
Directors have been and will continue to be elected on an annual basis beginning in 2024 and in each subsequent year such that all directors will be elected for a one-year term at the 2026 annual stockholders’ meeting. While we believe there were historical benefits to the classified board structure for Huron and for professional services firms generally, we recognize that the Board has a responsibility to be responsive to stockholder views, especially regarding governance and stockholder empowerment.
In closing, we are pleased to report another year of superior performance and to affirm our commitment to consider and respond to the perspective of our stockholders.
Respectfully,

H. Eugene Lockhart	Hugh E. Sawyer	John McCartney

Ekta Singh-Bushell	Debra L. Zumwalt	Peter K. Markell

Joy T. Brown

Notice of Annual
Meeting of Stockholders
May 9, 2025
The Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company,”
"Huron," "we" or "us") will be held on May 9, 2025, at 11:00 a.m. Central Time in a virtual meeting format via live audio webcast at www.virtualshareholdermeeting.com/
HURN2025, (the "Annual Meeting") for the following purposes:

Voting Matter		Board Recommendation

1	To elect to the board of directors the six persons nominated by the board of directors to serve as Class II and Class III Directors;	FOR each nominee See page 2
2	An advisory vote to approve the Company’s Executive Compensation;	FOR See page 33
3	To approve an amendment to the Company’s Amended and Restated 2012 Omnibus Incentive Plan;	FOR See page 68
4	To approve an amendment to the Company’s Amended and Restated Stock Ownership Participation Program;	FOR See page 77
5	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and	FOR See page 82
6	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Only stockholders of record at the close of business on March 10, 2025 will be entitled to notice of and to vote at the Annual Meeting.
Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the
Notice of Internet Availability of Proxy Materials or proxy card, over the Internet, as promptly as possible.

Time & Date May 9, 2025, at 11:00 a.m. Central Time

Virtual Meeting live audio webcast at virtualshareholdermeeting. com/HURN2025

Voting
Only stockholders of
record at the close of
business on March 10,
2025 will be entitled to
notice of and to vote at the
Annual Meeting.
Your vote is very
important, regardless of
the number of shares
you hold.

If you received only a Notice of Internet Availability of Proxy Materials in the mail or by electronic mail, you may also request a paper proxy card to submit your vote by mail, if you prefer. However, we encourage you to vote over the Internet because it is convenient and will save printing costs and postage fees, as well as natural resources.

Phone 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 8, 2025. Have your proxy card in hand when you call and the follow the instructions.	Mail Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Online
Use the Internet to transmit your voting
instructions and for electronic delivery
of information. Vote by 11:59 p.m. ET on
May 8, 2025. Have your proxy card in
hand when you access the website and
follow the instructions to obtain your
records and to create an electronic
voting instruction form.

We intend to hold our Annual Meeting via live audio webcast. You will not be able to attend in person. If we do decide to hold our Annual Meeting in person, then we will announce our decision and post additional information on our Investor Relations website at https://ir.huronconsultinggroup.com. Please check this website in advance of the Annual Meeting date.
Stockholders who wish to attend the Annual Meeting via live audio webcast may do so via the website reflected on their proxy card.  We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. During the
Annual Meeting, stockholders will have the opportunity to ask questions of management or directors via live chat and to vote or change their previous vote. You may also address any questions in advance of the Annual Meeting to Corporate Secretary,
Huron Consulting Group Inc., 550 West Van Buren Street, 17th Floor, Chicago, Illinois 60607, or
corporatesecretary@hcg.com.
By Order of the Board of Directors
Hope Katz
Executive Vice President, General Counsel and Corporate Secretary
Chicago, Illinois
March 28, 2025

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 9, 2025
The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

Huron Consulting Group Inc.	i	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Company Overview
About Huron
Huron is a global professional services firm that partners with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve.
Our Values

Integrity We value authenticity and honesty. We do the right thing regardless of the consequences.	Collaboration We commit to working with respect and transparency and recognize we are better together than apart.	Impact We are passionate about making a difference and take initiative to have a lasting impact on the organizations and communities we serve.	Intellectual Curiosity As lifelong learners, we explore and encourage new ideas, and challenge the status quo.

Inclusion We embrace different perspectives and draw on the strength of our diversity.	Excellence We strive to excel and continually exceed the expectations of our clients and our people, holding each other accountable for our actions and outcomes.	Humility While confident in our abilities, we realize that our current knowledge is but a fraction of what we have yet to learn, discover and create.

Our Business

2,100+	7,200+	82	13,000+

Clients Served	Full-Time Employees	Employee Engagement Score (Global benchmark: 74)	Hours Volunteered in Our Communities
Note: Numbers presented above are as of December 31, 2024

2 See Appendix C for the definitions of adjusted EBITDA margin, adjusted diluted earnings per share and free cash flows, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

Huron Consulting Group Inc.	ii	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Our strategy for driving increased stockholder value
At our 2022 investor day, we outlined our strategy to achieve accelerated growth and improved profitability. We believed there was significant value creation potential for our stockholders driven by meaningful growth opportunities across all three operating segments and anticipated margin expansion.That belief has borne fruit and we have achieved total shareholder return of 149% over the last three years.

1
Leading Market Positions In Two Critical Industries Focus: Accelerating growth in Healthcare and Education

2
Growing Presence in Commercial Industries Focus: Expanding our growing credentials in commercial end markets

3
Growing Global Digital Capability Focus: Advancing our integrated digital platform to support its strong growth trajectory

4
Solid Foundation for Growth and Margin Expansion Focus: Executing on our primary revenue drivers and margin levers to achieve consistent growth and enhanced profitability

5
Strong Balance Sheet and Cash Flows Focus: Delivering 25%-50% of deployed capital as a return to stockholders via share repurchases

Medium Term Financial Targets (2022 Investor Day)

•Low double-digit annual revenue growth •Mid-teen % (14%-16%) adjusted EBITDA margins by 2025 •High teen % annual EPS growth •Strong annual cash flows with 25-50% targeted for share repurchases

For details on our refreshed growth strategy presented at our 2025 investor day, see our 2025 investor day presentation found on our investor relations website at http://ir.huronconsultinggroup.com.
2024 Performance Highlights2

$1.49B 9% increase in Revenues before Reimbursable Expenses (RBR) from 2023, driven by growth in Healthcare and Education segments	7.7% 320 basis point increase in Net Income Margin from 2023	13.5% 120 basis point increase in Adjusted EBITDA Margin[2] from 2023

$6.27 97% increase in GAAP Diluted EPS from 2023	$6.47 32% increase in Adjusted Diluted EPS[2] from 2023	$201M 49% increase in Operating Cash Inflows from 2023

$169M 69% increase in Free Cash Flow[2] from 2023	$122M Returned $122 million to stockholders through share repurchases	21% 2024 Total Shareholder Return

Huron Consulting Group Inc.	iii	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Human Capital
Our people are at the center of Huron’s strategy, and we are committed to providing a workplace where our talented team can thrive both personally and professionally. Huron’s success hinges on our ability to attract, engage, develop, reward, and retain highly skilled professionals. The cornerstone of our human capital strategy lies in both our mission-driven approach and an enduring belief that great leaders and engaged coaches cultivate a work environment where team members feel valued, create deep connections, and see their future with Huron. Our unwavering focus extends across every aspect of the employee journey, and we are committed to fostering our collaborative culture, which we believe is one of our most meaningful sources of competitive differentiation.
Selected Notable Workplace Accolades

2024 Best Firms to Work For 14 consecutive years	2025 Best Places to Work	America’s Best Companies - Mid-size 2024
Consulting Magazine	Glassdoor	TIME Magazine

2024 World’s Best Management Consulting Firms	2024 America’s Best Management Consulting Firms	2024 America’s Best Employers for Women
Forbes	Forbes	Forbes

Best Companies to Work For 2024 - 2025	2025 Best Places to Work for Supporting Family Caregiving	#4 in Consulting Internships 2024
U.S. News & World Report	U.S. News & World Report	Vault

Huron Consulting Group Inc.	iv	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Compensation Philosophy
Huron operates in a highly competitive talent market and our compensation philosophy is designed to pay-for-performance, rewarding and retaining our highest performing employees and paying competitively versus peer companies.
Specifically, for our leadership compensation programs, we adhere to the following core tenets:

1	2	3	4

Align to Business
Strategy
Enable our “Team Huron”
integrated operating model by
holding leaders accountable
for delivering challenging, but
achievable, goals that align
with the long-term interests of
our stockholders.

Attract
and Retain
Attract and retain
extraordinary leaders who
both model our Leadership
Principles and enable our
purpose-driven culture by
providing a competitive total
rewards program compared to
companies with whom we
compete for business and
talent including, but not limited
to, our compensation peer
group.
Pay for Performance Reward leaders for delivering profitable growth and balance the achievement of financial and non-financial results, emphasizing our clients, communities and employees.
Uphold Strong
Governance
Implement and execute on
thorough practices that lie at
the heart of what the
Compensation Committee
considers good governance as
they review our compensation
programs and adopt policies
that mitigate risk and
incentivize long-term results.

Use of Equity
Equity, which vests over three or four years, is a key component of our compensation programs, especially for our executive officers and revenue-generating managing directors and principals, in order to foster an ownership mindset and to align those employees' interests with the Company and stockholders. As shown below, the majority of our leaders’ compensation opportunities are at-risk and performance-based, of which a significant portion is provided in equity; and, over the last three years, 84% of total shares granted under our Amended and Restated 2012 Omnibus Incentive Plan was granted to our revenue-generating managing directors and principals.

TOTAL SHARES GRANTED (THREE-YEAR HISTORICAL AVERAGE)	2024 CEO PAY MIX AT TARGET	2024 OTHER NEOS (AVERAGE) PAY MIX AT TARGET	MANAGING DIRECTOR (AVERAGE) PAY MIX AT TARGET

4%
12%
84%
Revenue-generating Managing Directors & Principals
NEOs
Other

16%
61%
23%
Base Salary
Annual Incentive
Long-Term Incentive
Performance-Based Pay

29%
45%
26%
Base Salary
Annual Incentive
Long-Term Incentive
Performance-Based Pay

26%
51%
23%
Base Salary
Cash-Based Incentive
Equity-based Incentive

Huron Consulting Group Inc.	1	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Proxy Statement for Annual Meeting
of Stockholders
To be held May 9, 2025
We are taking advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders over the Internet. On or about March 28, 2025, we mailed to stockholders of record on the record date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy
Statement and our Annual Report to Stockholders online. If you received a Notice by mail, you will not automatically receive a printed copy of our proxy materials in the mail. You may request a paper copy of our proxy materials by mail or an electronic copy by e-mail by following the instructions listed on the Notice. The Notice also contains instructions for voting over the
Internet.
General Information About the Meeting
Quorum and Voting Requirements
The Company has one class of common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on March 10, 2025 (the “Record Date”) will be entitled to vote at the Annual
Meeting. As of the Record Date, there were 17,921,212 shares of common stock issued and outstanding.
The proxy is solicited from the holders of record of the common stock on behalf of the board of directors of the Company and is revocable at any time by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy by mail prior to the Annual Meeting. Furthermore, the stockholders of record who are present at the Annual Meeting may revoke their proxies and vote at the Annual Meeting.
If your shares are held in a bank or brokerage account, you will receive proxy materials from your bank or broker, which will include a voting instruction form. If you would like to revoke voting instructions given to your bank or broker, you must follow its instructions. If you would like to attend the Annual Meeting and vote these shares at the Annual Meeting, you must obtain a proxy from your bank or broker. You must request the proxy from your bank or broker; it will not automatically provide one to you.
All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the proxies in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.
A quorum, consisting of at least one-third of shares of common stock issued and outstanding, must be present at the Annual
Meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes resulting from uninstructed shares on some proposals but not others, will be considered present at the
Annual Meeting for purposes of determining a quorum.

Huron Consulting Group Inc.	2	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Proposal One
Election of Directors
Board of Directors
The Company’s Restated Certificate of Incorporation previously divided the
Company’s board of directors into three classes, with each class being elected to a three-year term. At the 2023 Annual Meeting of Stockholders, the stockholders approved an amendment to the Company's certificate of incorporation to declassify the board of directors.Therefore, the directors nominated to stand for election at the 2025 Annual Meeting will serve a one-year term if elected.
The board of directors has nominated C. Mark Hussey, Hugh E. Sawyer and
Debra Zumwalt as Class II Directors and Peter K. Markell, John McCartney, and
Ekta Singh-Bushell as Class III Directors to be voted upon at the 2025 Annual
Meeting. Joy T. Brown, H. Eugene Lockhart and James H. Roth are Class I
Directors serving terms ending at the 2026 Annual Meeting and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal, at which time the board will be declassified and all directors who are nominated and elected will serve a one-year term.
This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of the six nominees as Class II or Class
III Directors and the other matters described herein. The board of directors is not aware of any reason that the six nominees might be unavailable to serve as
Class II or Class III Directors, and each has expressed an intention to serve, if elected. If any of the six nominees is unable to serve, the shares represented by all valid proxies will be voted “FOR” the election of such substitute nominee as the board of directors may recommend. There are no arrangements or understandings between any of the persons nominated to be a Class II or Class
III Director and any other person pursuant to which any of such nominees were selected.
Approval Required
The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual
Meeting that are voted, provided that a quorum is represented at the Annual
Meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Therefore, votes to withhold and “broker non-
votes” will have no impact on the election of directors. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the election of Mr.
Hussey, Mr. Sawyer and Ms. Zumwalt as Class II Directors and Mr. Markell, Mr.
McCartney and Ms. Singh-Bushell as Class III Directors, unless specified otherwise.

Recommendation of the Board

The Board of Directors
recommends that
stockholders vote FOR
the election of Mr.
Hussey, Mr. Sawyer and
Ms. Zumwalt as Class II
and Mr. Markell, Mr.
McCartney and Ms.
Singh-Bushell as Class III
Directors.

Independence 78% 7 of our 9 Directors are Independent
Attendance 99% We had 99% overall attendance at all Board and Committee Meetings throughout 2024

3 Effective January 1, 2025, Mr. McCartney stepped down as non-executive chairman of the board, and the board appointed Hugh E. Sawyer to succeed Mr.
McCartney.

Huron Consulting Group Inc.	3	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
About the Board

Name	Age	Director Since	Principal Occupation	Independent	A	C	N&CG	Tech	F&CA

Nominees To the Board of Directors
C. Mark Hussey	64	2023	Chief Executive Officer and President, Huron Consulting Group Inc. and Huron Consulting Services, our principal operating subsidiary
Peter K. Markell	69	2022	Executive Vice President and CFO, Brown University Health (f/k/a Lifespan Health System)		● ●		●	●
John McCartney	72	2004	Non-Executive Chairman, Huron Consulting Group Inc. through December 31, 2024; Director[3]		●		●
Hugh E. Sawyer	70	2018	Retired Chairman, President and Chief Executive Officer, Regis Corporation		●	● ●			●
Ekta Singh- Bushell	53	2019	Chief Operating Officer, Dragos Inc.				● ●	●	●
Debra Zumwalt	69	2014	Vice President and General Counsel, Stanford University			●	●	●
Not Standing for Election
Joy T. Brown	46	2022	SVP, Chief Digital Information Officer, Boston Medical Center Health System			●		● ●	●
H. Eugene Lockhart	75	2006	Chairman Emeritus & General Partner, MissionOG LLC		●	●			● ●
James H. Roth	67	2009	Vice Chairman, Client Services, Huron Consulting Group Inc.
A – Audit Committee; C – Compensation Committee; N&CG – Nominating and Corporate Governance Committee;
Tech – Technology and Information Security Committee; F&CA – Finance and Capital Allocation Committee
    – Chairperson  ● – Member

Huron Consulting Group Inc.	4	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Skills Matrix
The below table summarizes the core competencies and relevant capabilities that our directors bring to the board. Additional detailed information on each of the director’s experience, qualifications, attributes and skills is more thoroughly described in the biographies following this table.

	C. Mark Hussey	Hugh E. Sawyer	Debra Zumwalt	John McCartney	Peter K. Markell	Ekta Singh- Bushell	Joy T. Brown	H. Eugene Lockhart	James H. Roth

Accounting/Finance Knowledge of accounting and financial reporting and auditing processes and standards										9
Corporate Governance/Law Experience understanding and evaluating legal risks and obligations and board oversight and effectiveness										9
Senior Executive Leadership Served as a senior leader at another organization										9
Risk Management Oversight Regulatory and compliance expertise in assessment and management of business and financial risk factors										9
Technology Experience or oversight of innovative technology, privacy, information systems, or cybersecurity										8
Global Business Leadership experience with multinational companies										8
Healthcare Industry experience through board or leadership positions of organizations in the healthcare industry										7
Higher Education Industry experience through board or leadership positions of higher education institutions or organizations serving higher education institutions										6
Public Company Board Experience serving on boards of other public companies										8

Huron Consulting Group Inc.	5	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Board of Directors Snapshot (1)

GENDER	ETHNICITY	COMMITTEE CHAIRS BY GENDER	TENURE

2
22%
of directors are ethnically diverse
7
People of Color

9 Yrs
average tenure of directors
4
5
0-9 Years
10+ Years

(1) Data as of March 28, 2025.

Huron Consulting Group Inc.	6	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Nominees to Board of Directors

C. Mark Hussey Chief Executive Officer since January 2023, and President of Huron Consulting Group Inc. and Huron Consulting Services LLC since February 2019 AGE: 64 | DIRECTOR SINCE: 2023
EMPLOYEE DIRECTOR | NOT INDEPENDENT
Professional Experience:
•Chief Executive Officer since 2023, and
President since 2019, Huron Consulting
Group Inc. and Huron Consulting Services
LLC, our principal operating subsidiary
•Prior roles at Huron include: Chief
Operating Officer, 2014 – 2022, including
interim leader of the Healthcare segment
from 2017 - 2019; Executive Vice
President, 2011 – 2019; Chief Financial
Officer, 2011 – 2017 and Treasurer, 2011
– 2016
•Chief Financial Officer, Crosscom
National, LLC, 2002 – 2011
•Executive Vice President, Chief Financial
Officer, Information Resources, Inc., 2000
– 2002
•Held senior finance, accounting and
investor relations positions at entities such
as EZLinks Golf, Inc., Dominick’s Finer
Foods, Inc. and the Quaker Oats
Company
Education/Certifications:
•B.S., Accountancy, University of Illinois,
Urbana-Champaign
•M.B.A., Finance, University of Chicago
Graduate School of Business
•Chartered Financial Analyst
•Certified Management Accountant
•Certified Public Accountant (inactive)
Public Board Experience:
•Huron Consulting Group Inc, since 2023

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

Individual Contributions:
Through his distinguished career at Huron, Mr. Hussey brings to the board his hands-on perspective of the Company's strategy and operations. Along with his prior executive roles in finance, administration and in professional IT services, Mr. Hussey contributes to the board a unique understanding of the Huron organization, the consulting business, and the businesses of our clients.

Huron Consulting Group Inc.	7	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Peter K. Markell AGE: 69 | DIRECTOR SINCE: MARCH 2022 COMMITTEES: A (CHAIR) | N & CG (MEMBER) | T&IS (MEMBER)
INDEPENDENT
Professional Experience:
•Executive Vice President and CFO of
Brown University Health, f/k/a/ Lifespan,
since 2023
•Executive Vice President of Administration
and Finance, CFO and Treasurer at Mass
General Brigham (formally Partners
HealthCare), 1999 – 2021
•Audit Partner at Ernst and Young LLP
•Interim Chief Financial Officer,
Massachusetts General Hospital
Education/Certifications:
•B.S./B.A., with concentrations in
Accounting and Finance, Boston College
•Certified Public Accountant (inactive)
Public Board Experience:
•Eastern Bank since 2006; currently the
chair of the audit committee; member of
compensation committee, risk
management committee and nominating
and corporate governance committee
Non-public board and other
advisory services:
•Board of Trustees and Former
Chairperson, Boston College
•CodaMetrix board of directors and
member of audit committee

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Mr. Markell brings to the Huron board, and the audit committee in particular, his prior experience as chief financial officer and executive administrative officer of a large hospital where his responsibilities included financial oversight of $14 billion in operations and assets of approximately $21 billion and management within the areas of corporate finance, research management, information systems, real estate, treasury and human resources. This professional experience as well as his prior board service to a major U.S. college has enabled him to contribute to Huron’s Healthcare and Education industries. In addition, Mr. Markell is based in Boston, where he is in close proximity to Huron’s
Innosight Strategy and Innovation team located in Boston, Massachusetts.

Huron Consulting Group Inc.	8	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

John McCartney AGE: 72 | DIRECTOR SINCE: 2004 COMMITTEES: A (MEMBER), N&CG (MEMBER)
INDEPENDENT
Professional Experience:
•3Com Corporation (post-merger with US
Robotics) President, Client Access Unit,
1997 – 1998
•U.S. Robotics, joined as vice president
and chief financial officer in 1984 and
served in various executive capacities
including as president and chief operating
officer from 1996 to 1997
Education/Certifications:
•B.A., Philosophy, Davidson College
•M.B.A., The Wharton School of the
University of Pennsylvania
•Certified Public Accountant (inactive)
Public Board Experience:
•EQT, Corp., since 2019; previous
chairman; member, nominating and
corporate governance, and environmental
and public policy committees
•Granite Ridge Resources, Inc. since
2022;  lead independent director since
2022 and member, audit and
compensation committees
Previous Public Company
Board Experience during
the last five years:
•Datatec Limited, 2007 – 2023;  served as
member of nominating committee and as
chair of remuneration committee
Non-public board and other
advisory services:
•Davidson College, board of trustees, 1998
- 2008; served as chairman, 2004 - 2008

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Mr. McCartney has served as a director, chairman and vice chairman of the boards of a number of public and private organizations, including companies with a focus on healthcare and drug development and an institution of higher education. Mr. McCartney, a former certified public accountant, brings to the Huron board his prior experience as chief financial officer and chief operating officer of a public company, which has enabled him to contribute to Huron’s development into a prominent consultancy. In addition, Mr. McCartney’s role as non-executive chairman of Huron’s board from 2009 through 2024, provides him a unique understanding of Huron’s strategy, operations and culture that makes him an important contributor to the Huron board.

Huron Consulting Group Inc.	9	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Hugh E. Sawyer AGE: 70 | DIRECTOR SINCE: FEBRUARY 2018 NON-EXECUTIVE CHAIRMAN OF THE BOARD (JANUARY 2025) COMMITTEES: C (CHAIR), A (MEMBER), F&CA (MEMBER)
INDEPENDENT
Professional Experience:
•Chairman, President and Chief Executive
Officer of Regis Corporation, 2017 until
retirement in 2020
•Managing Director, Huron, 2010 – 2017
While at Huron, he served in the following
roles for clients:
–JHT Holdings, Inc. – Interim President
and CEO, January 2010 - March 2012;
–Fisker Automotive Inc. – Chief
Administrative Officer, January 2013 -
March 2013, Chief Restructuring
Officer, March 2013 - October 2013;
and
–Euramax International Inc. – Interim
President, February 2014 - August
2015
•Mr. Sawyer has served as the president or
chief executive officer of the following:
Wells Fargo Armored Service Corporation,
The Cunningham Group, Inc., National
Linen Service, Inc., Aegis
Communications Group, Inc., Allied
Holdings, Inc., and Legendary Holdings,
Inc.
Education/Certifications:
•B.A., with Honors, University of Florida
•Certified Turnaround Professional
(inactive)
Previous Public Company
Board Experience during
the last five years:
•Chairman, President and Chief Executive
Officer, Regis Corporation, 2017 until
retirement in 2020
Non-public board and other
advisory services:
•JHT Holdings, Inc., 2011 – 2018
•Board of managing trustees of the Edison
Mission Energy Reorganization Trust

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

PUBLIC COMPANY BOARD

Individual Contributions:
Mr. Sawyer is a proven executive with more than 40 years of experience leading complex strategic transformations and operational improvements for both public and private companies across a range of industries. He has held leadership roles as president or chief executive officer of nine companies and has also served on fourteen public or private boards of directors, including as chairman. He has significant governance experience as a member of numerous board committees including audit, compensation, nomination and governance and various special committees.

Huron Consulting Group Inc.	10	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Ekta Singh-Bushell AGE: 53 | DIRECTOR SINCE: MAY 2019 COMMITTEES: N&CG (CHAIR), F&CA (MEMBER), T&IS (MEMBER)
INDEPENDENT
Professional Experience:
•Chief Operating Officer, Dragos, Inc.,
since 2024
•Chief Operating Officer, Executive Office
at the Federal Reserve Bank of New York,
2016 – 2017
•17 years in various leadership roles at
Ernest & Young LLP, including:
–Global Coordinating Partner,
–Americas Innovation & Digital Strategy
Leader
–Global/Americas Tech Ops Executive
–Global Information Security Officer
–Northeast Advisory People Leader
Professional Awards:
•Nominated to the 2017 Female FTSE
Index: 100 Women to Watch
•The Council of Urban Professionals
recognized her contributions with a
Catalyst Change Agent award in 2013
Education/Certifications:
•B.S., Engineering, University of Poona,
India
•M.S., Electrical Engineering & Computer
Science, UC, Berkeley
•Holds advanced international certifications
in ESG, corporate governance,
information systems security, and audit
•Licensed Certified Public Accountant
•NACD Directorship Certification®
•CISSP, FSA, CGEIT and CISA
Public Board Experience:
•ChargePoint Holdings, Inc., since 2022;
member of audit committee
•Lesaka Technologies Inc., since 2018;
audit chair, member of social & ethics,
and nominating and governance
committees
Previous Public Company
Board Experience during
the last five years:
•Cisco Systems, Inc., June 2024 -
December 2024, member of audit and
public policy committees
•TTEC Holdings, Inc., 2017 – Sept. 2024,
chair security & technology committee,
member of audit and nominating and
corporate governance committees
•Datatec Limited, 2018 – 2022, lead
independent director and member of
audit, risk and compliance, remunerations
and nominations committee
•Designer Brands Inc., 2018 – 2022,
member of audit and nominating and
governance committees
Non-public board and other
advisory services:
•Advisor to SAAS startups
•Strategic Advisor, Mission OG, since 2020
•Strategic Advisor, DecisionGPS, LLC,
since 2015 - 2024

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

PUBLIC COMPANY BOARD

Individual Contributions:
Ms. Singh-Bushell’s extensive experience managing and leading a global professional services firm, advising senior executives around the globe, and serving on public company boards from various industries, coupled with her knowledge of technology, finance, and cybersecurity, enables her to bring a broad range of capabilities to the Huron board. She also offers a unique perspective through her global management expertise and proven track record working on transformations in the digital and technology space.

Huron Consulting Group Inc.	11	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Debra Zumwalt AGE: 69 | DIRECTOR SINCE: 2014 COMMITTEES: C (MEMBER), N&CG (MEMBER), T&IS (MEMBER)
INDEPENDENT
Professional Experience:
•Vice President, General Counsel,
Stanford University, since 2001; Member,
University Cabinet, providing governance,
legal and strategic advice to the boards of
the University, Stanford Health Care,
Lucile Packard Children’s Hospital at
Stanford, and Stanford Management
Company, which manages over $30 billion
in assets; Member of the board of
overseers for SLAC National Accelerator
Laboratory at Stanford; and Director of
SUMIT Holding International, LLC, SUMIT
Insurance Company Ltd. and PEAC, a
holding company and insurance
companies providing insurance coverage
for the Stanford hospitals and physicians
•Pillsbury Winthrop LLP, Partner from
1993 to 2001 and served as
managing partner of the Silicon
Valley office and member of the
firm’s governing board; served as a
litigation associate prior to becoming
a partner
•Senior University Counsel at Stanford
from 1987 to 1993
•Litigation counsel for Chevron Chemical
Company
Education/Certifications:
•J.D., Stanford Law School
•B.S., Political Science, Arizona State
University
Public Board Experience:
•Exponent, Inc., director, since 2014; chair
of human resources committee and
member of audit and nominating and
governance committees
Non-public board and other
advisory services:
•American University of Afghanistan, Board
of Trustees, since 2007
•Ms. Zumwalt previously served on other
nonprofit boards in education and legal
services.

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Given the many roles she serves in connection with her position as chief legal officer of a university with three affiliated hospitals including the legal services provided to the University and its affiliated hospitals with combined annual revenues of over $18 billion, Ms. Zumwalt is uniquely qualified to share with the Huron board her experience with navigating the challenges faced by both higher education and healthcare organizations. Ms. Zumwalt also contributes to the Huron board a perspective on the law and governance through her background as a former partner of a prominent law firm and her current membership on the boards of corporate and academic organizations.

Huron Consulting Group Inc.	12	2025 Proxy Statement

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Directors Not Standing for Election

Joy T. Brown AGE: 46 | DIRECTOR SINCE: 2022 COMMITTEES: T&IS (CHAIR), C (MEMBER), F &CA (MEMBER)
INDEPENDENT
Professional Experience:
•SVP and Chief Digital Information Officer,
Boston Medical Center Health System
since 2024
•Verizon’s Media business line, Chief Data
Officer from 2020 - 2022
•Capital One Credit Card Businesses
Global Data, Analytics and Machine
Learning function lead from 2019 to 2020
•Previous positions with United Health
Group and Vanguard and had roles at
General Electric in the financial services
businesses and corporate operations
Education/Certifications:
•B.S., Information Systems and Data
Engineering, Virginia Commonwealth
University
•M.B.A., Saint Joseph’s University,
Philadelphia
•Director Certificate, Harvard Business
School, New Era of Governance
Public Board Experience:
•Tractor Supply Company, director since
2021 and member of audit and
nomination and governance committee
Non-public board and other
advisory services:
•ESO Solutions, Inc., director
•ValidiFI, LLC, director

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

PUBLIC COMPANY BOARD

Individual Contributions:
Ms. Brown is a technology executive with a successful track record guiding Fortune 100 global organizations through innovative digital transformation in a world where data and artificial intelligence (“AI”) are key drivers of achieving B2B and B2C growth and where increasing stockholder value is contingent on meeting corporate performance objectives, delivering value to consumers, and establishing consumer-
focused 360-degree leading-edge capabilities. Her hands-on experience evolving digital capabilities in the healthcare industry and proficiency leading digital, technology, cybersecurity and information strategy to enhance operations for patients and members, enables her to contribute a unique perspective to Huron’s efforts in various industries.

Huron Consulting Group Inc.	13	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

H. Eugene Lockhart AGE: 75 | DIRECTOR SINCE: DECEMBER 2006 COMMITTEES: F&CA (CHAIR), A (MEMBER), C (MEMBER)
INDEPENDENT
Professional Experience:
•Founder, Chairman Emeritus and General
Partner, MissionOG LLC, a venture capital
firm with significant operational and
investment experience across the
financial services and payments industries
since 2014
•Senior advisor, Blackstone, with a focus
on Blackstone Growth and Blackstone
Tactical Opportunities, since 2020
•Special adviser, General Atlantic LLC, a
leading global growth investment firm,
2012 to 2019
•Venture partner at Oak Investment
Partners, 2002 until 2012
•Through the above-mentioned investment
firms, Mr. Lockhart has been actively
involved in overseeing the management
of high growth companies, including
NetSpend, Argus Information, Metro Bank
PLC, CLIP, DemystData, Factor Trust,
Avant, BillDesk, and others
•Prior leadership positions include
president of Global Retail Bank at Bank of
America, president and chief executive
officer of MasterCard International, and
chief executive officer of Midland Bank
plc.
Education/Certifications:
•B.S., Mechanical Engineering, University
of Virginia
•M.B.A., The Darden Graduate School of
Business, University of Virginia
•Certified Public Accountant (inactive)
Public Board Experience:
•Mr. Lockhart does not currently serve on
boards of other publicly traded companies
Previous Public Company Board
Experience during the last five
years:
•Alkami Technology, Inc., 2021 – 2022
•Metro Bank PLC, 2010 – 2020
Non-public board and other
advisory services:
•Community Choice Financial, director,
2018 - 2025
•Ingo Payments, director since 2015
•Featurespace, director since 2019
•Thredd, director since 2022, currently
serves as Chair
•PayCargo LLC, director since 2022
•The Thomas Jefferson Foundation
(Monticello), 2007 - 2013, Chair 2011 -
2012, Chaiman Emeritus 2015 - 2017
•The Darden School Foundation,
University of Virginia, 1997 - 2008
including service as chair

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Mr. Lockhart brings to Huron’s board his considerable experience overseeing and growing companies in which he represents venture capital investors, his experience as chief executive officer of leading corporations, and his service on the boards of companies and foundations in such fields as healthcare, education, pharmaceuticals, and financial services. In addition, as a former executive and chairman of some of the most visible companies in the world, Mr. Lockhart contributes a broad array of contacts to Huron.

Huron Consulting Group Inc.	14	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

James H. Roth AGE: 67 | DIRECTOR SINCE: NOVEMBER 2009, VICE CHAIRMAN SINCE 2023 COMMITTEES: As an employee director, Mr. Roth does not serve on any committees.
EMPLOYEE DIRECTOR | NOT INDEPENDENT
Professional Experience:
•Vice Chairman, Client Services, Huron,
since 2023
•Founding member of Huron and served
as CEO from 2009 to 2022, as President
from 2011 to 2019, as a Managing
Director and practice leader of the Higher
Education consulting practice from 2002
to 2009, and as vice president, Health and
Education Consulting from 2007 to 2009.
Under his leadership, Huron was named
one of Forbes’ Best Management
Consulting Firms, one of Forbes’
America’s Best Employers and as one of
the Best Firms to Work For by Consulting
Magazine
Professional Awards:
•Consulting Magazine, twice named as
one of the Top 25 Most Influential
Consultants
Education/Certifications:
•B.A., Political Science and Economics,
Vanderbilt University
•M.B.A., Southern Methodist University
•Certified Public Accountant (inactive)
Public Board Experience:
•Director, Huron Consulting Group Inc,
since 2009
Non-public board and other
advisory services:
•Shorelight Holdings LLC, since 2014
•Lurie Children's Medical Group, since
2025
•Lurie Children's Pediatric Anesthesia
Associates, 2019 - 2024
•Gift of Adoption, since 2019
•Women's Health Access Matters,
since 2023
•Keypath Education Holdings, LLC,
2016 - 2021
•Aviv REIT, 2012 – 2015

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Through his distinguished career as an officer and consultant at Huron, Mr. Roth brings to the board his hands-on perspective of the strategy and operations of institutions of higher education and academic medical centers, including their research facilities. Twice named by Consulting magazine as one of the Top 25 Most Influential Consultants, Mr. Roth contributes to the board a unique understanding of the Huron organization, the consulting business, and the businesses of our clients.

Huron Consulting Group Inc.	15	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Director Independence
Our board of directors makes an annual determination regarding the independence of each of our directors. The board also makes this determination for new director nominees. The board of directors has determined that each of Ms. Brown, Mr.
Lockhart, Mr. Markell, Mr. McCartney, Mr. Sawyer, Ms. Singh-Bushell and Ms. Zumwalt is “independent” as defined in the applicable listing standards of The Nasdaq Stock Market Inc. (“Nasdaq”). In making its determination, the board of directors considered the standards of independence set forth in the Nasdaq Corporate Governance Listing Standards and all relevant facts and circumstances to ascertain whether there was any relationship between a director and the Company that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director or any material relationship with the Company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company). In determining that Ms. Zumwalt, Mr. Markell and Ms. Brown are independent, the board of directors conducted a thorough review of payments made to the Company for consulting services performed by the Company by Stanford University, which employs Ms. Zumwalt, by Brown University Health formerly LifeSpan
Health System, which employs Mr. Markell, and by Boston Medical Center Health System, which employs Ms. Brown. After taking into consideration that revenues during the prior three fiscal years from: Stanford University comprised less than 0.2%
of Huron’s annual revenues; Brown University Health comprised less than .03% of Huron’s annual revenues; and Boston
Medical Center Health System comprised of less than .06% of  Huron’s annual revenues, the board of directors determined that these relationships would not interfere with the exercise of independent judgment in fulfilling their responsibilities as a director by Ms. Zumwalt, Mr. Markell or Ms. Brown.

Huron Consulting Group Inc.	16	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Corporate Governance
Board Composition, Leadership Structure
and Risk Oversight
Board Composition
The Nominating and Corporate Governance Committee, in coordination with the chair and the full board, regularly evaluates the future composition of the board in light of the age, tenure, experience and capabilities of its current members. The board’s periodic board refreshment process is intended to ensure that the board has the best mix of knowledge, skills, industry expertise and business acumen, derived from high quality professional experience, to evaluate and support the Company’s strategy going forward. The Nominating and Corporate Governance Committee believes that its current directors have extensive experience leading and managing professional service businesses or relevant industry expertise which provides significant insight into the Company and its operations and provides valuable contributions to the board and our management team. The Nominating and Corporate Governance Committee also recognizes the potential benefits of the fresh perspectives that highly qualified new directors may bring to the board as well as the benefits of increased innovation and creativity that may be fostered by greater range of thought and experience on the board.
In conjunction with periodic board refreshment, the board has considered certain other governance matters which are of potential concern to some stockholders. The board recognizes that Mr. McCartney and Mr. Lockhart are relatively long-tenured directors, having served 20 years and 18 years on the board, respectively. The Nominating and Governance Committee and the full board have reviewed this matter with specific regard to whether their length of service impacts their independence. It is the full board’s considered judgment that both Mr. McCartney’s and Mr. Lockhart’s independence has not been compromised by their tenure. The board also believes that both directors provide valuable institutional knowledge and significant insight to the Company, garnered through their extensive and relevant experience as active advisors and current board members of other high-growth companies.  Effective January 1, 2025, Mr. McCartney stepped down as non-executive chairman of the board, and the board appointed Hugh E. Sawyer to succeed Mr. McCartney.  The transition reinforces the company’s commitment to its periodic board refreshment process. The board also recognizes that it has added three new directors since
2022 each of whom provide new perspectives on the firm’s strategy and operations.
The Nominating and Corporate Governance Committee will continue to consider a variety of factors as it works to enhance the composition of the board, reduce average tenure and ensure structured and orderly board succession through a process of both board member additions and retirements. As a result, during the next several years, the board may periodically expand or contract as part of its periodic refreshment process. It is the expressed desire of the board that it continue to remain relatively small in number and composed principally of non-executive independent directors.
The Nominating and Corporate Governance Committee will consider as director candidates qualified individuals recommended by stockholders through the process described below and, although it has not done so in the past, may consider candidates identified by professional search firms.

Huron Consulting Group Inc.	17	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Board Leadership
Huron formally separated the roles of chairman of the board and chief executive officer in 2010. Our non-executive chairman is
Hugh E. Sawyer, our executive vice chairman, client services is James H. Roth, and our chief executive officer and president is
C. Mark Hussey. As non-executive chairman, Mr. Sawyer, in consultation with Mr. Hussey, develops the agendas for board meetings, determines the appropriate scheduling for board meetings, assesses the quality, quantity and timeliness of information provided from management to the board, assists the Nominating and Corporate Governance Committee in monitoring and implementing our Corporate Governance Guidelines and otherwise takes steps to ensure that the board is acting in the long-term best interests of the Company and its stockholders. Mr. Sawyer also chairs executive sessions of the board.
The board has determined that our current board leadership structure is appropriate for the Company, as it believes the separation of powers is beneficial for our organization. As previously announced, the board recognized that Mr. McCartney has served as non-executive chairman since 2010 and, in conjunction with the overall board refreshment process, previously discussed whether the election of a new board chair might be in the best interests of the Company in 2024. In light of the CEO leadership transition in 2023 and after extensive discussion and consultation with Mr. Roth and Mr. Hussey, the board concluded that it was not in the best interests of the Company to have simultaneous changes in CEO and board leadership.
As previously disclosed, it was the board’s intention that Mr. McCartney would step down as non-executive chairman at or prior to the Company’s annual meeting in May 2025.  Effective January 1, 2025, Mr. Sawyer was appointed as non-executive chairman to succeed Mr. McCartney.

Huron Consulting Group Inc.	18	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Risk Oversight
One of the board’s responsibilities is to review the adequacy of the Company’s systems for compliance with all applicable laws and regulations, for safeguarding the Company’s assets and for managing the major risks it faces. The board executes its responsibility for risk management directly and through its committees in a variety of ways, including the following:

Board of Directors
Regularly considers potential business risks facing the Company, including those surrounding security and privacy, revenue recognition, quality assurance, strategic planning, employee retention, international compliance, business continuity, merger integration and market shifts.

AUDIT COMMITTEE
•Meets with and reviews reports from independent registered public accounting firm and internal auditors
•Receives regular reports from the General Counsel on legal developments
•Examines issues presented by the Chief Compliance Officer on whistleblower hotline and corporate compliance-
related matters
•In coordination with the Finance and Capital Allocations Committee, considers reports of the Enterprise Risk
Management Committee on strategic, operational, financial and compliance risks that may materially affect the
Company's ability to achieve its business objectives
•Maintains oversight of key governance programs related to export control, business conduct and ethics, data security, FCPA and other critical issues

MEMBERS: MR. LOCKHART, MR. MCCARTNEY AND MR. SAWYER

COMPENSATION COMMITTEE
•Annually reviews a risk assessment of all Huron compensation plans to evaluate the potential for undue risk taking
•Maintains oversight of the design and goals of compensation programs, including that of the NEOs, to assure that the plans are effective in motivating behavior that is in the best interests of the Company and the stockholders as well as recruiting and retaining top talent, one of the key risks of the Company
•Retains and consults with independent experts to review and assess our compensation programs and peer group, as well as market trends and regulatory updates and best practices
•Reviews reports regarding human capital matters, including employee benefit offerings, talent acquisition and retention and pay equity assessments

MEMBERS: MS. BROWN, MR. LOCKHART AND MS. ZUMWALT

NOMINATING & CORPORATE GOVERNANCE COMMITTEE
•Leads an annual self-assessment to evaluate the board’s and committees’ fulfillment of their roles
•Reviews board candidates to ensure they possess the experience and expertise required to effectively serve on
Huron's board
•Annually reviews Huron's corporate governance guidelines to confirm they reflect best practices
•Oversees corporate governance initiatives, activities and practices, including corporate social responsibility and sustainability matters

MEMBERS: MR. MARKELL, MR. MCCARTNEY AND MS. ZUMWALT

TECHNOLOGY & INFORMATION SECURITY COMMITTEE
•Reviews technology-related strategies and makes recommendations regarding strategy execution
•Oversees technology related risks including information security, data protection, cybersecurity, and business continuity
•Receives periodic reports from management regarding significant technology-related investments and initiatives and operational performance
•Monitors and evaluates existing and future trends in technology
•Reviews the adequacy of processes, tools and leadership in connection with technology-related strategies
•In coordination with the Audit Committee, analyzes the major technology and related operational risk exposure of the Company

MEMBERS: MR. MARKELL, MS. SINGH- BUSHELL AND MS. ZUMWALT

FINANCE & CAPITAL ALLOCATION COMMITTEE
•Reviews the Company’s capital structure and ongoing financing strategy and, as appropriate, makes recommendations to the Board regarding scope, direction, quality, investment levels and execution of such strategies
•Reviews financing and financial risk management transactions exceeding $5 million, including, but not limited to, the filing of registration statements, issuance of debt or equity securities for purposes of raising funding or refinancing indebtedness or other obligations of the Company or its subsidiaries, entrance into new credit facilities and other forms of financing, and execution of foreign exchange and interest rate hedging transactions, and makes recommendations to the Board with respect to such matters
•Reviews and makes recommendations to the Board regarding the Company’s liquidity and financial condition, investment policies and practices, stock repurchase activities, financial plans and capital structure, and management’s financing plans and reports
•In coordination with the Audit Committee, reviews and discusses with management the Company’s financial risk management activities and strategies, including with respect to foreign currency, credit risk and interest rate exposure, and use of hedging and other techniques to manage these risks

MEMBERS: MS. BROWN, MR. SAWYER AND MS. SINGH-BUSHELL

CHAIR: MR. PETER K. MARKELL
CHAIR: MR. HUGH E. SAWYER
CHAIR: MS. EKTA SINGH-BUSHELL
CHAIR: MR. H. EUGENE LOCKHART
CHAIR: MS. JOY T. BROWN

Huron Consulting Group Inc.	19	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Board Meetings and Committees
The board of directors conducts its business through meetings of the full board, actions taken by written consent in lieu of meetings, and by the actions of its committees. During 2024, the board of directors held eight meetings.
During 2024, each board member attended at least 75% of the aggregate number of board meetings and meetings of all the committees on which the director served.  In addition, the Huron board’s standard practice is for all members of the board to attend each committee meeting, whether or not they serve on that committee. Although the Company does not have a formal policy regarding director attendance at our annual meetings, we encourage directors to attend. All of the directors attended the
2024 Annual Meeting of Stockholders.
The board of directors operates in part through its five committees: Audit, Compensation, Finance and Capital Allocation,
Nominating and Corporate Governance, and Technology and Information Security. All committee members are “independent”
as defined in the applicable listing standards of Nasdaq. In addition, all Compensation Committee members are “non-
employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”). All Audit
Committee members meet the criteria for independence set forth in Rule 10A-3(b)(1) under the 1934 Act. A detailed discussion of each committee’s mission, composition and responsibilities is contained within the committee charters available in the
Investor Relations section of the Company’s website at www.huronconsultinggroup.com.
Audit Committee

COMMITTEE MEMBERS: MR. LOCKHART, MR. MCCARTNEY AND MR. SAWYER
CHAIR: MR. MARKELL
Audit Committee
The Audit Committee’s responsibilities include overseeing our accounting and financial reporting processes, the audits of our financial statements, and the
Company's internal controls over financial reporting. The Audit Committee is also responsible for the appointment, compensation, retention, oversight and evaluation of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing audit, review or attest services for us. As such, the Audit Committee approves audit and permitted non-audit services and applicable fees. The board of directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The board of directors has also determined that each of Mr. Markell, Mr. Lockhart, Mr. McCartney and Mr. Sawyer
is an “audit committee financial expert,” as defined by the applicable securities regulations, and that each member of the Audit Committee satisfies the applicable Nasdaq listing standards for audit committee membership.

8 Meetings of the Audit Committee in 2024:

The Report of the Audit
Committee for the fiscal year
ended December 31, 2024
appears below under the
caption “Proposal 5 -
Ratification of Appointment
of Independent Registered
Public Accounting Firm —
Report of the Audit
Committee.”

Huron Consulting Group Inc.	20	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Compensation Committee

COMMITTEE MEMBERS: MS. BROWN, MR. LOCKHART AND MS. ZUMWALT
CHAIR: MR. SAWYER
Compensation Committee
The Compensation Committee’s responsibilities include overseeing our compensation and benefit plans, including all compensation arrangements for executive officers and directors, each of which the Compensation Committee reviews annually and makes changes as it deems appropriate.
Management assists the Compensation Committee in the performance of its duties as described in more detail below under “EXECUTIVE COMPENSATION
—Compensation Discussion and Analysis—Role of Management.” In addition, during 2024, the CEO participated in all of the Compensation Committee’s meetings and in all of the executive sessions, except for those in which the
Compensation Committee considered the CEO’s performance, compensation and incentives. The Compensation Committee engaged Pay Governance LLC as its independent compensation advisor to assist the Compensation Committee in the execution of its charter. The support provided by the advisor is described in more detail below under “EXECUTIVE COMPENSATION—Compensation
Discussion and Analysis—Role of Independent Compensation Advisor.”

7 The Compensation Committee met seven times in 2024.
The Report of the Compensation Committee on Executive Compensation for the fiscal year ended December 31, 2024 appears below under the caption “EXECUTIVE COMPENSATION - Compensation Committee Report.”

Huron Consulting Group Inc.	21	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Nominating and Corporate
Governance Committee

COMMITTEE MEMBERS: MR. MARKELL, MR. MCCARTNEY AND MS. ZUMWALT
CHAIR: MS. SINGH-BUSHELL
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending to the board of directors qualified director nominee candidates and providing oversight with respect to corporate governance and corporate social responsibility matters.
Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate
Governance Committee will review all candidates for nomination to the board of directors, including those proposed by stockholders as provided below.  The
Nominating and Corporate Governance Committee reviews the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the Nominating and
Corporate Governance Committee determines are relevant in light of the needs of the board of directors and the Company. The Nominating and Corporate
Governance Committee selects qualified candidates and reviews its recommendations with the board of directors, which will decide whether to invite the candidate to be a nominee for election to the board of directors.
For a stockholder to submit a candidate for consideration by the Nominating and
Corporate Governance Committee, a stockholder must notify the Company’s
Corporate Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors at a stockholders’ meeting. To make a director nomination at the Annual Meeting, a stockholder must notify the Company’s Corporate
Secretary within the time periods specified under “SUBMISSION OF
STOCKHOLDER PROPOSALS” below. Notices should be sent to: Corporate
Secretary, Huron Consulting Group Inc., 550 West Van Buren Street, 17th Floor,
Chicago, Illinois 60607, or corporatesecretary@hcg.com. In either case, the notice must meet all of the requirements contained in the bylaws.

4 The Nominating and Corporate Governance Committee met four times in 2024.

Huron Consulting Group Inc.	22	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Technology and Information
Security Committee

COMMITTEE MEMBERS: MR. MARKELL, MS. SINGH-BUSHELL AND MS. ZUMWALT
CHAIR: MS.BROWN
Technology and Information Security Committee
The Technology and Information Security Committee’s responsibilities include reviewing the Company's technology-related strategies and significant technology-related initiatives and operations, overseeing major technology-
related risks, including information security, data protection, cybersecurity and AI, and monitoring and evaluating existing and future trends in technology that may affect the Company's strategic plan. The committee members have significant knowledge and experience in technology and information security related strategies, operations, risk management and governance through their extensive professional experience and board service. The committee members also draw upon the skills and insight of the full board and regularly liaise with the
Company's Chief Information Officer.

5 The Technology and Information Security Committee met five times in 2024.

Finance and Capital
Allocation Committee

COMMITTEE MEMBERS: MS. BROWN, MR. SAWYER AND MS. SINGH-BUSHELL
CHAIR: MR. LOCKHART
Finance and Capital Allocation Committee
The Finance and Capital Allocation Committee’s responsibilities include oversight of the Company’s financing strategy, plans and programs, including any financial risk mitigation practices, any share repurchase policy, and the Company’s approach to allocating and using its capital for strategic investments, and certain investment and investor-related activities.

6 The Finance and Capital Allocation Committee met six times in 2024.

Huron Consulting Group Inc.	23	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Director Resignation Policy
The Company’s Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than “for” his or her election shall promptly tender his or her resignation to the board of directors following certification of the election results, subject to acceptance by the board of directors. For purposes of this policy, (i) an “uncontested” election is one in which the number of persons properly nominated for election as directors as of the date that is ten (10) days before the record date for determining stockholders entitled to notice of or to vote at such meeting is not greater than the number of directors to be elected, and (ii) broker non-votes will not be counted as either votes “withheld” from or “for” such person’s election.
The Nominating and Corporate Governance Committee shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors shall determine whether to accept or reject the tendered resignation, or whether other action should be taken, in its sole discretion, and publicly disclose its decision regarding the tendered resignation within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the board of directors in making its decision may each consider any factors or other information that they consider appropriate and relevant.
If any director’s resignation is not accepted by the board of directors, such director shall continue to serve until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. If a director’s resignation is accepted by the board of directors pursuant to this policy, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of Article III of the bylaws of the
Company or may decrease the size of the board of directors pursuant to Section 1 of Article III of the bylaws of the Company.
Range of Board Skills and Experience
The Nominating and Corporate Governance Committee, in discussing board composition, has focused on including a range of experience and perspectives in relation to guiding and overseeing the development of the business. The Board believes that having a range of experience and perspectives is aligned with the board’s objective to most effectively evaluate and support the Company's strategy going forward. In addition to the considerations mentioned above under the "Nominating and
Corporate Governance Committee" section, the Nominating and Corporate Governance Committee seeks highly qualified candidates from prior executive management roles, directorships on public company boards and in relevant industries and the candidate's ability to bring a range of thinking to the board, which includes various viewpoints, perspectives and experiences.

Huron Consulting Group Inc.	24	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Compensation of Directors
The Huron non-employee director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate non-employee directors for their service on the board and its committees, and an equity component, designed to align the interests of non-employee directors and stockholders. Neither Mr. Roth nor Mr.
Hussey receive compensation for their service on the board.
Effective January 1, 2024, the director compensation program is comprised of the following elements:

Compensation Element	Compensation

Annual cash retainer(1)(2)	Non-executive Chairman - $160,000
Vice Chairman - $85,000(3)
All non-employee directors including the Chairman - $75,000
Annual restricted stock unit grant	$170,000 in the form of restricted stock units(4)
Annual committee chairperson retainer	Audit - $25,000
Compensation - $20,000
Nominating and Corporate Governance - $15,000
Technology and Information Security - $15,000
Finance and Capital Allocation - $15,000
Annual committee membership retainer, other than the chair	Audit - $10,000
Compensation - $10,000
Nominating and Corporate Governance - $7,500
Technology and Information Security - $7,500
Finance and Capital Allocation - $7,500
Stock ownership requirement	Non-employee directors are expected to own Huron stock equal to five times the annual cash retainer of $75,000
(1)The non-executive chairman of the board is eligible for committee chair and committee membership fees.
(2)All directors are reimbursed for out-of-pocket expenses for attending board and committee meetings.
(3)Mr. Roth, Vice Chairman, client services, is an employee, therefore, is not eligible for the Vice Chairman retainer.
(4)Granted on the date of the Company’s annual meeting and priced based upon the closing stock price on the date of grant which vests ratably over 12 quarters. If a new non-employee director joins the board after the Company’s annual meeting, the award is prorated as follows:
–If the new director joins within six months of the Company’s annual meeting, the director will receive half of the annual grant.
–If the new director joins over six months after the Company’s annual meeting, no grant will be made.
Directors are eligible to participate in our deferred compensation plan, which is described under the caption “EXECUTIVE
COMPENSATION—2024 Nonqualified Deferred Compensation.” One director participated from 2013 through 2018, and again during 2024, and a second director elected to participate beginning in 2015.

Huron Consulting Group Inc.	25	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Director Compensation Table
The following table summarizes the fees paid and the aggregate grant date fair value of restricted stock units granted to each of the non-employee directors in 2024. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director. For a discussion of Mr. Roth's senior management agreement and employee compensation for 2024, please see the section of this Proxy Statement titled Certain Relationships and Related Transactions. For a discussion of Mr. Hussey's senior management agreement and employee compensation for 2024, please see the section of this Proxy Statement titled Executive Compensation.

Name	Fees Earned or Paid in Cash ($)(6)	Stock Awards ($)(1)	Total ($)

Joy T. Brown(2)	107,500	169,964	277,464
H. Eugene Lockhart(3)	110,000	169,964	279,964
Peter K. Markell(4)	115,000	169,964	284,964
John McCartney(3)(5)	252,500	169,964	422,464
Hugh E. Sawyer(3)	112,500	169,964	282,464
Ekta Singh-Bushell(3)	105,000	169,964	274,964
Debra Zumwalt(3)	100,000	169,964	269,964
(1)This column represents the aggregate grant date fair value of restricted stock units granted to our directors in 2024. Grant date fair value is based on the closing price of Huron stock on the day of grant. Each of these grants vests ratably over the 12 calendar quarters following the grant.
(2)On December 31, 2024, Ms. Brown held 4,007 unvested restricted stock units.
(3)On December 31, 2024, each of Mr. Lockhart, Mr. McCartney, Mr. Sawyer, Ms. Singh-Bushell, and Ms. Zumwalt held 3,556 unvested restricted stock units.
(4)On December 31, 2024, Mr. Markell held 3,913 unvested restricted stock units.
(5)Mr. McCartney has access to office space at the Company’s principal business offices in Chicago. The Company does not incur any incremental costs in connection with the provision of this office space.
(6)Includes cash board fees deferred by non-employee directors under our Deferred Compensation Plan, as further described under the heading "Deferred Compensation Plan" within the Compensation Discussion and Analysis of this Proxy Statement. During 2024, Mr.
McCartney and Ms. Zumwalt were the only non-employee directors to make deferrals of cash board fees in the Deferred Compensation
Plan.  Ms. Zumwalt and Mr. McCartney have account balances in the Deferred Compensation Plan.  The earnings on Ms. Zumwalt's and
Mr. McCartney’s account balances in the Deferred Compensation Plan were $156,827 and $207,096, respectively, in 2024. Huron does not pay above-market interest or preferential dividends on investments in the Deferred Compensation Plan.

Huron Consulting Group Inc.	26	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Executive Officers
The Company’s executive officers are as follows:

Name	Age	Position

C. Mark Hussey	64	Chief Executive Officer and President
J. Ronald Dail	55	Executive Vice President and Chief Operating Officer
John D. Kelly	49	Executive Vice President, Chief Financial Officer and Treasurer
Ernest W. Torain, Jr.[1]	60	Former Executive Vice President, General Counsel and Corporate Secretary
(1)On March 11, 2024, Huron announced that Mr. Torain was leaving the Company, effective March 15, 2024. Additional information is provided below under the caption “Executive Leadership Transitions.”
C. Mark Hussey’s biographical information is provided above under the caption “Directors Standing for Election.”

J. Ronald Dail EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
Mr. Dail was appointed as Huron’s chief operating officer on July 1, 2022 succeeding C. Mark
Hussey. Mr. Dail has over 30 years of management consulting experience and has worked with many of Huron's largest clients. Prior to the COO role, Mr. Dail was a member of the executive leadership team for Huron’s healthcare business and the national leader of Huron’s performance improvement business unit. Mr. Dail has led numerous large-scale transformation efforts working with a variety of clients, including children’s hospitals, large academic health centers and multihospital systems. He is an expert in health management operations, specializing in managing the design and delivery of strategic information systems and operational reengineering projects. Through his leadership, Huron’s performance improvement business unit delivered meaningful and sustainable results to clients throughout the country, enabling them to achieve hundreds of millions of dollars in annual, recurring benefits. Prior to joining Huron, Mr.
Dail joined Stockamp & Associates in 2004, which was acquired by Huron in 2008. Prior to joining Stockamp, he had a successful 12-year career with Accenture (formerly Andersen
Consulting LLP), where he specialized in complex program management, strategic planning, systems integration and process improvement initiatives. Mr. Dail holds a Bachelor of Arts in economics from the University of North Carolina at Chapel Hill.

John D. Kelly EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
John D. Kelly was appointed executive vice president and chief financial officer of Huron effective January 3, 2017. He has served as Huron’s treasurer since February 2016. He had served as chief accounting officer of Huron from February 2015 until January 2017, and had served as corporate vice president from November 2012 until his appointment as executive vice president. Previously, Mr. Kelly had served as controller of Huron from November 2012 until
February 2015, and prior to that served as assistant controller from October 2009. Mr. Kelly served as Huron's assistant treasurer from February 2015 until February 2016. Prior to joining
Huron's Finance and Accounting department, Mr. Kelly was a director in the Company's Disputes and Investigations practice for three years, serving clients in the manufacturing and services industries. Before he joined the Company in December 2006, Mr. Kelly held several positions within Deloitte & Touche’s Assurance and Advisory Services group, most recently as a senior manager. He received both a B.S. and M.S. in Accounting from the University of Notre Dame.
Mr. Kelly is a Certified Public Accountant in Illinois (inactive). Commencing in February 2020, Mr.
Kelly was appointed as a member of the board of directors of Shorelight Holdings LLC.

Huron Consulting Group Inc.	27	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Executive Leadership Transitions
As previously announced on March 11, 2024, Huron announced that Mr. Torain was leaving the Company, effective March 15,
2024, and Hope Katz, Corporate Vice President, Legal Affairs and Corporate Secretary assumed the majority of Mr. Torain's responsibilities.  Effective January 1, 2025, Ms. Katz was appointed Executive Vice President and General Counsel in addition to her role as Corporate Secretary.  Ms. Katz joined Huron in 2018 and served as Deputy General Counsel prior to her new role.
Stock Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:
•each person known by us to beneficially own more than 5% of our common stock;
•each of our NEOs;
•each member of our Board; and
•all directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days as of the record date. Each director, officer or greater than 5%
beneficial owner, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Huron Consulting Group Inc.	28	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

	Beneficial Ownership

Name of beneficial owner (1)	Shares	%

Beneficial owners of more than 5%:

The Vanguard Group, Inc. (2)	2,047,974	10.9
BlackRock, Inc. (3)	1,352,664	7.6
Dimensional Fund Advisors LP (4)	942,571	5.3
Directors and Executive Officers:

Joy T. Brown(5)	6,104	*
J. Ronald Dail (6)	37,570	*
C. Mark Hussey (7)	62,320	*
John D. Kelly (8)	63,502	*
H. Eugene Lockhart (9)	9,117	*
Peter K. Markell (10)	9,562	*
John McCartney (11)	53,675	*
James H. Roth (12)	73,707	*
Hugh E. Sawyer (13)	21,789	*
Ekta Singh-Bushell (14)	12,484	*
Ernest W. Torain, Jr.(15)	11,016	*
Debra Zumwalt (16)	23,993	*
All directors and executive officers as a group (11 persons) (17)	384,839	2.15
*Indicates less than 1% ownership.
(1)The principal address for each of the stockholders, other than The Vanguard Group, Inc., BlackRock, Inc. and Dimensional Fund
Advisors LP  listed below is c/o Huron Consulting Group Inc., 550 West Van Buren Street, Chicago, Illinois 60607.
(2)Includes (i) shared voting power over 35,453 shares of Common Stock, (ii) sole dispositive power over 1,992,133 shares of Common
Stock and (iii) shared dispositive power over 55,841 shares of Common Stock as reported in the Schedule 13G/A filed with the SEC on
February 13, 2024. The principal address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)Includes (i) sole voting power over 1,331,056 shares of Common Stock and (ii) sole dispositive power over 1,352,664 shares of
Common Stock as reported in the Schedule 13G/A filed with the SEC on November 8, 2024. The principal address of BlackRock, Inc. is
50 Hudson Yards, New York, New York 10001. The shares are owned by the following subsidiaries of BlackRock, Inc.: Aperio Group,
LLC, BlackRock Advisors, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland
Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock
Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited,
BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd.

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(4)Includes (i) sole voting power over 921,236 shares of Common Stock and (ii) sole dispositive power over 942,571 shares of Common
Stock as reported in the Schedule 13G/A filed with the SEC on January 23, 2025. The principal address of Dimensional Fund Advisors
LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.
(5)Includes 708 unvested restricted stock units that will vest within 60 days of the Record Date and excludes 2,972 additional unvested restricted stock units.
(6)Includes 3,677 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date and excludes 7,136 additional unvested restricted stock units.
(7)Excludes 18,798 unvested restricted stock units.
(8)Excludes 7,090 unvested restricted stock units.
(9)Includes 608 unvested restricted stock units which will vest within 60 days of the Record Date and excludes 2,621 additional unvested restricted stock units.
(10)Includes 608 unvested restricted stock units that will vest within 60 days of the Record Date and excludes 2,621 additional unvested restricted stock units.
(11)Includes 608 unvested shares of restricted stock units which will vest within 60 days of the Record Date and excludes 2,621 additional unvested restricted stock units.
(12)Includes 3,855 shares held by a family limited liability company and excludes 3,711 unvested restricted stock units.
(13)Includes 608 unvested shares of restricted units which will vest within 60 days of the Record Date and excludes 2,621 additional unvested restricted stock units.
(14)Includes 608 unvested shares of restricted stock units which will vest within 60 days of the Record Date and excludes 2,621 additional unvested restricted stock units.
(15)As of March 15, 2024, the date Mr. Torain left the Company.
(16)Includes 608 unvested shares of restricted stock units which will vest within 60 days of the Record Date and excludes 2,621 additional unvested restricted stock units.
(17)Includes 3,677 shares issuable upon exercise of options held by one member of the group that are exercisable currently or within 60 days of the Record Date; an aggregate of 4,356 restricted stock units that will vest and are issuable within 60 days of the Record Date;
and excludes an aggregate of 55,433 unvested restricted stock units held by the Directors and Executive Officers listed above.
Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the 1934 Act, the Company’s directors, executive officers and persons who beneficially own 10%
or more of our common stock (the “Section 16 Reporting Persons”) are required to report their initial ownership of common stock and subsequent changes in that ownership to the SEC. Section 16 Reporting Persons are required to furnish the
Company with copies of all Section 16(a) forms that they file. Based upon our review of forms filed by the Section 16 Reporting
Persons pursuant to the 1934 Act, we identified two late filings in 2024, one by James H. Roth, the Company's Vice Chair,
Client Services for one transaction, and Kyle Featherstone, the Company’s Corporate Vice President, Chief Accounting Officer
and Controller for one transaction.

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Corporate Social Responsibility
We prioritize investing in the growth and development of our people, fostering and supporting programs to advance social responsibility, and upholding strong governance practices. We are guided by the United Nations Sustainable Development
Goals (SDGs) with a focus on five goals that resonate with our values-driven culture and the work we do for our clients each day: good health and well-being, quality education, gender equality, decent work and economic growth, and climate action.
Below are the highlights of how we have advanced those SDGs in 2024.
Investing In and Supporting Our People
We show our commitment to our employees by striving to provide an enriching culture that inspires, supports and rewards.
Our objective is to craft holistic and meaningful programs and experiences that enrich their careers, personal growth and holistic well-being. Our market-competitive total rewards package is a core element of our employee value proposition to attract, motivate and retain top talent. In 2024, we enhanced employee benefits to further support the physical and mental well-
being of our employees and their families.
Providing professional advancement and career growth opportunities for our people is at the heart of our mission. To facilitate advancement and growth, we offer a wide array of learning and development opportunities and experiences that can be tailored to personal needs. We continue to:
•Facilitate an interactive two-day orientation curriculum for newly hired employees to ensure a smooth induction into the organization.
•Offer just-in-time, 1:1 coaching and training opportunities that inform and prepare leaders and coaches to excel in moments that matter for our employees.
•Strive to develop world class leaders by delivering programs and opportunities, such as our Senior Director Cohort,
Milestone schools and Sponsorship program, which focus on key leadership behaviors.
•Provide access to a variety of learning opportunities to further develop employees’ skills, technical knowledge, EQ capabilities, team dynamics, and proficiency in coaching and developing others.
•Encourage employees to enhance their professional capabilities through external learning opportunities that certify and validate industry, functional and technical skills.
•Match employees with internal onboarding stewards, performance coaches, mentors, and, in some cases, sponsors to facilitate their growth and expand their network of support.
We also actively gauge our employee engagement success through various metrics, including:
•Employee engagement score, which was 82 in 2024 and surpassed the Glint Employee Engagement global benchmark of
74; and
•Coach quality score, which was 83 in 2024 and above the Glint Coach Quality global benchmark of 82.
Diverse Culture and Community
As part of our commitment to our people, we prioritize embracing their distinct qualities, encouraging them to express their authentic selves and foster connections.  Our mission is intrinsically tied to cultivating a workplace where inclusion is seamlessly integrated into all aspects of our business.  We believe that by embracing a spectrum of perspectives and experiences, we can unlock innovation, inspire creativity, and gain a deeper understanding to effectively meet the needs of our clients and communities. This is evident in our ongoing efforts to sustain a workplace culture that values and respects everyone, including our employee resource groups, referred to as iMatter teams. Our iMatter teams and networks, which are open to every employee, foster a sense of belonging and make a positive impact both within and outside of the workplace.
Along with our nine iMatter Teams, Huron supports six networks including, Experienced Hires, Helping Hands, Public Health,
Rising Professionals, Sustainability, and introduced the First-Generation Professionals network in 2024. These networks collectively strive to empower our workforce through professional development, social engagement, and community impact.
See “2024 Highlights” within the Compensation Discussion and Analysis of this Proxy Statement for additional details on
Huron’s recognitions as an employer of choice in 2024.

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Making an Impact in the Global Communities We Serve
Our commitment to giving back to the communities in which we live and work remains steadfast, and our efforts extend to a wide range of causes aimed at reducing disparities and enhancing access to vital resources within our communities. In 2024, we continued to focus on promoting good health and well-being by partnering with and hosting interactive fundraising campaigns with organizations such as the following:

Movember Foundation	American Heart Association	American Cancer Society ResearcHERS	Ann & Robert H. Lurie Children’s Hospital of Chicago

Cincinnati Children’s Hospital	Children’s Hospital of Philadelphia	St. Jude Children’s Research Hospital	Sakalp India Foundation

Additionally, in 2024, for our annual Day of Service event more than 3,300 Huron employees partnered with organizations around the globe to participate in 141 community service events in more than 90 distinct locations. Together we:

3,000 warm meals Prepared and served more than 3,000 warm meals to people experiencing homelessness and to families of hospitalized children	500 letters Wrote more than 500 letters and cards for hospitalized children, women experiencing homelessness and LGBTQ+ seniors	215,000 lbs. Sorted and packed 215,000 lbs of food for those in need

20 outdoor areas Weeded, landscaped, cleaned and maintained 20 different parks, gardens, beaches and farms across the globe	27,000 items Sorted, inventoried and restored more than 27,000 donated goods to be distributed to local communities	450 animals Supported more than 450 animals by assisting at local animal shelters

15 homes and community buildings Cleaned, painted and rehabbed 15 homes, schools, shelters and community buildings	1,680 youth Tutored, coached and mentored more than 1,680 youth	6,100 individuals with disabilities Assisted 6,100 individuals with disabilities through enrichment, community building and social

Taking Action for a Sustainable Future
As a professional services firm, we do not engage in manufacturing, product distribution, or hazardous waste generation and our offices have low water consumption. Therefore, our efforts to promote a more sustainable environment are aligned with our business and the areas where we have an opportunity to make an impact. We have continued to measure our greenhouse gas emissions (GHG) emissions, and, in 2024, we neutralized our 2023 Scope 1 and Scope 2 GHG emissions through our collaboration with the non-profit organization Climate Vault. Climate Vault removes carbon pollution permits from regulated

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carbon markets, which effectively decreases CO2 emissions in a quantifiable and verifiable way, while also supporting carbon dioxide removal technologies.
Managing Responsibly
Our commitment to ethical business practices is inherent in our values and leadership principles and foundational to our standing as a premier consulting firm. We hold our employees to the highest ethical standards, not only requiring compliance with applicable laws but extending to ethical leadership and cultivating a work environment characterized by integrity, transparency, responsibility and trust. Our Code of Business Conduct and Ethics serves as a crucial framework to help our people understand expectations and standards governing individual and business conduct and enables sound decision-
making. In addition, Huron prohibits the use of Company funds, assets, services, or facilities on behalf of a political party or candidate and the Company does not reimburse employees for any personal contributions made to a political party or candidate.

Visit our website at: https://ir.huronconsultinggroup.com to learn more about our corporate social responsibility efforts and read our
2024 Corporate Social Responsibility Report (CSR).
The CSR, inclusive of its exhibits, or any other information from the Huron website, are not part of, or incorporated by reference in this Proxy Statement.

Stockholder Communications Policy
The Company’s board of directors has established a process for stockholders to send communications to the board of directors. Stockholders may communicate with any member of the board of directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:
Corporate Secretary
Huron Consulting Group Inc.
550 West Van Buren Street
17th Floor
Chicago, Illinois 60607
E-mail messages should be sent to corporatesecretary@hcg.com.
A stockholder must include his or her name and address in any such written or e-mail communication. The communication must indicate that the sender is a Company stockholder.
Each communication intended for the board of directors and received by the Corporate Secretary that is related to the operation of the Company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. If the communication is mailed as personal, it will not be opened, but rather will be forwarded unopened to the intended recipient.

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Proposal Two
Advisory Vote to Approve the Company’s
Executive Compensation
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act
of 2010 (the “Dodd-Frank Act”) and the SEC, Huron annually asks its stockholders to indicate their support for our NEO compensation, which includes the compensation discussion and analysis, the compensation tables and the related narrative disclosures, all as described in the section entitled “EXECUTIVE
COMPENSATION—Compensation Discussion and Analysis.”
The vote solicited by this proposal, commonly known as “say-on-pay,” is advisory in nature and will not be binding on the board of directors, the Compensation
Committee or Huron. However, the board of directors and the Compensation
Committee value the opinions of our stockholders, will review the voting results and, to the extent determined appropriate, take into account the outcome of the vote during future deliberations on executive compensation arrangements.
Huron believes that its executive compensation program is structured to support
Huron and its business objectives. This vote is not intended to address any one specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
Approval Required
The affirmative vote of the holders of a majority of the total shares of common stock, present in person or represented by proxy and entitled to vote on the proposal, is required to approve the advisory vote on the compensation arrangements of our NEOs. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote with respect to the proposal and therefore will have no effect on the outcome of the proposal. Proxies submitted pursuant to this solicitation will be voted “FOR”
the approval of the advisory vote on the compensation arrangements of our
NEOs, unless specified otherwise.

Recommendation of the Board

The board of directors
recommends that
stockholders vote FOR
the compensation of our
NEOs as disclosed in the
compensation discussion
and analysis section and
the accompanying
compensation tables and
narrative discussion in
this proxy statement.

2023 “Say-on- Pay” Results 98% Stockholder approval of 2023 executive compensation program

4 See Appendix C for the definitions of adjusted EBITDA margin, adjusted diluted earnings per share and free cash flows, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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Executive Compensation
A Message from our Compensation Committee
Dear fellow stockholders:
On behalf of the entire Board of Directors, thank you for your investment. We appreciate your continued support for the
Company, our people, and our purpose-driven client work. As the Compensation Committee of Huron, we are driven by the goal to align the interests of our leadership team, including our executives, industry and capability leaders and client-facing managing directors and principals, with those of our stockholders to deliver long-term stockholder value.
Huron’s leaders have consistently delivered strong results, while setting a course for the Company’s future success. Ensuring that Huron continues to benefit from a capable and winning leadership team is a key focus for this committee. We frequently engage with stockholders as part of our annual executive compensation program review, including discussion of the compensation of Huron’s CEO, C. Mark Hussey, and the use of Huron equity in our company-wide compensation programs.
Through the execution of our executive compensation philosophy, we have designed the 2024 executive compensation program to further our goal of aligning interests through a thoughtful and robust pay-for-performance compensation program.
One that we believe aligns well with the Company’s business model and considers the dynamic environment in which the
Company operates. Under our compensation program, performance is defined as a blend of delivering value to stockholders, achieving strong financial performance set against pre-established financial metrics, and executing strategic initiatives that we believe are critical to delivering future stockholder value.
In 2024, to further enhance the alignment between executive and stockholder interests, we allocated a greater proportion of our NEOs’ total direct compensation to performance-based equity earned after a three-year cumulative performance period and ensured the predefined financial and strategic targets of our 2024 annual incentive plan directly aligned with the growth strategy of our organization.
We highlight that the Company, bolstered by the strong leadership of our executive team, has achieved the following results in
2024:
•Achieved 9% revenues before reimbursable expenses (RBR) growth compared to 2023, which was on top of 20% RBR growth in 2023 compared to 2022;
•Expanded net income margin and adjusted EBITDA margin4 320 and 120 basis points, respectively, over 2023;
•Increased diluted earnings per share and adjusted diluted earnings per share4 97% and 32%, respectively, compared to
2023;
•Generated record cash flow from operations and free cash flows4; and
•Continued to execute on the Company’s strategic initiatives that are directly aligned to the growth strategy through the following four principles: Growing Revenues, Growing Margins, Growing our People and Maintaining our Financial Strength.
We are proud of our executive team’s performance in 2024, which has driven significant value at a rapid pace for our stockholders, highlighted by the 21% annual total shareholder return achieved during 2024.
The criticality of executing on our compensation philosophy extends beyond our leadership team to our highly qualified

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workforce, including our revenue-generating managing directors and principals. In fact, on average over the last three years,
84% of the stock granted annually is provided to those managing directors and principals as part of their annual incentive compensation. We believe it is critical to further foster an ownership mindset by continuing to grant equity to both current and future employees and to align those employees' interests with the Company and stockholders. As such, we have approved, subject to stockholder approval, amendments to the Company's Amended and Restated 2012 Omnibus Incentive Plan and the
Company’s Stock Ownership Participation Program to increase the number of shares available for grant under both plans in order to continue to provide meaningful stock ownership opportunities to our global workforce. Without these opportunities, we would be at risk for increased turnover, which would be detrimental to our ability to achieve our financial goals. We strongly encourage you to review the details of these equity plans, including how we use equity in our employee compensation programs, within Proposal 3 and Proposal 4 of this Proxy Statement and vote FOR the amendments to both plans.
Respectfully,

Hugh E. Sawyer (Chair)	H. Eugene Lockhart	Debra L. Zumwalt	Joy T. Brown
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation program with respect to the compensation of persons who appear in the Summary Compensation Table (who we refer to collectively throughout this Proxy Statement as our "named executive officers" or "NEOs").
For 2024, Huron's named executive officer team consisted of the following individuals:

C. Mark Hussey CHIEF EXECUTIVE OFFICER AND PRESIDENT	John D. Kelly EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER	J. Ronald Dail EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
Additionally, Ernest W. Torain, Jr. served as Executive Vice President, General Counsel and Corporate Secretary through
March 15, 2024, at which time he left Huron, and Hope Katz took on the position of Corporate Vice President, Legal Affairs and
Corporate Secretary assuming the majority of Mr. Torain's responsibilities. Effective January 1, 2025, Ms. Katz was appointed
Executive Vice President and General Counsel in addition to her role as Corporate Secretary.
Messrs. Hussey, Kelly, Dail and Torain were the only individuals who served as Huron executive officers during 2024.
5 See Appendix C for the definitions of adjusted EBITDA margin, adjusted diluted earnings per share and free cash flows, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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2024 Highlights
As further described below, Huron’s executive compensation program is structured to incentivize and reward performance that drives Company-wide success and achieve growth while effectively managing risk and aligning with the long-term best interests of our stockholders. Huron’s performance in 2024 is highlighted by the following achievements.5

$1.49B 9% increase in Revenues before Reimbursable Expenses (RBR) from 2023, driven by growth in Healthcare and Education segments	7.7% 320 basis point increase in Net Income Margin from 2023	13.5% 120 basis point increase in Adjusted EBITDA Margin[5] from 2023

$6.27 97% increase in GAAP Diluted EPS from 2023	$6.47 32% increase in Adjusted Diluted EPS[5] from 2023	$201M 49% increase in Operating Cash Inflows from 2023

$169M 69% increase in Free Cash Flow[5] from 2023	$122M Returned $122 million to stockholders through share repurchases	21% 2024 Total Shareholder Return

In addition to record revenues and improved profitability, we further invested in our people, our clients and our communities highlighted by the following achievements.

2024 Best Firms to Work For 14 consecutive years	2025 Best Places to Work	America’s Best Companies - Mid-size 2024
Consulting Magazine	Glassdoor	TIME Magazine
2024 World’s Best Management Consulting Firms	2024 America’s Best Management Consulting Firms	2024 America’s Best Employers for Women
Forbes	Forbes	Forbes
Best Companies to Work For 2024 - 2025	2025 Best Places to Work for Supporting Family Caregiving	#4 in Consulting Internships 2024
U.S. News & World Report	U.S. News & World Report	Vault
For additional information on our commitment to our employees and shaping a more sustainable future, refer to our 2024

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Corporate Social Responsibility Report which is available on our investor relations website located at https://
ir.huronconsultinggroup.com. Please note that information contained on our website is not incorporated by reference in this
Proxy Statement or considered to be part of this document.
Executive Compensation Philosophy
Huron's growth, distinctive integrated operating model, and continued development of leadership in global regions strategically positions the Company to identify, attract, hire and retain the caliber of leaders needed to meet our strategic objectives.
Therefore, it is imperative that Huron’s executives exemplify the company’s values and leadership principles, while possessing the expertise and experience necessary to successfully lead and engage a growing organization operating across multiple countries, each with its own unique business, economic, and regulatory landscape. As such, our compensation philosophy is focused on motivating and effectively rewarding our executives for their significant contributions, while aligning their interests with the Company and our stockholders.
Huron’s Compensation Committee aligns our executives’ interests with the Company and stockholders through a careful and robust pay-for-performance compensation program, while also minimizing the potential for excessive risk-taking through thorough oversight and governance practices. When determining 2024 executive compensation target levels and payouts, the
Compensation Committee was guided by the following principles and objectives:

1	2	3	4

Align to Business
Strategy
Enable our “Team Huron”
integrated operating model by
holding leaders accountable
for delivering challenging, but
achievable, goals that align
with the long-term interests of
our stockholders.

Attract
and Retain
Attract and retain
extraordinary leaders who
both model our Leadership
Principles and enable our
purpose-driven culture by
providing a competitive total
rewards program compared to
companies with whom we
compete for business and
talent including, but not limited
to, our compensation peer
group.
Pay for Performance Reward leaders for delivering profitable growth and balance the achievement of financial and non-financial results, emphasizing our clients, communities and employees.
Uphold Strong
Governance
Implement and execute on
thorough practices that lie at
the heart of what the
Compensation Committee
considers good governance as
they review our compensation
programs and adopt policies
that mitigate risk and
incentivize long-term results.

We define performance under the executive compensation program as a blend of delivering value to stockholders, achieving financial performance in comparison to pre-established financial goals, and establishing and executing strategic initiatives that we believe are responsive to evolving market and economic conditions and critical to future stockholder value creation. The
Compensation Committee regularly reviews the design and administration of Huron’s executive compensation program to ensure the pay programs adhere to this philosophy.

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Compensation Best Practices

What We Do		What We Do Not Do

✓	Align pay with performance with a significant majority of compensation at-risk and based on objective financial performance measures	✗	No excise tax gross-ups
✓	Appropriately balance short-term and long-term incentives	✗	No hedging or pledging of Huron stock
✓	Align executive compensation with stockholder returns through performance-based equity grants that include minimum time-vesting requirements	✗	No stock grants are "timed" or awards to be repriced
✓	Establish rigorous, achievable, and predominantly quantitative goals, that ensure focused, measurable progress and overall organizational advancement	✗	No material executive perquisites not commonly available to the broader Huron employee population or to similarly situated key management employees
✓	Require the annual incentive program funding to be capped at target payout if total shareholder return for the year is negative	✗	No "evergreen" features or liberal share counting provisions within our equity plan
✓	Perform an annual risk assessment of our compensation programs	✗	No automatic grants to any participant within the equity plan
✓	Maintain robust stock ownership guidelines
✓	Provide only double-trigger benefits in a change of control event
✓	Maintain a clawback policy providing for recoupment of incentive-based compensation
✓	Retain an independent compensation consultant to the Board
✓	Administer the equity plans through the Compensation Committee, which is comprised entirely of independent directors
✓	Mitigate potential dilution of equity award grants through our share repurchase program
✓	Solicit investor feedback on our compensation program and potential enhancements through an extensive stockholder engagement program

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Executive Compensation Pay Components
Our executive compensation program design strives to execute on our market-competitive compensation philosophy through a meaningful mix of three principal components: (i) base salary, (ii) annual incentives and (iii) long-term incentives.

Compensation Element	Form	Compensation Philosophy Alignment	What it Rewards

Base Salary	100% Cash	Provide market-competitive base pay that reflects the role and responsibilities, the ability to influence company results, and the experience and individual performance of each executive.	Accomplishment of day-to-day responsibilities, individual performance, the executive's experience, and the competitiveness of the talent market.
Annual Incentive	100% Cash	Set challenging, but attainable, goals that motivate exceptional performance against the annual operating plan and serve as a key compensation vehicle for differentiating performance each year.	Achievement of predefined financial, operational and strategic measures that are commensurate with performance against the annual operating plan.
Long-Term Incentive	70% Performance Share Units (PSUs)	Focus executives on the achievement of strong performance against long-term strategic and financial goals to directly align each executive's interests with the long-term interests of stockholders.	Alignment of stockholder interests with the attainment of long-term financial goals and share price appreciation.
	30% Restricted Stock Units (RSUs)	Provide for long-term executive retention.
The 2024 program design continued to align our NEOs' interests with those of the stockholders by maintaining a majority of
NEO compensation as performance-based and at-risk. The chart below illustrates the 2024 target mix of pay for the NEOs under the 2024 executive compensation program.
2024 NEO Pay Mix at Target

CEO	OTHER NEOS (AVERAGE)
84%

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Governance of Executive Compensation Program
The Compensation Committee, with support from management and independent compensation consultants, is primarily responsible for designing, reviewing, and evaluating our executive compensation program in a manner consistent with our compensation philosophy, principles and objectives. These responsibilities were achieved through the following 2024 annual compensation-setting process.
Peer Group &
Plan Design
Review
Target Setting
Determine
Performance
Monitor Plan
Design &
Metrics

•Review compensation
peer group for
consistency with Huron’s
size, offerings and market
for talent
•Perform annual risk
assessment of
compensation programs
•Review peer group,
external market data and
stockholder feedback
related to our executive
compensation program
•Approve total target compensation for each named executive officer •Establish financial and strategic measures for 2024 AIP and 2024 – 2026 LTIP	•Monitor performance against established AIP and LTIP targets to ensure compensation philosophy, principles and objectives are being met •Monitor compliance with executive stock ownership requirements
•Review pay-for-
performance alignment
•Certify payout of 2024
AIP for each named
executive officer based
on actual achievement
against pre-established
targets
•Certify payout of
2022-2024 LTIP based
on actual achievement
against pre-established
targets

October - November 2023    December 2023 - February 2024
February - December 2024                February 2025
Below is additional detail on the roles and responsibilities of the parties involved in the design, implementation, and oversight of our executive compensation program.
Role of Compensation Committee
The Compensation Committee, which is comprised entirely of independent directors, is primarily responsible for administering our executive compensation program in a manner consistent with our compensation philosophy and objectives. The principal functions of the Compensation Committee are to:
•set salaries and annual and long-term incentive levels for the CEO and other named executive officers, so that the program is promoting stockholder value;
•evaluate the performance of the CEO (in coordination with the full Board) and review the CEO evaluation of the other named executive officers annually;
•review and approve the design and competitiveness of our executive compensation plans, including benefits and perquisites;
•review and approve the total cash and stock bonus pools for the organization, and approve the individual incentive payout awards for the named executive officers;
•review and approve the total compensation package for Section 16 officers and high-earning Company employees;
•review the design, competitiveness and pay equity of our Company-wide compensation plans, including benefits;
•review director compensation and make recommendations to the Board;
•review and approve goals used for the annual and long-term incentive plans;
•retain or terminate, in its sole discretion, any independent compensation consultant used to assist the Compensation
Committee;

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•review and evaluate compensation arrangements to assess whether they could encourage undue risk-taking; and
•create a Compensation Committee report on executive compensation for inclusion in the Proxy Statement.
The Compensation Committee exercises its judgment on an independent basis and works closely with our Board and the management team in making many of its decisions. Additionally, the Compensation Committee has retained the services of an independent compensation consultant. The Compensation Committee has the sole authority to amend or terminate the services of its independent consultant.
Role of Management
Our CEO, along with the chief human resources officer and other members of senior leadership, support the Compensation
Committee's design, review and evaluation of the executive compensation program. The executive officers provide recommendations for the financial and strategic measures within the annual incentive and long-term incentive programs, which are grounded in Huron's long-term growth strategy and market data. Additionally, our CEO provides a review of each named executive officer's annual performance but does not participate in the decisions related to his own compensation. The
Compensation Committee carefully reviews and deliberates on all recommendations provided by management.
Additionally, to support the Compensation Committee's review and approval of the total cash and stock bonus pools available for the organization, and to help ensure the Company-wide compensation programs appropriately balance stockholder returns and employee retention, the executive officers regularly review Company, industry and capability performance with the
Compensation Committee.
Role of Independent Compensation Advisor
The Compensation Committee retains an independent compensation advisor to assist in the ongoing assessment of the executive compensation strategy and program. The Compensation Committee's independent compensation advisor reports directly to the Compensation Committee and serves at its sole discretion and does not perform any services for the Company other than those in connection with its work for the Compensation Committee. Pay Governance served as the Compensation
Committee’s independent compensation advisor for 2024.
The Compensation Committee annually assesses whether the independent advisor's work has raised any conflict of interest.
The Compensation Committee has determined, based on its analysis of Nasdaq requirements, that the work of Pay
Governance and the individual compensation advisors employed by Pay Governance as compensation consultants to the
Company has not created any conflict of interest.
Role of the Compensation Peer Group
The Compensation Committee reviews external market data to inform its decisions about executive compensation, specifically to determine a range of pay, inclusive of salary, target annual incentives, and target long-term incentive awards. Total direct compensation, as well as the components thereof, are compared to similar roles and responsibilities for those of the
Compensation Committee-approved peer group described below, as well as Radford Global Technology survey data for companies with comparable total revenues as Huron. Individual target pay is benchmarked against these external market sources, but can and does vary based on several factors including each individual executive officer's experience, qualifications and performance. We note that the Compensation Committee does not target NEOs’ pay to a specified percentile relative to the below Compensation Peer Group, but rather reviews peer group compensation data for each element of compensation, including base salary, cash annual incentive, long-term incentive targets, and target total compensation (target total cash plus long-term incentive compensation).
The peer group is comprised of U.S.-based companies who are business-to-business service providers in the Research and
Consulting Services, Human Resource and Employment Services, Health Care Technology, Health Care Services, IT
Consulting and Other Services, or Application Software industry sectors with revenues within 0.5x to 2.5x of Huron’s revenues and market capitalization within 0.4x to 4.3x of  Huron’s market capitalization as of the review date. Annually, the
Compensation Committee reviews the composition of the peer group to determine whether any changes should be made. For
2024 executive compensation decisions, the Compensation Committee approved the addition of two new peers, Perficient,
Inc. and R1 RCM, Inc., as well as the removal of Veradigm, Inc. on the basis of the foregoing criteria. Below is the approved list of fifteen (15) companies that comprised our peer group for 2024 compensation as well as Huron's relative positioning of revenue and market capitalization to the selected peer group as of October 2023 when the peer group was approved. We note

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Huron's relative positioning within this peer group and the median total direct compensation of the executive officers within the peer group were not materially impacted by the changes made.
Below is the list of 15 companies that comprised our peer group for 2024 compensation.

2024 Peer Group

CBIZ, Inc.	FTI Consulting Inc.	NextGen Healthcare, Inc.
CRA International, Inc.	Heidrick & Struggles International, Inc.	Premier, Inc.
Dun & Bradstreet Holdings, Inc.	ICF International, Inc.	Perficient, Inc.
Evolent Health, Inc.	Korn Ferry	R1 RCM, Inc.
Exponent, Inc.	LiveRamp Holdings, Inc.	Resources Connection, Inc.
Huron's relative positioning of revenue and market capitalization to the selected peer group as of October 2023 when the peer group was approved:

Revenues (Percentile)
▼

0	25	50	75	100

Market Capitalization (Percentile)
▼

0	25	50	75	100
Stockholder Outreach
At the 2024 Annual Meeting, ~98% of votes cast were in support of our named executive officers' compensation ("say-on-
pay"). We view these results as overwhelming support of our executive compensation practices, including their strong alignment between our executives' pay and stockholder value. Additionally, at the 2023 annual meeting, a significant majority of votes cast were in support of an annual advisory vote on executive officer compensation ("say-on-pay frequency"), and
Huron's Board agreed that we will continue to listen carefully to our stockholders and hold our say-on-pay vote annually.
In addition to our annual say-on-pay vote, we maintain an ongoing dialogue with our stockholders regarding our growth strategy, competitive positioning, financial performance, and executive compensation philosophy and program, including offering one-on-one meetings to our top 25 stockholders. We engage in consistent, proactive outreach efforts with our stockholders and their governance teams, as well as potential investors, on a regular basis throughout the year. Our non-
executive chairman, chair of the Compensation Committee and management team engage with our stockholders to seek their input, to remain well-informed of their perspectives, and to help increase their understanding of our business, our growth strategy, our executive compensation philosophy and program, and our commitment to corporate governance and corporate social responsibility issues, among other priorities.
Throughout 2024, those stockholders who accepted our offer to meet during our investor outreach cycles represented approximately 42.5% of our outstanding shares held by institutional investors as of December 31, 2024, including 15 of our top
25 stockholders. These conversations primarily focused on the evolution of Huron’s operating model and long-term strategy;
our executive compensation program and company-wide compensation philosophy, including our use of equity; ongoing refreshment process for the Board; and corporate social responsibility and governance topics. We heard no concerns regarding our NEO pay programs. The feedback received through our stockholder outreach efforts is communicated to and considered by the Board and helps inform our decisions and strategy. We will continue to listen carefully to our stockholders and incorporate their feedback into our decisions about executive compensation.

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2024 Executive Compensation Details
2024 Target Compensation Opportunity
In February 2024, the Compensation Committee approved the following 2024 target compensation opportunities for our named executive officers after considering comparability and competitiveness to external market data and alignment with each executive's individual experience, qualifications and performance.

Name	Base Salary	Target Annual Incentive Opportunity (% of Salary)	Target Long-Term Incentive Opportunity (% of Salary)

C. Mark Hussey[1]	$950,000	140%	375%
John D. Kelly[2]	$600,000	115%	220%
J. Ronald Dail[3]	$675,000	90%	140%
Ernest Torain[4]	$450,000	75%	125%
(1)In 2023, Mr. Hussey’s base salary, target annual incentive opportunity and target long-term incentive opportunity was $925,000, 125% of salary, and 225% of salary, respectively.
(2)In 2023, Mr. Kelly’s base salary, target annual incentive opportunity and target long-term incentive opportunity was $575,000, 100% of salary and 175% of salary, respectively.
(3)In 2023, Mr. Dail’s base salary, target annual incentive opportunity and target long-term incentive opportunity was $650,000, 90% of salary, and 125% of salary, respectively.
(4)Mr. Torain’s 2024 target compensation was unchanged from 2023.
The increases in Messrs. Hussey, Kelly and Dail’s 2024 target compensation opportunities reflect the individual performance of each executive in 2023, drive improved competitiveness by better aligning each executive’s total direct compensation with the total direct compensation received by similarly situated executives of the Company's peer group, and enhance the alignment of the executive's interests with the long-term interests of stockholders.
6See Appendix C for the definitions of organic revenue, adjusted EBITDA margin, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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2024 Annual Incentive Program
The Compensation Committee continues to believe that the NEOs should be critically focused on improving stockholder value by driving and executing on the growth strategy and delivering results against the annual operating plan. As such, the
Compensation Committee retained Organic Revenue6 and Adjusted EBITDA Margin6 as the primary annual incentive financial metrics, and aligned the strategic measures to the core principles of Huron's business strategy. As in the prior year, the combination of the financial metrics and the enumerated strategic measures results in approximately 91% of the total annual incentive opportunity tied to metrics that use predefined quantitative goals. Performance against each metric is measured independently. Each performance metric is measured in a range of 0 to 200%, with threshold performance achieving a 50%
payout. The minimum amount that could be paid is 12.5% of target, calculated as threshold payout of 50% for the lowest weighted component. Maximum payout represents 200% of target. The annual incentive program requires the annual incentive payout to be capped at target if total shareholder return (TSR) is not positive for the year with no Compensation Committee discretion to override; however, the cap was not triggered in 2024 as TSR was 21%.
As a result of the strong performance achieved in 2024, the Compensation Committee approved a total payout of 115.7% of target for the 2024 annual incentive program. The final amount of such bonuses for each NEO are reported for 2024 in the
“Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Additional detail on the 2024 annual incentive goals and performance achieved follows.
2024 Annual Incentive Goals

		Achievement			Payout % of Target
Performance Measure	Weighting	Threshold	Target	Maximum

Organic Revenue[6]	40%				88%
Adjusted EBITDA Margin[6]	35%				154%
Strategic Measures	25%	Varies by measure - details below			106.5%
Total	100%				115.7%

Actual Performance $1,483B
▼
No Payout Earned		Max Payout Earned

$1.430B	$1.500B	$1.655B

	Actual Performance 13.54%
		▼
No Payout Earned		Max Payout Earned

12.0%	13.0%	14.0%
7 See Appendix C for the definitions of adjusted EBITDA margin free cash flow, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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2024 Strategic Measures
The portfolio of strategic measures applied to the 2024 annual incentive program directly aligned to the growth strategy of the organization through the following four principles: Grow Revenue, Grow Margins, Grow People and Financial Strength. Each of
these goal's performance was assessed against pre-approved, defined measures of success, of which a majority were objective, quantifiable goals. In total, 65% of the strategic measures within the 2024 annual incentive program were assessed against objective, quantifiable goals. The following chart outlines the 2024 goals as well as their weighting, alignment to strategy and actual levels of achievement.7

Goals	Weighting	Alignment of Strategic Priorities with Company Strategy	Level of Achievement		Achievement Details
			Target

			Threshold	Maximum

Grow Revenue	40.0%
•Focused on executing against our growth
strategy, including accelerating growth in
the healthcare and education industries,
executing our commercial industry
strategy, advancing our integrated digital
platform, and executing programmatic
M&A.

•Achieved our growth goals related to
advancing our five enterprise strategic
imperatives, accelerating growth in
healthcare and education industries,
executing our commercial strategy,
and advancing our integrated digital
platform through the hiring of key
roles.
•Did not achieve our commercial
industry, digital capability or M&A
revenue growth goals.

			61%
Grow Margins	25.0%
•Focused on executing our margin
expansion strategy to improve profitability
and increase our investment capacity
through our various operating levers (e.g.,
utilization, global delivery, scaling our
SG&A, etc.).

•Improved adjusted EBITDA margin[7]
by 120 basis points over 2023 through
initiatives focused on utilization,
pricing, global delivery and SG&A
leverage. Also, strengthened our
global operations and resource
management capabilities to further
enable our ability to grow and scale.

			103%
Grow People	25.0%
•Focused on advancing our commitment to
our people and fostering a collaborative,
inclusive culture while attracting,
engaging, growing and retaining top talent
to support our strategic objectives and
growth goals, including focuses on
attrition, engagement, succession and
executing our people and talent strategy.

•Achieved our priorities to advance our
commitment to our employees in
2024, realizing low turnover, achieving
strong employee engagement results,
and executing on our succession
plans to ensure a strong pipeline into
senior leadership. Also, continued to
foster a culture of belonging and
inclusivity, expanded our community
outreach, and advanced our Team
Huron strategy through a people and
talent lens, including (but not limited
to) advancing career journeys and
evolving our performance
management processes.

			146%
Financial Strength	10.0%	•Focused on maintaining a strong, flexible balance sheet to support the achievement of Huron’s strategy while returning capital to stockholders and allowing for capacity for strategic tuck-in M&A.			•Achieved our 2024 free cash flow[7] and leverage goals.
			200%
Total	100%		106.5%
8 See Appendix C for the definitions of adjusted diluted EPS, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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2024 Long-Term Incentive Program
Under the 2024 long-term incentive program, 70% of the target long-term incentive program value was granted in the form of performance share units (PSUs) and 30% was granted in the form of restricted stock units (RSUs), both with a three-year vesting period. The final payout of the PSUs granted in 2024 will be determined at the end of the full three-year performance period based on performance against predetermined, cumulative three-year goals for revenues before reimbursable expenses and adjusted Diluted EPS, with 50-50 weighting. Please note that in 2024, the Company revised the line item description of revenues to rename revenues as revenues before reimbursable expenses. This change had no impact on the performance metric nor the performance goals under the current or prior year long-term incentive programs. The line item description has been revised below for consistent presentation.
The RSUs granted in 2024 will vest annually over the three-year vesting period. The minimum amount of PSUs that could be earned is 25% of target, calculated as threshold payout of 50% on only one of the financial measures. No PSUs will be earned if a threshold level of performance is not achieved for all financial measures. The PSUs can be earned up to 200% of target for maximum performance on all financial measures. As in prior years, we cannot disclose the details of the three-year goals at this time due to their material, non-public nature.
Previously Awarded Performance-Based Long-Term Incentive Programs
2022-2024 Performance Cycle
In 2022, 70% of the target long-term incentive program value was granted in the form of PSUs with a three-year performance period that ended on December 31, 2024, and 30% was granted in the form of RSUs with a three-year vesting period. The final payout of the PSUs was calculated based on the actual results of revenues before reimbursable expenses and adjusted diluted EPS8 over the three-year period against the predetermined, cumulative three-year performance goals. Based on the actual results during the performance cycle, the overall payout was 200% of target as illustrated in the table below.

		Achievement			Payout % of Target
Performance Measure	Weighting	Threshold	Target	Maximum

Revenues before Reimbursable Expenses	50%				200%
Adjusted Diluted EPS[8]	50%				200%
Total	100%				200%

Actual Performance $3.980B
▼
No Payout Earned		Max Payout Earned

$2.870B	$3.375B	$3.880B

		Actual Performance $14.81
		▼
No Payout Earned		Max Payout Earned

$9.15	$10.75	$12.35
2023-2025 Performance Cycle
Under the 2023 long-term incentive program, 70% of the target long-term incentive program value was granted in the form of
PSUs with a three-year performance period that ends on December 31, 2025, and 30% was granted in the form of RSUs with a three-year vesting period. The final payout of the PSUs granted in 2023 will be determined at the end of the full three-year performance period based on performance against the predetermined, cumulative three-year goals for revenues before reimbursable expenses and adjusted diluted EPS, with 50-50 weighting. As in prior years, we cannot disclose the details of the three-year goals at this time due to their material, non-public nature.

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2024-2026 Performance Cycle
Under the 2024 long-term incentive program, 70% of the target long-term incentive program value was granted in the form of
PSUs with a three-year performance period that ends on December 31, 2026, and 30% was granted in the form of RSUs with a three-year vesting period. The final payout of the PSUs granted in 2024 will be determined at the end of the full three-year performance period based on performance against the predetermined, cumulative three-year goals for revenues before reimbursable expenses and adjusted diluted EPS, with 50-50 weighting. As in prior years, we cannot disclose the details of the three-year goals at this time due to their material, non-public nature.
Equity Award Grant Practices
Annual awards under our long-term incentive (LTI) program for named executive officers are typically approved by the
Compensation Committee during its February meeting, with a grant date of March 1, in accordance with our pre-established equity award grant schedule. The target LTI value is converted into grants based on the stock price on the date of grant. We do not grant equity awards in anticipation of the release of material, nonpublic information, nor do we time such releases of material, nonpublic information based on equity award grant dates, vesting events or sale events. In 2024, we have not timed the disclosure of material, nonpublic information for the purpose of affecting the value of executive compensation for our named executive officers. Additionally, no stock options were granted to our named executive officers in 2024.
Additional Executive Compensation Details
Employment Agreements
Huron has entered into agreements with each of the named executive officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of the Company. Huron provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, these arrangements provide for severance benefits upon Huron’s termination of the executive’s employment without cause or resignation by the executive for good reason (constructive termination). In the event of a change of control of Huron and if the executive’s employment is terminated without cause or he or she resigns for good reason, the executive will receive enhanced severance benefits. Huron provides these enhanced severance benefits only with a "double trigger" because the Company believes that the executive officers would be materially harmed in a change of control only if it results in reduced responsibilities or compensation or loss of employment for the executive. Huron employment agreements do not provide for any gross-ups.
Mr. Torain departed from the Company effective March 15, 2024. In connection with his departure, on March 10, 2024, Huron and Mr. Torain entered into a mutual separation agreement pursuant to which Mr. Torain became eligible for severance payments and benefits consistent with the terms of his senior management agreement for a termination without Cause.
More information on our use of employment agreements, including the estimated payments and benefits payable to the named executive officers and the actual severance payable to Mr. Torain under his separation agreement, is provided under the
"Potential Payments Upon Termination or Change of Control" section of this Proxy Statement.
Health and Welfare Benefits
The named executive officers are eligible for the same health and welfare benefits generally available to Huron employees.
401(k) Plan
Huron offers a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the
“Code”), to all U.S. employees, including the NEOs, who meet specific eligibility criteria, such as age and length of service requirements. In 2024, we matched 100% of an employee’s 401(k) salary deferrals, up to a maximum of 6% of an employee’s eligible earnings and IRS limits.
Deferred Compensation Plan
Huron offers a nonqualified deferred compensation plan (the "DCP") to all principals, managing directors, corporate vice presidents, named executive officers and non-employee directors. The DCP allows participants to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of investment alternatives. Non-employee directors may elect to defer up to 100% of their cash compensation into the DCP.

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Earnings are credited based on the returns of the investment options selected by the participant. Any amounts contributed may be deferred until a later date or may become payable in connection with a participant's retirement, death, disability or other separation from service.
Perquisites
Huron did not provide material perquisites over and above those commonly available to the broader Huron employee population or similarly situated key management employees to any named executive officer in 2024. The Company provides enhanced disability and life insurance benefits to all of its managing directors, corporate vice presidents and executive officers.
Named executive officers and industry and capability leaders are also offered reimbursement of the cost of an annual executive physical examination.
Clawback Provisions
The Company's incentive compensation recoupment policy (commonly referred to as a "clawback policy") was amended and restated effective October 27, 2023 in accordance with Rule 10D-1 of the Securities Exchange Act of 1934 and Nasdaq listing standards. Furthermore, on February 14, 2025, the clawback policy was further amended to provide the ability to recover compensation in connection with certain acts of misconduct by a covered executive.
The clawback policy, as amended, requires the recoupment of incentive-based compensation paid to executive officers and such other individuals designated by the policy in the event of a restatement of our quarterly or annual financial results. In such an event, our non-employee directors will review all incentive-based compensation awarded to those individuals covered by the policy based upon the achievement of financial results that were the subject of the restatement and will recoup the incentive-based compensation to the extent the amount of such compensation would have been lower than the amount actually awarded, granted, paid, earned, deferred or vested based on the achievement of financial results that were subsequently reduced due to such restatement.
Additionally, if the Board determines that a covered executive has engaged in misconduct, the Board may seek the recovery and/or forfeiture of all or a portion of any equity-based awards granted to the executive during the fiscal year in which the misconduct occurred, including those that have vested, been settled, or are scheduled to vest. Under the clawback policy, as amended, "misconduct" includes acts constituting: (i) a felony; (ii) fraud, including any act involving moral turpitude or dishonesty related to the Company that causes material and adverse reputational or financial harm to the Company; or (iii) any act that involves a felony, fraud, moral turpitude, dishonesty, or a breach of fiduciary duty that contributes to the necessity of a financial restatement. The determination of whether misconduct has occurred, and the decision to seek recovery or forfeiture, is in the Board’s sole discretion.
Stock Ownership Guidelines and Holding Requirements
We maintain stock ownership guidelines for Huron's named executive officers and non-employee directors, which are consistent with the practices of our peer group and are designed to align the interests of our stockholders, directors and executive officers. Until the relevant stock ownership target is achieved, executive officers and non-employee directors are required to retain a number of shares equal to at least 60% of the net after tax proceeds from the exercise of stock options or vesting of restricted stock units and performance share units. Only shares owned outright count towards ownership requirements. Unexercised stock options and unvested performance share units or unvested restricted stock units do not count. Each of our NEOs and non-employee directors are in compliance with the terms of our share ownership guidelines.

Position	Stock Ownership Guideline

CEO	5x salary
CFO and COO	2x salary
Other Executive Officers	1x salary
Non-employee Directors	5x annual retainer

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Insider Trading Policy
We have adopted an Insider Trading policy and procedures governing the purchase, sale and/or other disposition of our securities by directors, officers and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Huron’s Insider Trading Policy is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 ("2024 Annual Report on
Form 10-K"), filed with the Securities and Exchange Commission on February 25, 2025.
Hedging and Pledging
Under the Company’s insider trading policy, directors, officers, employees and contractors are prohibited from entering into transactions in publicly-traded puts, calls or other derivative securities with respect to Huron’s stock and any other transaction that "hedges" the ownership in Huron’s stock or holding Company securities in a margin account or pledging Company securities as collateral for a loan is prohibited.
Tax Considerations
Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation paid in excess of $1 million for any fiscal year to a company’s "covered employees." The Compensation Committee expects to authorize in the future compensation in excess of $1 million to employees that will not be deductible under Section 162(m)
when it believes doing so is in the best interests of the Company and its stockholders. The Company considers it important to retain the flexibility to design a compensation program that is in the best long-term interests of the Company and its stockholders, even if certain payments under the program are not deductible under Section 162(m).
Section 280G. Section 280G of the Code disallows a company’s tax deduction for certain payments in connection with a change of control defined as "excess parachute payments," and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. The senior management agreements in effect ensure that any covered payments would be reduced to the extent necessary so that no portion of such payments is subject to the excise tax.
Accounting for Stock-Based Compensation
The Compensation Committee considers accounting implications in designing our executive compensation program, such as
ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-
employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the information contained under the caption
"Compensation Discussion and Analysis" and, based on this review and discussion, has recommended to the Board that it be included in this Proxy Statement and incorporated by reference into our 2024 Annual Report on Form 10-K.
Hugh E. Sawyer, Chair
Joy T. Brown
H. Eugene Lockhart
Debra Zumwalt

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2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

C. Mark Hussey(4) Chief Executive Officer and President	2024	948,958	430,000	3,562,496	1,539,143	39,381	6,519,978
	2023	919,792	430,000	2,642,725	1,676,563	37,323	5,706,403
	2022	800,000	430,000	1,643,228	1,104,000	38,603	4,015,831
John D. Kelly Executive Vice President, Chief Financial Officer and Treasurer	2024	598,958	205,000	1,320,032	798,503	31,440	2,953,933
	2023	572,917	205,000	1,322,087	833,750	29,956	2,963,710
	2022	525,000	205,000	1,029,306	652,050	29,034	2,440,390
J. Ronald Dail(5)(6)(7) Executive Vice President and Chief Operating Officer	2024	673,958	—	944,996	833,721	28,320	2,480,995
	2023	650,000	—	812,465	964,316	26,923	2,453,704
	2022	612,500	—	882,726	766,487	26,154	2,287,867
Ernest W. Torain, Jr.(8) (9) Former Executive Vice President, General Counsel and Corporate Secretary	2024	112,500	80,000	—	—	914,371	1,106,871
	2023	447,917	80,000	692,411	489,375	34,516	1,744,219
	2022	398,333	80,000	516,327	276,000	33,486	1,304,146
(1)The bonus amounts paid in 2022, 2023, and 2024 represent all three installments of the three-year cash retention bonus made in 2021 to retain the NEOs’ continued leadership through the COVID-19 pandemic and in recognition of their exceptional performance during
2020.
(2)This column represents the aggregate grant date fair value of restricted stock, restricted stock units and/or performance share units and/
or performance-based stock option awards. The value of the performance share units and performance-based stock options in the table is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Performance share unit values in the Stock Awards column are based on performance achieved at target levels for the included performance share units, which was the probable outcome of performance conditions as of the grant date for the
PSUs. The grant date fair value of each NEO’s performance share unit grants for 2024 if earned at maximum levels was $4,987,494,
$1,848,045, and $1,323,014, for Messrs. Hussey, Kelly, and Dail, respectively.
(3)All Other Compensation for 2024 is detailed in the table below.
(4)Mr. Hussey served as president and chief operating officer through June 30, 2022, at which time he was succeeded by Mr. Dail effective
July 1, 2022. Mr. Hussey continued to serve as president through December 31, 2022, and effective January 1, 2023, began serving as chief executive officer and president.
(5)Mr. Dail has served as executive vice president and chief operating officer since July 1, 2022, prior to which he led Huron’s healthcare performance improvement business unit.
(6)Mr. Dail's 2022 non-equity incentive plan compensation includes his earned non-equity incentive compensation under the NEO annual incentive plan and Healthcare Managing Director annual incentive plan, prorated for his time served as a managing director in the
Healthcare business unit. Additionally, this total includes $122,837 earned under the Healthcare Managed Services incentive program, a commission-based program for the Healthcare Managed Services offering that is determined based on the revenue generated on certain engagements which Mr. Dail is eligible for based on his prior role as the leader of Huron's healthcare performance improvement business unit through July 1, 2022. Mr. Dail is expected to be eligible for this incentive compensation through 2025 per the terms of the
Healthcare Managed Services incentive program structure.
(7)Mr. Dail's 2023 and 2024 non-equity incentive plan compensation includes his earned non-equity incentive compensation under the
NEO annual incentive plan and $116,066 and $130,692 earned under the Healthcare Managed Services incentive program in 2023 and
2024, respectively. The Healthcare Managed Services incentive program is a commission-based program for the Healthcare Managed

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Services offering that is determined based on the revenue generated on certain engagements which Mr. Dail is eligible for based on his prior role as the leader of Huron's healthcare performance improvement business unit through July 1, 2022. Mr. Dail is expected to be eligible for this incentive compensation through 2025 per the terms of the Healthcare Managed Services incentive program structure.
(8)Mr. Torain’s last day of employment with the Company was March 15, 2024. Mr. Torain’s salary and retention bonus earned for services performed prior to his departure are reflected in the table above. See the “2024 All Other Compensation” table below for additional amounts paid on or subsequent to his departure, which are included in the “All Other Compensation” column of the Summary
Compensation Table as well.
(9)In March 2024, prior to his departure, a restricted stock grant and PSU grant were made in our equity administration system to Mr.
Torain. These awards were not treated as granted for purposes of ASC 718 and we did not recognize any compensation expense for such awards. These awards were cancelled prior to the Record Date. Therefore, such awards are not included in the table above and are disregarded for purposes of other executive compensation disclosures in this Proxy Statement.
2024 All Other Compensation

Name	Executive Long- Term Disability Insurance ($)(1)	Executive $1MM Term Life Insurance ($)(2)	Company Provided 401(k) Match ($)(3)	Other Benefits and Perquisites ($)(4)	Severance ($)(5)	Total All Other Compensation ($)

C. Mark Hussey	7,101	4,870	20,700	6,710	—	39,381
John D. Kelly	4,353	1,190	20,700	5,197	—	31,440
J. Ronald Dail	5,545	2,075	20,700	—	—	28,320
Ernest W. Torain, Jr.	2,215	936	20,700	—	890,520	914,371
(1)Executive Long-Term Disability Insurance is provided to all executives, managing directors and principals.
(2)Executive Term Life Insurance is provided to all executives, managing directors and principals.
(3)Huron provides a Company 401(k) match to all participating employees.
(4)Other Benefits and Perquisites include the cost of executive physicals, which Huron pays for executives and certain managing directors.
(5)As provided for in Mr. Torain’s senior management agreement, upon departure from the Company, Mr. Torain (a) was paid severance consisting of an amount equal to one (1) times the sum of his annual base salary and target annual bonus in effect at the time of separation ($787,500); (b) became entitled to continuation of 12 months of medical benefits on the same economic terms as exist from time to time for active similarly-situated executives (estimated to $22,766 for the 12 months); (c) became entitled to a lump sum cash payment equal to a pro-rata annual bonus for 2024 based on actual performance, pro-rated for the number of days he was employed during the performance period ($80,254).

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2024 Grants of Plan-Based Awards
The following table summarizes the grants of equity awards and annual cash incentive awards for 2024 to each named executive officer.

		Date of Compensation Committee Action	Estimated Future Payouts Under Non Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)

C. Mark Hussey	3/1/2024	2/21/2024	—	—	—		6,272	25,088	50,176	—	2,493,747	(2)
	3/1/2024	2/21/2024	—	—	—		—	—	—	10,752	1,068,749	(3)
			166,250	1,330,000	2,660,000	(1)	—	—	—	—	—
John D. Kelly	3/1/2024	2/21/2024	—	—	—		2,324	9,296	18,592	—	924,022	(2)
	3/1/2024	2/21/2024	—	—	—		—	—	—	3,984	396,010	(3)
			86,250	690,000	1,380,000	(1)	—	—	—	—	—
J. Ronald Dail	3/1/2024	2/21/2024	—	—	—		1,664	6,655	13,310	—	661,507	(2)
	3/1/2024	2/21/2024	—	—	—		—	—	—	2,852	283,489	(3)
			75,938	607,500	1,215,000	(1)	—	—	—	—	—
Ernest W. Torain Jr.			42,188	337,500	675,000	(1)	—	—	—	—	—
(1)The target, threshold and maximum represent the range of cash award that could be earned under the 2024 NEO annual incentive program. The minimum amount that could be paid is 12.5% of target, calculated as threshold payout of 50% for the lowest weighted component. Maximum payout represents 200% of target. Based on the achievement of specific financial goals and strategic measures, the Compensation Committee determined that 115.7% of the target award was earned for 2024.
(2)The March 1, 2024 grant of PSUs is based on the performance against predefined financial measures of revenues before reimbursable expenses and adjusted diluted EPS over the three-year performance cycle from 2024-2026. The minimum amount that could be earned is 25% of target, calculated as threshold payout of 50% on only one of the financial measures; and, if threshold performance is not achieved for all financial measures, the award will be forfeited. The PSUs can be earned up to 200% of target for maximum performance on all financial measures. The PSUs that are earned will vest on March 1, 2027. These PSUs were granted under the Company's 2012
Omnibus Incentive Plan.
(3)This grant of restricted stock units (RSUs) was made under the 2024 NEO long-term incentive program and will vest annually over a three-year period. The RSUs were granted under the Company’s 2012 Omnibus Incentive Plan.
(4)The grant date fair value of all RSU and PSU grants are based on the closing price of Huron stock on the date of grant, which was
$99.40 on March 1, 2024; and for performance-based awards, the estimate of expected funding (i.e., the probable outcome of performance conditions) as of the grant date. The total number of PSUs to be earned is contingent on meeting specific financial targets as described in Note 2 above.

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2024 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2024 for each named executive officer. Market value is based on the closing price of Huron stock of $124.26 on December 31, 2024, the last trading day of the fiscal year.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

C. Mark Hussey	3/1/2022	—	—	—	—	2,904 (1)	360,851	—	—
	3/1/2022	—	—	—	—	40,648 (2)	5,050,920	—	—
	3/1/2023	—	—	—	—	5,105 (1)	634,347	—	—
	3/1/2023	—	—	—	—	—	—	35,734 (3)	4,440,307
	3/1/2024	—	—	—	—	10,752 (1)	1,336,044	—	—
	3/1/2024	—	—	—	—	—	—	25,088 (4)	3,117,435
John D. Kelly	3/1/2022	—	—	—	—	1,852 (1)	230,130	—	—
	3/1/2022	—	—	—	—	25,912 (2)	3,219,825	—	—
	3/1/2023	—	—	—	—	2,469 (1)	306,798	—	—
	3/1/2023	—	—	—	—	—	—	17,276 (3)	2,146,716
	3/1/2024	—	—	—	—	3,984 (1)	495,052	—	—
	3/1/2024	—	—	—	—	—	—	9,296 (4)	1,155,121

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		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

J. Ronald Dail	3/1/2021	—	—	—	—	827 (5)	102,763	—	—
	3/1/2022	—	—	—	—	2,647 (5)	328,916	—	—
	3/1/2022	—	—	—	—	1,297 (6)	161,165	—	—
	3/1/2022	2,452 (6)	1,225 (6)	48.22	3/1/2029	—	—	—	—
	7/1/2022	—	—	—	—	617 (1)	76,668	—	—
	7/1/2022	—	—	—	—	15,332 (2)	1,905,154	—	—
	3/1/2023	—	—	—	—	1,182 (5)	146,875	—	—
	3/1/2023	—	—	—	—	1,993 (1)	247,650	—	—
	3/1/2023	—	—	—	—	—	—	13,950 (3)	1,733,427
	3/1/2024	—	—	—	—	2,852 (1)	354,390	—	—
	3/1/2024	—	—	—	—	—	—	6,655 (4)	826,950
Ernest W. Torain, Jr. (7)	3/1/2022	—	—	—	—	9,810 (2)	1,218,991	—	—
	3/1/2023	—	—	—	—	—	—	3,878 (3)	481,880
(1)Consists of unvested restricted stock units as of December 31, 2024 that vest 33% annually over three years from the date of grant, provided that the individual is still employed by Huron on the applicable vesting date or is eligible for retirement under the Company's equity incentive plan.
(2)Consists of the 2022 grant of PSUs that vest based on performance for the 2022-2024 performance period. The amount reflected in the table equals 200%, the actual amount earned. The earned amount vested on March 1, 2025.
(3)Consists of the 2023 grant of PSUs that vest based on performance for the 2023-2025 performance period. Actual payouts may range from 0% to 200% of target, with 25% paid for threshold performance. As of December 31, 2024, it was estimated that the award would be earned at an amount between target and maximum; as such, the amount reflected in the table equals the maximum amount. Once the 2023-2025 performance period is complete, the earned award will vest in its entirety on March 1, 2026.
(4)Consists of the 2024 grant of PSUs that vest based on performance for the 2024-2026 performance period. Actual payouts may range from 0% to 200% of target, with 25% paid for threshold performance. The amount reflected in the table equals the target amount based on the estimated funding as of December 31, 2024. Once the 2024-2026 performance period is complete, the earned award will vest in its entirety on March 1, 2027.
(5)Consists of unvested restricted stock as of December 31, 2024 that vests 25% annually over four years from the date of grant, provided that the individual is still employed by Huron on the applicable vesting date or is eligible for retirement under the Company's equity incentive plan.

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(6)Consists of the unvested PSUs and unexercised performance stock options (PSOs) granted in 2022 that were earned based on the
2022 annual performance of the Healthcare business unit. The amount reflected in the table equals the unvested PSUs and unexercised
PSOs of the earned amount. The earned awards vest 33% annually over three years from the date of grant provided the individual is still employed by Huron on the applicable vesting date.
(7)As provided for in Mr. Torain’s senior management agreement and the related equity grant agreements, upon departure from the
Company, these PSUs remained eligible to vest based on actual performance for the full performance period, prorated for his time served during the performance period. All of Mr. Torain’s outstanding RSU grants that had not vested as of the separation date were forfeited and canceled.
2024 Option Exercises and Stock Vested
The following table sets forth certain information concerning stock options exercised and restricted stock and restricted stock units vested during 2024 for each named executive officer.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

C. Mark Hussey	—	—	39,247	3,851,308
John D. Kelly	—	—	34,732	3,408,251
J. Ronald Dail	—	—	7,061	692,896
Ernest W. Torain, Jr.	—	—	9,464	928,702
(1)The value realized on vesting equals the number of shares received on vesting multiplied by the closing price of Huron stock on the most recent business day preceding the vesting date.
2024 Nonqualified Deferred Compensation
The following table sets forth the deferred compensation activity for the named executive officers in 2024.

Name	Executive Contributions in 2024 ($)(1)	Registrant Contributions in 2024 ($)	Aggregate Earnings in 2024 ($)(2)	Aggregate Withdrawals/ Distributions in 2024 ($)	Aggregate Balance as of 12/31/24 ($)

C. Mark Hussey	—	—	159,966	—	1,912,253
John D. Kelly	—	—	—	—	—
J. Ronald Dail	—	—	—	—	—
Ernest W. Torain, Jr.	—	—	—	—	—
(1)There were no executive contributions made to the Deferred Compensation Plan for 2024.
(2)Huron does not pay above-market interest or preferential dividends on investments in the Deferred Compensation Plan and therefore the amounts in this column are not reported in the Summary Compensation Table.

Huron Consulting Group Inc.	56	2025 Proxy Statement

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The Company maintains the deferred compensation plan (the "DCP"), which became effective July 1, 2006, for principals, managing directors, corporate vice presidents, named executive officers and members of the Board. The DCP permits eligible employees to defer up to 75% of their base salary and 100% of their annual cash incentive and permits directors to defer up to
100% of their cash compensation. Participants are able to choose from a number of investment alternatives. Earnings are credited based on the returns of the investment options selected by the participant. Huron does not match any amounts deferred or otherwise contribute to the DCP except to make restoration payments to the accounts of participants who do not receive the maximum eligible 401(k) match as a result of participation in the DCP. Deferral elections for base salary and any guaranteed bonus must be made in the calendar year prior to earning such base salary or within 30 days of becoming eligible for the plan. The Company requires that deferral elections of the annual cash incentive be made 12 months prior to the end of the applicable performance period.
Payments from the plan automatically begin upon termination of employment or separation from service as a director. Key employees, including executive officers, must wait six months after termination to receive payment from the plan. Participants may elect payment in a lump sum or annual installments for up to 15 years. Upon proof of financial hardship and approval from the Compensation Committee, a participant may be allowed an early distribution. Participants may also elect to receive payments prior to termination through a scheduled distribution.
Potential Payments Upon Termination or Change of Control
Background
We have entered into agreements and maintain plans and arrangements that require us to pay or provide compensation and benefits to each of the named executive officers in the event of certain terminations of employment or a change of control.
Senior Management Agreements
Mr. Hussey's senior management agreement as chief executive officer, effective January 1, 2023, continues for three years from the effective date. Following the expiration of the initial three-year term, the agreement will be automatically renewed every twelve months unless Mr. Hussey or the Company provides 60 days' advance written notice of the cessation of such automatic renewal. The agreement may be earlier terminated by Mr. Hussey or the Company pursuant to its terms.
Mr. Kelly and Mr. Dail’s senior management agreements do not specify an initial term and instead provide that employment will continue unless either the Company or the executive delivers to the other 60 days’ advance written notice of the cessation of employment. These may be earlier terminated by the executive or the Company pursuant to their terms.
The following table summarizes how unvested equity awards will be addressed in the event of a termination under the senior management agreements, the Plan and the applicable grant agreements for each of our active NEOs.

Event	Restricted Stock Units and Options	2022, 2023 and 2024 Performance Stock Units

Normal Vesting	33% annual vesting over 3 years	100% of the earned PSUs vest on March 1 of the year following the end of the three year performance period.
Voluntary Termination	Forfeit.	Forfeit.
Termination for "Cause"	Forfeit.	Forfeit.
Approved Retirement (comply with non-compete provisions)	Subject to non-compete, vesting continues per normal course post- retirement.
Earned based on actual performance and will vest pro
rata on March 1 of the year following the three year
performance period based on number of days employed
during the performance period. Subject to non-compete,
vesting continues per normal course post-retirement.

Death or Disability	Full acceleration.	Earned based on actual performance and will vest pro rata on March 1 of the year following the three year performance period based on number of days employed during the performance period.

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Event	Restricted Stock Units and Options	2022, 2023 and 2024 Performance Stock Units

Involuntary/Good Reason Termination	Forfeit.	Earned based on actual performance and will vest pro rata on March 1 of the year following the three year performance period based on number of days employed during the performance period.
Change of Control ("COC"), No Termination	No vesting impact, may be assumed by acquirer.
If assumed by acquirer and converts shares into right to
receive equivalent value shares in new entity then vesting
continues per normal course.
If not assumed by acquirer or acquirer does not convert
shares into right to receive equivalent value in shares of
new entity and the COC occurs during the performance
period, then the PSUs will vest at the greater of target or
the level dictated by actual performance at the time of the
COC.
If not assumed by acquirer or acquirer does not convert
shares into a right to receive equivalent value in shares of the new entity and the COC occurs after the performance
period, then the PSUs will vest at the greater of target or
the level dictated by actual performance at the time of the
COC.
If not assumed by acquirer or acquirer does not convert
shares into a right to receive equivalent value in shares of the new entity, one share of Company common stock will
be exchanged for each vested PSU and such common
stock will receive the consideration paid by the acquirer in the COC.

Involuntary/COC Good Reason Termination (A) 24 Months Post-COC, or (B) Within 12 Months Prior to COC Reasonably Attributable to COC	Full acceleration.	Shares shall immediately fully vest at the greater of target or level dictated by actual performance.
The treatment of unvested equity awards granted to Mr. Hussey in the event of termination did not change with the execution of his senior management agreement as a chief executive officer, which was effective January 1, 2023.
Other Benefits
Mr. Hussey, Mr. Kelly, and Mr. Dail are eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated key management employees.
Restrictive Covenants on Termination
For the applicable restricted period set forth in the senior management agreements of all executive officers, except for Mr. Dail, such executive officers may not directly or indirectly (i) hire any employees of the Company or solicit, induce or encourage any employee of the Company or any client of the Company to leave, alter or cease his/her/its relationship with the Company or (ii)
provide services that are the same as or similar to those offered by the Company to any client of the Company that he obtained as a client for the Company, to whom he provided services within the 12 months preceding termination of employment, or to whom he submitted a proposal during the six months prior to termination of employment. The restricted period for Mr. Hussey is 12 to 24 months (depending on the type of termination) following termination of employment. The restricted period for Mr. Kelly is 12 months following termination of employment for any reason.
In addition, for a period of 12 to 24 months (depending on the type of termination) following the termination of his employment,
Mr. Hussey may not, directly or indirectly, provide services that are competitive with those of the Company to any person, firm or other business entity.

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Under Mr. Dail's senior management agreement, during his employment with the Company he may not directly or indirectly solicit, induce or encourage any employee of the Company or any client or other business relation to leave, alter or cease his/
her/its relationship with the Company. In addition, for a period of 12 months following termination of his employment with the
Company, he may not interfere with the Company's business relationship with a Company employee.
All executives are also subject to a confidentiality and non-disclosure covenant.
Key Definitions
Definition of "Change of Control"
A Change of Control is defined in each of the executive's senior management agreements as:
•any person becomes a beneficial owner of 40% or more of the Company’s outstanding securities;
•there is a consummation of a merger or consolidation with any person unless (a) the voting securities of the Company outstanding immediately prior to the transaction continue to represent at least 50% of the combined voting power of the securities of the Company or such other surviving entity; (b) the merger is a recapitalization in which no person other than existing security holders becomes a beneficial owner representing 50% or more of the Company’s then outstanding securities; or (c) the merger does not represent a sale of all or substantially all of the Company’s assets;
•the stockholders approve a plan of complete liquidation or dissolution; or
•there is a disposition or sale of all or substantially all of the Company’s assets other than a sale or disposition in which at least 50% of the combined voting power of the voting securities are owned by stockholders of Huron.
Definition of "Good Reason"
The definition of "Good Reason" is defined under all of the senior management agreements to mean a resignation following: (i)
a failure to comply with any material term of the agreement by the Company; (ii) a material reduction in base salary or benefits coverage, provided that such reduction is without his or her consent, is not warranted by the Company’s financial condition, and is not a change that applies uniformly to similarly situated Company executives; or in the case of the senior management agreements for Mr. Hussey and Mr. Kelly (iii) a change in primary location of employment to a location that is more than 50 miles from Chicago, Illinois. The senior management agreements provide the Company the right to cure prior to a senior executive’s resignation for Good Reason.
Definition of "Good Reason" in Relation to a Change of Control
Under each of the executive's senior management agreements, a Change of Control Good Reason occurs if certain adverse changes occur in anticipation of, or within 24 months following, a Change of Control including:
(a)any material breach of the senior management agreement by the Company;
(b)any material adverse change in the executive’s status, responsibilities or position with the Company;
(c)any material reduction in his base salary or target bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly situated executives of the Company and any direct or indirect parent of the Company;
(d)assignment of duties to the executive that are materially inconsistent with his position and responsibilities described in the senior management agreement, (which in the case of Mr. Hussey, specifically includes assignment of a position other than as chief executive officer of the ultimate parent surviving Company); or
(e)requiring the executive to be principally based at any office or location that is greater than 50 miles from Chicago,
Illinois (or, in the case of Mr. Dail, from the executive’s agreed upon primary place of employment prior to the Change of Control).
Termination without Cause or Resignation for Good Reason
If any of the executives is terminated without Cause or resigns for Good Reason, as defined in his senior management agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts. In addition, executives will receive pro rata vesting of performance stock units that would otherwise have been earned in the performance period.

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
The following severance benefits are payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, except in the case of a Change of Control, as of December 31, 2024:

Executive	Severance Benefits

C. Mark Hussey
An amount in cash equal to two times the sum of his then current annual base salary and his then current target bonus; pro rata bonus in the year of termination based on actual results; 24 months’ continuation of medical insurance; and pro rata vesting of performance stock units that would otherwise have been earned in the performance period. Severance amounts are payable in a lump sum.

John D. Kelly
An amount in cash equal to the sum of his then current annual base salary and his then current target bonus;
pro rata bonus in the year of termination based on actual results; 12 months’ continuation of medical insurance;
and pro rata vesting of performance stock units that would otherwise have been earned in the performance period. Severance amounts are payable in a lump sum.

J. Ronald Dail
An amount in cash equal to the sum of his then current annual base salary and his then current target bonus; pro rata bonus in the year of termination based on actual results; 12 months’ continuation of medical insurance; and pro rata vesting of performance stock units that would otherwise have been earned in the performance period. Severance amounts are payable in a lump sum.

Under the applicable equity award agreements, in the event an executive qualifies for an approved retirement and signs a non-
compete agreement, he would receive continued vesting of his stock options, restricted stock and restricted stock units. There would be no acceleration, but the equity would continue to vest per the schedule as outlined in the grant agreements.
Termination of Employment Due to Death or Disability
Under each of the senior management agreements, if any of our executives dies or becomes disabled, his estate will receive payment of base salary and a pro rata bonus at target through the date of termination. The executive and/or his eligible dependents shall receive continuation of medical benefits for six months. In addition, unvested time-based equity outstanding will vest and unvested performance-based awards will vest in accordance with the applicable grant agreement.
Termination of Employment Due to Termination other than for Resignation for Good Reason or
Due to Cause
No severance or benefits are paid if an executive officer’s employment is terminated for Cause or the executive resigns other than for Good Reason as defined in the executive’s senior management agreement.
Termination without Cause or Resignation for Good Reason Related to a Change of Control
If any of our executives is terminated without Cause or resigns for Change of Control Good Reason, in either case, within 24 months following a Change of Control (or within 12 months prior to a Change of Control if the executive reasonably demonstrates that the termination of his employment without Cause or his resignation for an event which, had it occurred following a Change of Control, would have constituted Change of Control Good Reason, was attributable to or otherwise in contemplation of a Change of Control), as defined in his senior management agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts.

Huron Consulting Group Inc.	60	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
The following severance benefits are payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, in the case of a Change of Control, as of December 31, 2024:

Executive	Severance Benefits

C. Mark Hussey
An amount in cash equal to two and one-half times the sum of his then current annual base salary and his then current target bonus; pro rata target bonus in the year of termination; 30 months’ continuation of medical insurance; and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

John D. Kelly
An amount in cash equal to one and one-half times the sum of his then current annual base salary and his then current target bonus; pro rata target bonus in the year of termination; 18 months’ continuation of medical insurance; and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

J. Ronald Dail
An amount in cash equal to one and one-half times the sum of his then current annual base salary and his then current target bonus; pro rata target bonus in the year of termination; 18 months’ continuation of medical insurance; and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

Golden Parachute Cutback
All executive senior management agreements provide that, if any amount, right or benefit paid or payable to the executive under his senior management agreement or any other plan, program or arrangement would constitute an "excess parachute payment" under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to the executive under his senior management agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.
Potential Payments Upon Termination or Change of Control
The estimated amount payable or provided to each named executive officer in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2024, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change of control can only be determined at the time the actual triggering event occurs. The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs.

Huron Consulting Group Inc.	61	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
The following table and summary set forth potential payments we would be required to make to our named executive officers upon termination of employment or change of control. The table assumes termination of employment on December 31, 2024 and uses a share price of $124.26, the closing price of our stock on December 31, 2024, the last trading day of the fiscal year.

Name	Benefit	Voluntary Termination/ Retirement ($)	Termination without Cause or resignation for Good Reason ($)	Permanent Disability or Death ($)	Involuntary Termination Following Change of Control ($)

C. Mark Hussey	Salary	—	1,900,000	—	2,375,000
	Bonus	—	2,660,000	—	3,325,000
	Pro rata annual bonus (1)	—	1,538,810	1,330,000	1,538,810
	Equity acceleration (2)	—	—	2,331,242	2,331,242
	Benefits continuation	—	29,204	7,301	36,505
	Cutback (3)	—	—	—	-6,158,649
	Total Value	—	6,128,014	3,668,543	3,447,908
John D. Kelly	Salary	—	600,000	—	900,000
	Bonus	—	690,000	—	1,035,000
	Pro rata annual bonus (1)	—	798,330	690,000	798,330
	Equity acceleration (2)	—	—	1,031,979	1,031,979
	Benefits continuation	—	21,880	10,940	32,820
	Cutback (3)	—	—	—	-1,597,756
	Total Value	—	2,110,210	1,732,919	2,200,373
J. Ronald Dail	Salary	—	675,000	—	1,012,500
	Bonus	—	607,500	—	911,250
	Pro rata annual bonus (1)	—	702,878	607,500	702,878
	Equity acceleration (2)	—	—	1,570,729	1,570,729
	Benefits continuation	—	20,277	10,139	30,416
	Cutback (3)	—	—	—	-2,482,472
	Total Value	—	2,005,655	2,188,368	1,745,301
(1)Pro rata bonus for termination without Cause or resignation for Good Reason is based on actual performance from 2024. See the
Compensation Discussion and Analysis of this Proxy Statement for disclosure regarding amount earned.
(2)The acceleration of equity varies by grant and type of termination as outlined in the preceding sections. The value shown is equal to the number of accelerated shares times the closing price on the last day of the fiscal year. These amounts do not include the value of stock that continues to vest per the original schedule post termination, as listed below:
(a) The 2023 and 2024 performance units would continue to vest for each of the named executive officers with the number of shares determined based on actual performance through December 31, 2024 and prorated for the number of days that the executive was employed during the performance period.
(b) All of the 2022 performance units would continue to vest for each of the named executive officers with the number of shares determined based on actual performance through December 31, 2024, which is the conclusion of performance period.
(c)Additionally, in the event an executive qualifies for an approved retirement, they would receive continued vesting of their stock per the schedule as outlined in the grant agreements. (As of December 31, 2024, Mr. Hussey satisfied the age and service retirement criteria for these programs.)
      (d)    Time-based RSAs and RSUs are forfeited in the event of a Termination without Cause or Resignation for Good Reason.
(3)In the event the total COC severance exceeds the IRC 280G safe harbor amount, then the executive’s total severance is reduced to the maximum safe harbor threshold amount as to not trigger any excise tax.

Huron Consulting Group Inc.	62	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Mr. Torain departed from the Company effective March 15, 2024. In connection with his departure, on March 10, 2024, Huron and Mr. Torain entered into a mutual separation agreement pursuant to which Mr. Torain became eligible for severance payments and benefits consistent with the terms of his senior management agreement for a termination without Cause. As provided for in Mr. Torain’s senior management agreement, upon departure from the Company, Mr. Torain: (a) was paid severance consisting of an amount equal to one (1) times the sum of his annual base salary and target annual bonus in effect at the time of separation ($787,500); (b) became entitled to continuation of 12 months of medical benefits on the same economic terms as exist from time to time for active similarly-situated executives (estimated to $22,766 for the 12 months, based on estimated COBRA rates for Mr. Torain); and (c) became entitled to a lump sum cash payment equal to a pro-rata annual bonus for 2024 based on actual performance, pro-rated for the number of days he was employed during the performance period ($80,237), subject to his compliance with the terms of the separation agreement, including his continued
compliance with restrictive covenants and his timely execution of a release of claims in favor of the Company. He also forfeited any unvested RSUs and remains entitled to a pro-rata portion of his unvested PSUs granted in 2022 and 2023 based on actual performance for the full performance period, prorated for his time served during the performance period.
Pay Versus Performance
The Company is providing the following disclosure about the relationship of the annual total compensation of our chief executive officer and other named executive officers to our total shareholder return, peer group shareholder return, our net income and our revenues. The information set forth below was not used by the Compensation Committee in setting compensation for our named executive officers as set forth in the Summary Compensation Table.

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($'000s)	Company- Selected Measure: Revenues before Reimbursable Expenses ($'000s)(4)

Year					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)

2024	6,519,978	10,541,029	2,180,600	3,255,143	181	124	116,626	1,486,085
2023	5,706,403	10,225,755	2,387,211	4,398,093	150	126	62,479	1,362,060
2022	6,066,630	8,811,255	2,637,060	3,593,717	106	122	75,552	1,132,455
2021	3,595,855	1,428,917	1,579,259	709,973	73	124	62,987	905,640
2020	3,991,446	1,314,867	1,691,684	1,003,158	86	94	(23,840)	844,127
(1)The principal executive officer (PEO) included in the summary compensation table total and compensation actually paid (CAP) total for
2024 and 2023 was C. Mark Hussey. The PEO for 2022, 2021, and 2020 was James H. Roth.
(2)The non-PEO NEOs included in the average summary compensation table total and average CAP for each year are as follows:
–2024 - John D. Kelly, J. Ronald Dail, and Ernest W. Torain, Jr.
–2023 - John D. Kelly, J. Ronald Dail, and Ernest W. Torain, Jr.
–2022 - C. Mark Hussey, John D. Kelly, J. Ronald Dail, and Ernest W. Torain, Jr.
–2021 - C. Mark Hussey, John D. Kelly and Ernest W. Torain, Jr.
–2020 - C. Mark Hussey, John D. Kelly, Ernest W. Torain, Jr. and Diane Ratekin
(3)CAP was calculated by subtracting from the summary compensation total the grant date fair value of awards included in the summary compensation total, adding/(subtracting) the year-over-year change in fair value of unvested equity, adding/(subtracting) the year-over-
year change in fair value of prior years' unvested equity that vested in the current year (valued as of the vest date), and adding the fair value of equity compensation granted in the current year (valued as of year-end). No dividends were paid in any year presented.
(4)The Compensation Committee determined revenues before reimbursable expenses to be the most important financial performance measure used to link company performance to CAP to our PEO and Non-PEO NEOs for 2024 because, in its view, it was most consistent with our primary near-term objective of driving revenue growth. Please note that in 2024, the Company revised the line item description of revenues to rename revenues as revenues before reimbursable expenses. The change in line item description had no impact on the value of the company-selected measure in any period.

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Below is additional information on the total amount of equity compensation included in CAP for the PEO and the average amount of equity compensation included in CAP for the non-PEO NEOs for 2024:

	Components of PEO Equity Compensation Included in CAP					Components of non-PEO NEO Equity Compensation Included in CAP

($)	Fair Value of Equity Awards Granted in Current Year as of FYE	Change in Fair Value of Unvested Equity Awards Granted in a Prior Year as of FYE	Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in Current Year	Change in Fair Value of Prior Years' Unvested Awards that were Forfeited in Current Year	Total Fair Value of Equity Awards included in CAP	Fair Value of Equity Awards Granted in Current Year as of FYE	Change in Fair Value of Unvested Equity Awards Granted in a Prior Year as of FYE	Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in Current Year	Change in Fair Value of Prior Years' Unvested Awards that were Forfeited in Current Year	Total Fair Value of Equity Awards included in CAP

PSU	3,117,435	3,141,512	(141,618)	—	6,117,329	660,690	1,151,853	(39,473)	(209,604)	1,563,466
PSO	—	—	—	—	—	—	24,884	(4,483)	—	20,401
Restricted Stock Units	1,336,044	171,873	(41,699)	—	1,466,218	283,147	82,886	(40,301)	(80,047)	245,685
Total	4,453,479	3,313,385	(183,317)	—	7,583,547	943,837	1,259,623	(84,257)	(289,651)	1,829,552
(5)CAP was not required to be adjusted for the value of pension benefits as we do not provide pension benefits. In addition, none of the equity awards granted to our NEOs were granted and vested in the same year and there were no dividends paid on the awards that were not otherwise incorporated into the valuation of the awards.
(6)The pay versus performance table above and the graph below compare the cumulative total shareholder return (TSR) on our common stock against the cumulative TSR of the stocks making up an industry peer group from December 31, 2019 through December 31, 2024.
The industry peer group, which is consistent with the peer group used by the Company for its S-K Item 201(e) disclosures within the
2024 Annual Report on Form 10-K, is comprised of the following companies: CRA International, Inc. (CRAI), FTI Consulting, Inc. (FCN),
ICF International, Inc. (ICFI), Premier, Inc. (PINC) and Resources Connection, Inc. (RGP). The graph and table assume a $100 investment in Huron Consulting Group Inc. common stock and an index of the industry peer group on December 31, 2019. The annual
TSR for each member of the peer group assumes all dividends are reinvested and was weighted based on its stock market capitalization at the beginning of each year presented.
The below graphs illustrate the relationship between the compensation actually paid (CAP) to the principal executive officer
(PEO) and the average of the non-PEO NEOs and i) total shareholder return for Huron and the peer group, ii) revenues and iii)
net income from 2020 through 2024.

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The increase in the PEO and average Other NEO CAP in 2022 as compared to 2021 and 2020 is primarily due to the increase in the fair value of equity awards. From December 31, 2021 to December 31, 2022, our stock price increased from $49.90 to
$72.60 and the expected funding of the 2020 and 2021 performance-based awards tied to performance against Adjusted
Diluted EPS and Revenue Growth metrics increased from 0% to 19% for the 2020 awards and 100% to 153% for the 2021 awards.
The increase in the PEO and average Other NEO CAP in 2023 also related to the increase in the fair value of equity awards.
From December 31, 2022 to December 31, 2023, our stock price increased from $72.60 to $103.80 and the expected funding of the 2021 and 2022 performance-based awards tied to performance against Adjusted Diluted EPS and Revenue Growth metrics increased from 153% to 194% for the 2021 awards and 100% to 182% for the 2022 awards.
The increase in the PEO CAP in 2024 related to the increase in the fair value of equity awards; and the decrease in the average Other NEO CAP in 2024 is primarily related to the departure of Mr. Torain effective March 15, 2024, partially offset by the increase in the fair value of equity awards outstanding with the other NEOs. The increase in the fair value of equity awards relates to the increase in our stock price from $103.80 to $124.26 from December 31, 2023 to December 31, 2024 and the expected funding of the 2022 and 2023 performance-based awards tied to performance against Adjusted Diluted EPS and
Revenue Growth metrics increased from 194% to 200% for the 2022 awards and 100% to 168% for the 2023 awards.

Huron Consulting Group Inc.	65	2025 Proxy Statement

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Financial Performance Measures
The Compensation Committee uses the following four financial performance measures when determining actual compensation paid to the named executive officers:
•Revenues before reimbursable expenses;
•Organic revenues;
•Adjusted EBITDA margin; and
•Adjusted diluted earnings per share (“EPS”).
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our median-paid employee to the annual total compensation of Mr. Hussey, our CEO. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
For 2024:
•The annual total compensation of our median employee was $111,032.
•Mr. Hussey’s annual total compensation, as reflected in the Summary Compensation Table included in this Proxy Statement, was $6,519,978.
•Based on this information, the ratio of the annual total compensation of Mr. Hussey to the annual total compensation of our median employee is estimated to be 58.7 to 1.
The calculation of the 2024 CEO Pay Ratio used the same median employee as used in 2022 and 2023. As permitted by SEC rules, we used the same median employee that was identified in the preparation of our pay ratio in 2022 and 2023 because there has been no change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure. In 2022, we identified the median employee by examining the 2022 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2022. We included all employees, whether employed on a full-time or part-time basis. We annualized the base compensation and bonus for all employees that were not employed by us for all of 2022 unless they were designated as temporary or seasonal positions.
In addition, in order to identify our median employee in 2022, we (i) utilized the exemption permitted under Item 402(u) of
Regulation S-K to exclude a total of 137 employees from Canada, the United Kingdom, Singapore, and Switzerland (which, in the aggregate, comprised less than 5% of our total employee population as of December 31, 2022), resulting in a net employee population of 5,652, of which 1,575 are located in India and (ii) adjusted non-U.S. employee pay applying foreign currency exchange rates as of December 31, 2022.
We calculated 2024 annual total compensation for our median employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table.
Compensation Committee Interlocks and Insider Participation
During 2024, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

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Certain Relationships and Related Transactions
It is the responsibility of the Audit Committee to review and approve, ratify or disapprove proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed pursuant to the SEC’s related person disclosure requirements). In addition, it is the policy of management and Board members to discuss at a meeting of the Board, or the appropriate Board committee, those transactions requiring disclosure pursuant to the SEC’s related person disclosure requirements between Huron and a Board member or a principal stockholder and members of their immediate families.
In addition, Huron has a Code of Business Conduct and Ethics (the "Code of Conduct"), a copy of which is posted on our web site at www.huronconsultinggroup.com, that applies to directors and employees and their family members. The Code of
Conduct, among other things, has a policy governing conflicts of interest generally and, in particular, prohibiting certain business arrangements with the Company and clients of the Company, entering into relationships that may be perceived as impairing the ability of the individual or Huron from performing his/her or its duties, as the case may be, in an impartial manner, and use of corporate property for improper personal gain. Any exceptions require disclosure and approval by the Chief
Compliance Officer and, in the case of officers and directors, by the Audit Committee of the Board. The Code of Conduct also prohibits Huron from making any personal loans or guaranteeing any personal obligations of Board members and executive officers.
Compensation of the Vice Chairman
Effective January 1, 2023, James H. Roth was appointed as Vice Chairman, Client Services by the Board and this change in role marked the conclusion of his tenure as an executive officer. In this full-time role, Mr. Roth assists in strategic and market-
facing activities concentrating on engaging directly with clients in Huron’s core industries, originating business in existing and adjacent markets and engaging with new clients, cultivating new client relationships, and ensuring exceptional service delivery across the company. In addition to his 45 years of client-focused experience, Mr. Roth continues to play an active and pivotal role mentoring and developing the next generation of Huron leaders. Mr. Roth does not receive compensation for his director duties but is remunerated commensurate with his new responsibilities for revenue generation, client service and developing leaders.
In 2024, Mr. Roth received compensation of $2,888,232 comprised of $900,000 for base salary, a $740,000 retention bonus,
$1,035,000 non-equity incentive plan compensation, $180,013 in stock award grants and $33,219 in other benefits. The retention bonus represents the third and final installment of the three-year cash retention award granted to Mr. Roth as chief executive officer in 2021 to retain his leadership through the COVID-19 pandemic. The stock awards include the grant date fair value of $180,013 for 1,811 restricted stock units granted on March 1, 2024, with a four year annual vesting schedule.
Set forth below is a brief description of the material terms of the senior management agreement for Mr. Roth ("Roth
Agreement") as previously disclosed on the Form 8-K filed by the Company on December 20, 2022.
Term: The Roth Agreement is effective January 1, 2023, and continued for one year from that date. Following the expiration of the initial one-year term, the Roth Agreement was renewed and extended for an additional period through December 31, 2024 via an amendment to the Roth Agreement dated February 23, 2024 (the “Roth Agreement Amendment”). The Roth Agreement
Amendment provides that any subsequent renewal will be for a one-year term or such longer period subject to the approval of the Board. The Roth Agreement may be earlier terminated by Mr. Roth or the Company pursuant to its terms.
Base Salary: The Roth Agreement entitles Mr. Roth to an annual base salary. For the 2024 calendar year, Mr. Roth's annual base salary was $900,000.
Annual Bonus: Each calendar year, Mr. Roth is eligible for an annual cash bonus in an amount determined by the Chief
Executive Officer based on the Company’s and Mr. Roth’s performance and the Company’s compensation policies. For the
2024 calendar year, Mr. Roth's annual target cash bonus was $900,000 and based on his performance in 2024, the
Compensation Committee approved 115% funding.

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Equity Awards: Mr. Roth is generally eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards to be determined by the Chief Executive Officer, subject to the approval of the Compensation Committee, based on the Company’s and Mr. Roth’s performance and the Company’s compensation policies. The terms and conditions of each equity award are subject to the terms of the applicable equity incentive plan of the Company and the equity awards' grant agreements. Additionally, each calendar year, Mr. Roth is eligible for an annual equity grant under the Plan in an amount determined by the Chief Executive Officer based on the Company’s and Mr. Roth’s performance and the Company’s compensation policies. For the 2024 calendar year, Mr. Roth's annual equity bonus was 20% of his annual base salary
($180,000). The Roth Agreement Amendment provides that Mr. Roth’s 2024 annual equity grant will vest in four equal installments, with one-fourth vesting on the first anniversary of the grant date and one-fourth vesting on each of the next three anniversaries of the grant date.
Other Benefits: Mr. Roth is eligible to participate in the Company’s various health and welfare benefit plans for its similarly-
situated employees. Additionally, Mr. Roth is eligible to participate in the executive physical program provided to key management employees.
Post-Termination Payments: If Mr. Roth's employment is terminated by the Company without Cause (as defined in the Roth
Agreement), Mr. Roth will be entitled to: (i) severance pay in an amount equal to six months' of Mr. Roth's annual base salary
(ii) continuation of medical benefits for 12 months upon the same terms as exist from time to time for active similarly-situated employees of the Company; and (iii) an amount in cash equal to the annual bonus that Mr. Roth would have earned for the year of termination had he remained employed for the year in which his termination occurs based on his performance, prorated for the number of completed days of employment during the year of termination.
Death or Permanent Disability: If Mr. Roth's employment is terminated due to Mr. Roth’s death or permanent disability, then
Mr. Roth or Mr. Roth's estate will be entitled to (i) payment of Mr. Roth's base salary through the date of termination; (ii) if the termination due to Mr. Roth's death or permanent disability occurs during the initial one-year term of the Roth Agreement, an amount in cash equal to the then-prevailing target amount of Mr. Roth's annual bonus, prorated for the number of completed days of employment during that year; and (iii) vesting of any outstanding time-based or performance-based equity will be treated in accordance with the applicable equity agreement then in effect. Additionally, if Mr. Roth's employment is terminated due to Mr. Roth's death or permanent disability, then Mr. Roth or Mr. Roth's eligible dependents will be entitled to continuation of medical benefits upon the same terms as exist immediately prior to the termination of employment for similarly-situated active employees of the Company for the six-month period immediately following the termination of employment.
Change of Control: Subsequent to the initial one-year term of the Roth Agreement, Mr. Roth is not entitled to enhanced compensation or benefits stemming from a termination due to a Change of Control.
The receipt of the post-termination benefits described above are conditioned on Mr. Roth’s compliance with the covenants, warranties, representations and agreements set forth in Roth Agreement, as well as his execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.
The Roth Agreement further provides that if any amount, right or benefit paid or payable to Mr. Roth under the Roth Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Mr. Roth under the
Roth Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

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Proposal Three
Approval of an Amendment to the Company’s Amended
and Restated 2012 Omnibus Incentive Plan
To enable us to continue to attract and retain highly qualified employees, on
March 19, 2025, our Board approved, subject to stockholder approval, an amendment to the Company's Amended and Restated 2012 Omnibus Incentive
Plan (the "Plan") to increase the number of shares available for grant under the
Plan by 900,000 shares of common stock of the Company (“shares”). No other changes were made to the Plan. A copy of the amendment to the Plan is attached as Appendix A to this Proxy Statement.
Background and Reasons for Amending the Plan
Our professionals' expertise, skills and experience and our unique company culture are our biggest differentiators, and we expect to continue to strategically invest in our workforce to enable the future success of our growth strategy. To continue to attract, engage, reward and retain highly qualified employees, particularly our revenue-generating managing directors and principals, and align those employees' interests with the Company and stockholders, we believe it is critical to continue to grant equity to both current and future employees.
The Plan is the Company's primary equity incentive plan, and we use the Plan to grant equity primarily to individuals who are not executive officers. Specifically, over the last three years, an average of 84% of total equity granted under the
Plan was awarded to our revenue-generating managing directors, principals and industry and capability leaders; by contrast, approximately 12% of total equity granted in the last three years was awarded to our NEOs with the remaining 4%
awarded to our directors and other employees, including our corporate vice presidents.
As a professional services firm, we recognize that our revenue-generating managing directors, principals and industry and capability leaders are the key drivers of growth in our business. These individuals actively play a pivotal role in serving our clients, acting as strategic business advisors, coaches, and industry experts and collaborating with organizations and their leaders to tackle complex business challenges. Internally, they lead the innovation and development of our intellectual capital, foster the growth of our people, and act as stewards of our organizational culture. As such, they are critical to the overall success of Huron’s growth strategy and to increasing stockholder value. To continue to align the interests of these employees with those of our stockholders, on average 40% of our managing director and principal compensation is at-risk and aligned with performance; and of that performance-based compensation, 30-50% is provided in equity, depending on level. These grants include grants to certain managing directors and industry and capability leaders of performance-based share units

Recommendation of the Board

The Board recommends that stockholders vote FOR approval of the amendment to the company’s amended and restated 2012 omnibus incentive plan.

84% of stock granted annually is provided to revenue- generating managing directors and principals

Managing Directors
and Principals
Other
NEOs
9 Burn rate is calculated as the sum of the total number of time-vested equity awards granted in a fiscal year and the total number of performance-based awards vested during a fiscal year, divided by the weighted average common stock outstanding during the year.
10 Overhang is equal to the total number of equity awards outstanding, adjusted for performance-based awards expected to be granted or forfeited in the subsequent year's first quarter due to the actual achievement of specified financial metrics under the performance-based award terms, plus the total number of shares available for grant under the Company’s equity plan; divided by the sum of the total common stock outstanding, the total number of equity awards outstanding, and the total number of shares available for grant under the Company’s equity plan.

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and performance-based stock options whose funding is tied to predefined financial goals of their business units. We believe that our ability to offer these long-term equity incentives encourages an ownership mindset that aligns employee performance, enterprise objectives and stockholder success, that cannot be as effectively achieved with cash awards alone.
As of March 10, 2025, 620,157 shares of common stock remained available for grant under the Plan. With approval for the
900,000 share increase proposed, the total number of shares available for future grant will increase to 1,520,157 shares. We estimate the increased shares available for grant will be sufficient to cover all grants to be made under the Plan over the next two years.
Additional Considerations
When approving the amendment to the Plan, the Board considered the Plan's utilization metrics, including burn rate and overhang. The burn rate is equal to the sum of the total number of time-based equity awards granted in a fiscal year and the total number of performance-based awards vested during a fiscal year, divided by the weighted average common stock outstanding during the year. Overhang is equal to the total number of equity awards outstanding, adjusted for performance-
based awards expected to be forfeited in the subsequent year's first quarter due to not meeting specified financial metrics, plus the total number of shares available for grant under the Company’s equity plan divided by the total common stock outstanding.
The Company’s three-year average burn rate9 for the last three fiscal years was 3.2%. The Company’s overhang10 as of the
Record Date was 9.3%. If the Plan is approved, the Company’s overhang would increase to approximately 13.2%.
The following table sets forth information regarding outstanding equity awards and shares available for future equity awards under the Plan as of March 10, 2025 (without giving effect to approval of the Plan):

As of March 10, 2025:

Stock options outstanding(1)	145,568
Weighted average exercise price of stock options outstanding	$80.36
Weighted average remaining contractual life of stock options outstanding	4.9 years
Shares subject to outstanding restricted stock, restricted stock units, and other full value awards (unvested and unearned)	1,064,195
Shares remaining for grant under the existing Amended and Restated 2012 Omnibus Incentive Plan	620,157
Common shares issued and outstanding	17,921,212
(1)Includes both unvested and vested, but unexercised stock options.
Additionally, the Board considered the Company's outstanding share repurchase authorization which has historically been used, and is expected to continue to be used, to offset, in part, the dilutive impact of equity awards granted under the Plan. In the last three fiscal years, the Company has returned an aggregate of $367.1 million of capital to stockholders through the repurchase of 4.7 million shares of the Company's common stock. As of December 31, 2024, $64.5 million remains available under the current share repurchase authorization.
See below for additional information on the Plan.

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Approval Required
The approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the total shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal, provided that a quorum is represented at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote with respect to approval of the proposal and therefore will have no effect on the outcome of the proposal. Executed proxies will be voted “FOR” the approval of the proposal, unless specified otherwise.
Description of the Plan
The summary of the material features of the Plan set forth below is qualified in its entirety by the specific language of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.
There are several types of awards that may be granted under the Plan:
•stock options (including both incentive stock options (“ISOs”), within the meaning of Section 422 of the Code and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs);
•stock appreciation rights ("SARs");
•full value awards, which means a grant of one or more shares of common stock or a right to receive one or more shares of common stock, subject to one or more of the conditions, restrictions and contingencies determined at the time of the award;
and
•cash incentive awards.
Under the Plan, 5,356,204 shares are authorized for issuance. We are asking our stockholders to approve an additional
900,000 shares to be available for issuance under the Plan, which will increase the aggregate number of shares authorized under the Plan to 6,256,204. Based solely on the closing price of the Company’s common stock, as reported on the Nasdaq on
March 10, 2025, which was $144.24 per share, the maximum aggregate market value of the new 900,000 shares that could be issued under the Plan is $129,816,000.
Based on the 620,157 shares of common stock available for grant as of March 10, 2025, if this proposal is approved by stockholders, there would be approximately 1,520,157 shares available for issuance under the Plan as of the date of the
Annual Meeting.
Shares subject to an award under the Plan that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of the award without having been exercised or settled will again become available for award under the Plan. In addition, to the extent an award under the Plan is paid or settled in cash, the number of shares of common stock with respect to which such payment or settlement is made shall again be available for grants of awards pursuant to the Plan. Any shares subject to an award under the Plan that are retained by us as payment of the exercise price of an option or to satisfy (A) all tax withholding obligations with respect to a stock option or stock appreciation right, or (B) tax withholding obligations in excess of the minimum required withholding amount with respect to a full value award, and any shares purchased by us using stock option exercise proceeds, will not again be made available for future grants under the Plan. Further, for stock-settled stock appreciation rights (to the extent they are utilized in the future), the shares subject to the award shall be counted against the plan reserve, regardless of the number of shares issued.
The Plan requires dividends and dividend equivalents (if any) on unvested awards to be held until the underlying award is vested. The Plan includes a minimum one-year vesting requirement to all equity awards with a limited carve out of 5% of the total pool to allow for exceptions, as necessary. The Plan provides a limit on awards to non-employee directors for any calendar year (along with cash retainer and meeting fees).
In addition, if a corporation acquired by (or combined with) Huron or any subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and will not reduce the shares authorized for grant under the Plan. Any such awards may not, however, be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees or directors of Huron or any subsidiary prior to such acquisition or

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combination. Notwithstanding the foregoing, such shares may not increase the number of shares available for awards of incentive stock options unless such additional share limit is approved by the stockholders in accordance with Section 422 of the Code.
The Plan is administered by the Compensation Committee. Our employees, non-employee directors and independent contractors are eligible to receive awards under the Plan at the discretion of the Compensation Committee. As of March 10,
2025, there were approximately 7,570 employees, 4 executive officers, 7 non-employee directors and approximately 520 independent contractors eligible to be granted awards under the Plan. While independent contractors to the Company are eligible to participate in the Plan, as of March 10, 2025, the Company has not granted any equity awards to any independent contractors and the Company’s current practice is to not grant equity awards to independent contractors. The Compensation
Committee has the authority to administer the Plan and to exercise all of the powers and authorities specifically granted to it under the Plan as necessary or advisable in the administration of the Plan, including the authority to:
•grant awards;
•determine the individuals to whom, and the time or times at which, awards will be granted;
•determine the type and number of awards to be granted, the number of shares of common stock or cash or other property to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award;
•determine whether, to what extent and under what circumstances an award may be settled, cancelled, forfeited, exchanged or surrendered;
•conclusively interpret the Plan and all awards;
•prescribe, amend and rescind rules and regulations relating to the Plan;
•determine the terms and provisions of any award agreements; and
•make all other determinations deemed necessary or advisable for the operation and administration of the Plan.
Subject to the provisions of the Plan, the Compensation Committee may:
•accelerate the date on which any ISO, NQSO or SAR becomes exercisable;
•waive or amend the operation of the Plan provisions respecting exercise of an option or a SAR after termination of employment to a period no longer than 10 years from the date of grant of the award;
•accelerate the vesting date, or waive any condition imposed by the Plan, with respect to any full value award; and
•otherwise adjust any of the terms applicable to any award in a manner consistent with the terms of the Plan.
The Compensation Committee may delegate some of its authority under the Plan to one or more of our officers, to act on behalf of the Compensation Committee with respect to any matter that is the responsibility of the Compensation Committee, as described above, and to approve awards for certain other employees.
Our Board may suspend or terminate the Plan or revise or amend it in any respect, subject to stockholder approval where required to satisfy legal or applicable stock exchange requirements. No amendment may be made without the approval of our stockholders if such amendment would:
•materially increase the benefits accruing to a participant under the Plan;
•increase the aggregate number of shares of common stock that may be issued under the Plan;
•modify the requirements as to eligibility to participate in the Plan; or
•result in the repricing or buy-back of options where the exercise price of the option is greater than the then current fair market value of a share of common stock (that is, if it is “underwater”).
No new awards may be made under the Plan on or after February 13, 2030, or, if earlier, on or after the termination of the
Plan. Awards granted before termination of the plan may extend beyond termination in accordance with their terms.
Notwithstanding the provisions of the Plan, the Compensation Committee may grant awards to persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may be necessary or desirable to foster and promote achievement of the purposes of the Plan, subject in any specific case to applicable requirements, such as

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stockholder approval. Specifically, the Compensation Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Huron operates or has employees.
Except for adjustments pursuant to the Plan or reductions of the exercise price approved by stockholders, the exercise price of any outstanding option or SAR may not be decreased after the date of grant, nor may an outstanding option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price. Except as approved by the Company’s stockholders, in no event may any option or SAR be surrendered to the
Company in consideration for a cash payment if, at the time of the surrender, the option or SAR is underwater. Finally, no repricing of an option may be made without the approval of the Company’s stockholders if approval is required under the rules of any stock exchange on which the Company’s common stock is listed.
In general, the exercise price of options and SARs under the Plan may be no less than 100% of the fair market value of a share on the date of grant.
The Compensation Committee shall determine the expiration date of each option and SAR, as applicable, which shall be no later than the tenth anniversary of the date of grant of the award. If an option has an expiration date during or within three days of a blackout period, then the expiration date of such option shall be extended for a period of 30 days following the end of the blackout period or such longer period as permitted by the Committee. Notwithstanding the foregoing, no extension of the exercise period may occur if it would cause the option to become subject to and in violation of the requirements of Section
409A(a) of the Code.
Payment for shares of common stock purchased upon the exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (1) in cash or cash equivalents; (2) by tendering, by actual delivery or attestation, shares of common stock owned by the participant for at least six months prior to the date of exercise and valued on the effective date of such exercise; or (3) by any such other methods (including broker-assisted cashless exercise via a broker selected by the Committee) as the Committee may from time to time authorize; provided, however, that in all cases, the method of making such payment shall be in compliance with applicable law.
Vesting terms of any award will be specified at the time an award is made, although vesting of an award will be accelerated if a participant’s employment is terminated by Huron or its successor for reasons other than cause within 12 months of a change of control or if the Plan is terminated within 12 months of a change of control without provision for the continuation of outstanding awards. Unless otherwise determined by the Compensation Committee, if a participant is terminated for cause, all of that person’s outstanding unexercised awards will expire on the date prior to the termination. Except for awards that do not exceed
5% of the total number of shares reserved for issuance under the Plan, in no event will the required period of service for full vesting be less than one year (subject, to the extent provided by the Compensation Committee, to acceleration of vesting in the event of a participant’s death, disability, or change of control).
Under the Plan, the maximum number of shares of stock that may be granted to any participant during any calendar year period with respect to full value awards that are intended to be performance-based compensation shall not exceed 500,000 shares in the aggregate (subject to equitable adjustment as provided). The maximum number of shares of stock to which ISOs relate that may be granted to any participant under the Plan is 325,000 (subject to equitable adjustment as provided). In addition, the maximum amount payable to any person for any 12-month performance period with respect to a cash incentive award that is intended to be performance-based compensation, which we discuss in further detail in the next subsection, is
$10,000,000. Finally, for any participant who is an outside director, the aggregate grant date fair value of awards granted to such individual during any calendar year, along with any regular cash retainer or meeting fees paid to such participant during such calendar year, will not exceed $1,500,000.
Performance Criteria
The exercisability or payment of awards may be based upon one or more of the following business criteria as established by the Compensation Committee:
•return on total stockholder equity;
•earnings or book value per share of Company common stock (“EPS”);
•adjusted EPS;

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•net income (before or after taxes);
•earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA” or “EBITDA”) measured as a dollar amount or a percentage of revenue;
•adjusted EBITDA;
•return on assets, capital or investment;
•market share;
•market capitalization;
•cost reduction goals;
•levels of expense, costs or liabilities;
•department, division or business unit level performance;
•operating income;
•sales or revenues;
•stock price appreciation;
•total shareholder return (TSR);
•implementation or completion of critical projects or processes;
•days sales outstanding (DSO);
•financial coverage ratios;
•other non-GAAP financial measures; and
•any combination of the foregoing.
These business criteria may be applied to results including or excluding discontinued operations, expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate of the Company, or a department, division or strategic business unit of the Company and/or one or more affiliates of the Company. The business criteria also may be applied to the performance of the Company and/or one or more affiliates of the Company relative to a market index, a group of other companies or a combination thereof, as determined by the Compensation Committee. The business criteria may be subject to:
•a threshold level of performance below which no payment will be made (or no vesting will occur);
•levels of performance at which specified payments will be made (or specified vesting will occur); and
•a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
Each of the business criteria will be determined, where applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee. The Compensation Committee has the authority to make equitable adjustments to the business criteria in recognition of:
•special, unusual or non-recurring events affecting the Company or any of its affiliates or the financial statements of the
Company or any of its affiliates;
•changes in applicable laws or regulations;
•gains, losses or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles;
•asset write-downs;
•litigation, claim judgments, settlements or restatement related expenses;
•accruals for reorganization and restructuring programs;
•acquisitions or divestitures (including expenses related thereto);
•foreign exchange gains and losses;

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•non-cash interest; and
•an event either not directly related to the operations of the Company or not within reasonable control of the Company’s management.
Tax Consequences
The following provides only a general description of the application of U.S. federal income tax laws to certain awards under the
Plan. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the applicable tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Plan (such as payment of the exercise price of an option by surrender of previously acquired shares of common stock). This summary does not address in any detail the effects of other federal taxes
(including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
We generally will be entitled to withhold any required taxes in connection with the exercise or payment of any award, and may require the participant to pay such taxes as a condition to the exercise or payment of an award. ISOs may only be granted to our employees and employees of certain of our subsidiaries.
Stock Options. ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.
Generally, a participant is not taxed on the grant of an ISO and is not taxed on the exercise of an ISO, except as described in the next sentence and provided that the participant has been an employee of the Company and its subsidiaries (determined in accordance with Internal Revenue Code rules) from the date the ISO was granted until three months before the date of exercise. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant recognizes capital gain (or loss, as applicable), if any, upon a subsequent disposition of such shares. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price).
If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-year and two-year holding periods described above, then as of the date of exercise: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize long-term or short-term capital gain (as applicable) equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of an ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received.
We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, we will be entitled to a deduction (subject to the limit under Section 162(m) of the Code discussed below) in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.
A recipient generally will not realize any taxable income upon the grant of an NQSO. Upon exercise of an NQSO, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the stock option exercise price. We will generally be entitled to a deduction (subject to the limit under Section 162(m) of the Code) in the same amount as the ordinary income realized by the participant. Upon the sale of shares acquired upon exercise of an NQSO, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise.
SARs. A participant generally will not realize any taxable income upon the grant of a SAR. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by the participant as a result of such exercise. We will generally be entitled to a deduction (subject to the limit under Section 162(m) of the Code) in the same amount as the ordinary income realized by the participant.

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Full Value Awards. If a restriction on transferability and substantial risk of forfeiture applies to shares of common stock or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In the usual case, we can claim a tax deduction (subject to the limit under Section 162(m) of the Code) in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may choose to make a special filing to elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares of common stock or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of shares of common stock on which he or she previously paid tax.
If no substantial risk of forfeiture applies to property distributed to a participant, the participant generally must recognize ordinary income equal to the fair market value of shares of common stock actually received.
If an award does not consist of property (such as stock units), the participant generally must recognize ordinary income for
U.S. income tax purposes when the award is paid in an amount equal to the amount payable or, if the award is settled in shares of common stock, the fair market value on the date of distribution, and we would normally be entitled to a corresponding deduction (subject to the limit under Section 162(m) of the Code).
In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. The exception for qualified “performance-based” compensation was eliminated by the Tax Cuts and Jobs Act of 2017 for tax years beginning on or after January 1, 2018. As a result, any new equity awards under the Plan will be subject to the $1.0 million deduction limitation. Under the Tax Cuts and Jobs Act, the term
“covered employee” now includes any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers for the taxable year. Once an individual becomes a covered employee, that individual will remain a covered employee for all future years, including after termination or death.
New Plan Benefits
No awards made under the Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this
Proposal Three. The future awards to be made under the Plan are subject to the discretion of the Compensation Committee and therefore are not determinable at this time. Moreover, the number of shares that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time.
The Plan authorizes the grant of discretionary awards to non-employee directors, the terms and conditions of which are determined by the Compensation Committee. Under our 2025 director compensation program, our non-employee directors will receive annual equity grants on the date of each annual stockholder’s meeting in the form of restricted stock unit awards with a dollar value equal to $170,000.
Awards Granted under the Plan
Our named executive officers and members of our Board will be eligible to receive grants under the Plan and therefore have an interest in this Proposal.
Because grants under the Plan to participants are within the discretion of the Compensation Committee (or its delegate), it is not possible to determine the grants that will be made to participants under the Plan.
The following table sets forth information with respect to the number of shares subject to equity awards previously granted under the Plan since its inception through March 10, 2025 for certain individuals:

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Name of Individual or Group	Number of Options Granted (#)	Number of Shares Subject to Stock Awards (#)

2024 NEOs:
C. Mark Hussey Chief Executive Officer & President	7,731	367,517
John D. Kelly Executive Vice President and Chief Financial Officer	—	145,842
J. Ronald Dail Executive Vice President and Chief Operating Officer	3,677	151,658
Ernest W. Torain, Jr. Former Executive Vice President, General Counsel and Corporate Secretary	—	47,181
All current executive officers as a group	11,408	712,198
All current non-employee directors as a group	—	216,767	‘(1)
Each nominee for election as a director	—	—
Associate of any such directors, executive officers or nominees	—	—
Other persons who received or is to receive 5% of such options or rights	—	—
All employees as a group (excluding executive officers)	331,869	6,100,778
(1)Each nominee for election as a director is currently serving as a non-employee director. Therefore, the value of the options granted and stock awards for Messrs. Markell, McCartney, and Sawyer, as well as Mses. Zumwalt and Singh-Bushell, are included in this line item.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes information with respect to equity compensation plans approved by stockholders as of
December 31, 2024. We do not have equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options (#)	Weighted Average Exercise Price of Outstanding Options ($)	Number of Shares Remaining Available for Future Issuance (excluding shares in 1st column) (#)

Equity compensation plans approved by stockholders:
2012 Omnibus Incentive Plan (1)	189,203	$69.80	815,308
Stock Ownership Participation Plan (2)	—	N/A	235,789
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	189,203	$69.80	1,051,097
(1)Our 2012 Omnibus Incentive Plan was approved by our stockholders at our annual meeting held on May 1, 2012. Subsequent to the initial approval and through December 31, 2024, our stockholders have approved amendments to the 2012 Omnibus Incentive Plan to increase the number of share authorized for issuance to 5.4 million shares, in the aggregate.
(2)Our Stock Ownership participation Program was approved by our stockholders at our annual meeting held on May 1, 2015. Subsequent to the initial approval and through December 31, 2024, our stockholders have approved amendments to the Stock Ownership
Participation Program to increase the number of shares authorized for issuance to 0.9 million shares, in the aggregate.
Registration with the SEC
We intend to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the
900,000 additional shares reserved for issuance under the Plan.

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Proposal Four
Approval of an Amendment to the Company’s Stock
Ownership Participation Program
To enable us to continue to offer meaningful ownership opportunities to our broader employee population, on March 19, 2025, our Board approved, subject to stockholder approval, an amendment to the Company's Stock
Ownership Participation Program (the "SOPP Plan") to increase the number of shares of common stock (“shares”) available for grant under the SOPP
Plan by 150,000 shares.
Background and Reasons for Amending the Plan
Huron operates in a highly competitive talent market and our compensation philosophy is focused on motivating and effectively rewarding our professionals for their significant contributions. To continue to attract and retain highly qualified employees, align those employees' interests with stockholders' interests, foster a strong commitment to the Company's growth strategy, and provide an opportunity to share in the growth of the Company, we believe it is critical to provide an opportunity for employee stock ownership.
Huron's non-qualified SOPP Plan was initially approved by stockholder vote in 2015, and has since become a key feature of our Total Rewards program for employees who do not receive equity-based awards as part of their normal compensation plan. The SOPP Plan encourages broad-based participation across our employee population. Employees of the Company or a participating subsidiary who are: (i) below the principal level, and (ii)
employed in a position other than that of Project Consultant or on a temporary basis, are eligible to participate in the SOPP Plan. As of March
10, 2025, there were approximately 7,190 such employees eligible to participate in the SOPP Plan.
Subject to the limitations set forth in the SOPP Plan, eligible employees may elect to contribute up to an aggregate amount of $20,000 per calendar year of their base salary and/or annual bonus through after-tax payroll deductions. Accumulated contributions made during the offering periods are used to purchase shares of the Company's common stock at the current stock price on the date of purchase.

Recommendation of the Board

The Board recommends that stockholders vote FOR approval of the amendment to the company’s stock ownership participation program.

25% restricted stock unit match for all employee share purchases
95% of our global workforce is eligible to participate in the SOPP

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Employees who purchase stock under the SOPP Plan receive a 25% restricted stock unit match, which vests after one year so long as the purchased shares are held by the employee for the specified holding period. The terms of the matched shares, including  the number of shares granted and the vesting  requirements, are set  forth in a separate restricted stock unit grant agreement. We have chosen to offer a restricted stock unit match instead of a traditional discount in order to encourage participation by employees who are prepared to own Huron stock for the required holding period.
As of March 10, 2025, 222,234 shares of common stock remained available for grant under the SOPP Plan. With approval of the 150,000 share increase, the total number of shares available for future grant will increase to 372,234 shares, which represents approximately 2.1% of outstanding common shares.
Approval Required
The  approval of the  amendment to the  SOPP Plan requires the affirmative vote of the holders of a majority of the total shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote with respect to approval of the proposal and therefore will have no effect on the outcome of the proposal. Executed proxies will be voted "FOR" the approval of the proposal, unless specified otherwise.
Description of the Plan
The following description of the SOPP Plan, as amended, is qualified in its entirety by the specific language of the SOPP Plan, as amended, a copy of which is attached as Appendix B to this Proxy Statement.
Under the SOPP Plan, 900,000 shares are authorized for issuance. We are asking our stockholders to approve an additional
150,000 shares to be available for issuance under the Plan, which will increase the aggregate number of shares authorized under the SOPP Plan to 1,050,000. Based solely on the closing price of the Company’s common stock, as reported on the
Nasdaq on March 10, 2025, which was $144.24 per share, the maximum aggregate market value of the new 150,000 shares that could be issued under the Plan is $21,636,000.
Subject to the limitations set forth in the SOPP Plan, eligible employees may elect to contribute up to an aggregate amount
(the limit which is currently $20,000 per calendar year) of their base salary and/or annual bonus through after-tax payroll deductions. Accumulated contributions made during the Offering Periods (as defined below) are used to purchase shares of the Company's common stock (“shares”) at the current stock price on the date of purchase. Employees who purchase stock under the SOPP Plan receive a 25% restricted stock unit match (“matched shares”), which vests after one year so long as the purchased shares are held by the employee for the specified holding period.
“Offering Period” means the quarterly offerings of shares beginning on the first day of January, the first day of April, the first day of July and the first day of October, and terminating, respectively, on the last day of March, the last day of June, the last day of September, and the last day of December. “Bonus Offering Period” means an annual offering of shares beginning and terminating on the dates selected by the Company. The first business day of each Offering Period and Bonus Offering Period is an “Enrollment Date.”
The terms of the matched shares, including the number of shares granted and the vesting requirements, are set forth in a separate restricted stock unit grant agreement. We have chosen to offer a restricted stock unit match instead of a traditional discount in order to encourage participation by employees who are prepared to own Huron stock for the required holding period.
The SOPP Plan is not intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue
Code of 1986, as amended.
Shares Subject to Plan. Subject to stockholder approval at the Annual Meeting, the SOPP Plan will have no more than
372,234 of our shares reserved for issuance under the SOPP Plan (inclusive of the 150,000 share increase), subject to appropriate adjustment in the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. If, on a given Purchase Date (as defined in the SOPP Plan), the number of shares to be allocated to participants’ brokerage accounts and the corresponding restricted stock unit match exceed the number of shares then available under the SOPP Plan, a pro rata allocation of the shares remaining available will be made. Any matched shares

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retained to satisfy tax withholding obligations and any forfeited matched shares will be available again for grant under the
SOPP Plan as purchased shares or matched shares.
Administration. The Compensation Committee (the “Committee”), or to the extent the Committee has delegated certain administrative authority over the SOPP Plan to the Internal Committee (as defined in the SOPP Plan), the Internal Committee, generally administers the SOPP Plan. Specifically, the Committee has the discretionary authority to determine the time and frequency of Offering Periods and Bonus Offering Periods, the terms and conditions for the purchase of shares and the receipt of matching restricted stock units, the percentage for matching restricted stock units, and any other term or feature of the
SOPP Plan that affects the cost of the SOPP Plan to the Company, while the Internal Committee has the discretionary authority to do everything necessary and appropriate to administer the operations of the SOPP Plan.
Eligibility. Employees of the Company or a participating subsidiary who are: (i) below the principal level, and (ii) employed in a position other than that of Project Consultant or not employed on a temporary basis, are eligible to participate in the SOPP
Plan. As of March 10, 2025, there were approximately 7,190 such employees eligible to participate in the SOPP Plan.
Participation. An eligible employee may become a participant in the SOPP Plan as of an Enrollment Date by making an online election of the amount of base salary and annual bonus to contribute prior to the applicable Enrollment Date in accordance with the process established by the Internal Committee. Payroll deductions for a participant commence on the first full payroll period following the Enrollment Date and continue for each payroll period thereafter during the Offering Period and each subsequent Offering Period unless: (i) changed in connection with a subsequent Enrollment Date; or (ii) terminated in connection with a termination of employment or cessation of eligibility to participate in the SOPP Plan. In addition, a new payroll deduction election must be submitted by the participant for each Bonus Offering Period.
Withdrawals. A participant may withdraw from the SOPP Plan by making an online withdrawal election before the applicable
Enrollment Date in accordance with the process established by the Internal Committee. Once a withdrawal becomes effective, no further payroll deductions for the purchase of shares will be made under the SOPP Plan unless the participant properly submits new enrollment documents.
Purchased Shares. A participant may instruct the Broker (as defined in the SOPP Plan) to sell the participant’s purchased shares through the brokerage account at any time and to pay the proceeds to the participant, less any applicable expenses and withholdings. Any such sale is subject to Company policies including, without limitation, the Company’s Insider Trading
Policy. In addition, a participant may withdraw the participant’s purchased shares at any time at his or her own expense subject to applicable tax withholdings; any withdrawn fractional shares will be paid in cash.
Termination of Employment; Cessation of Eligibility. If a participant’s employment is terminated or a participant otherwise ceases to be eligible to participate in the SOPP Plan before a Purchase Date for any reason, the payroll deductions credited to the participant’s Purchase Account will be returned to the participant and no further payroll deductions will be credited to the participant’s Purchase Account. Upon a participant’s termination of employment, any unvested matched shares will be forfeited, except if the termination of employment is due to the participant’s death or disability, then any unvested matched shares will vest in full.
Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the terms and conditions of the then-outstanding Offering Period and Bonus
Offering Period will either be assumed or substituted, provided that, if the successor refuses to so assume or substitute, then, in the Committee’s discretion, the in-progress Offering Periods will either be shortened (with written notice to participants) or the Offering Periods will be canceled and any accumulated contributions will be returned to the applicable participant.
Tax Withholding. The participant will be solely responsible for paying to the Company all applicable taxes in connection with vesting of the matched shares. Unless the participant makes advance arrangements to make such payment in cash, the
Company will satisfy any such withholding tax obligation through net withholding of matched shares.
Interest; Use of Funds. No interest will accrue on the payroll deductions of a participant to the SOPP Plan. Participant payroll deductions received or held by the Company under the SOPP Plan may be used by the Company for any corporate purpose and the Company is not obligated to segregate such payroll deductions.

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Terms for Non-U.S. Employees. To provide us with greater flexibility in structuring our equity compensation programs for our
non-U.S. employees, the Internal Committee may amend the terms of the SOPP Plan for non-U.S. participants and, where appropriate, may establish certain sub-plans.
Termination or Amendment. The Board and the Committee may at any time terminate, modify or suspend the SOPP Plan without notice, provided that, no participant’s existing rights in respect of a current Offering Period or Bonus Offering Period may be adversely affected by such action. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected”: (i) the Committee is entitled to change the Offering Periods or Bonus
Offering Periods, alter the frequency and/or number of changes in the amount withheld during an Offering Period or Bonus
Offering Period; and (ii) the Internal Committee is entitled to permit payroll withholding in excess of the amount designated by a participant under certain circumstances, in each case, provided that such changes are reasonably communicated to participants. Unless earlier terminated by the Board or the Committee, the SOPP Plan has a term of 10 years.
Tax Consequences
The following provides only a general description of the applicable U.S. federal income tax laws to awards under the SOPP
Plan. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the SOPP Plan. This summary does not address in any detail the effects of taxes imposed under state, local or foreign tax laws.
Purchase of Stock. The purchase of common stock  pursuant to the SOPP Plan is not a taxable event to the participant. A participant’s basis in the common stock purchased is equal to the participant’s purchase price on the date it is acquired. The
Company is not  entitled to an income tax deduction in connection with a participant's purchase of common stock pursuant to the SOPP Plan.
Restricted Stock Awards and Restricted Stock Units. If a restriction on transferability and substantial risk of forfeiture applies to shares of common stock actually distributed to a participant under an award (such as a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In the usual case, we can claim a tax deduction (subject to the limit under Section 162(m) of the Code) in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may choose to make a special filing to elect to be taxed at the time of grant of restricted stock rather than upon the lapse of restrictions on transferability or risk of forfeiture, but if the participant subsequently forfeits such shares of common stock or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of shares of common stock on which he or she previously paid tax.
If no substantial risk of forfeiture applies to property distributed to a participant, the participant generally must recognize ordinary income equal to the fair market value of shares of common stock actually received.
With respect to restricted stock units, the participant generally must recognize ordinary income for U.S. income tax purposes when the award is paid in an amount equal to the amount payable or, if the award is settled in shares of common stock, the fair market value on the date of distribution, and we would normally be entitled to a corresponding deduction.
New Plan Benefits
Because benefits under the SOPP Plan will depend on employees’ elections to participate and to purchase shares under the
SOPP Plan at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the SOPP Plan.

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Existing Plan Benefits
The aggregate number of shares of common stock subject to purchased shares and matched shares for certain persons under the SOPP Plan since its inception until March 10, 2025 is summarized in the table below.

Name of Individual or Group	Number of Purchased Shares (#)	Number of Matched Shares (#)

2024 NEOs:
C. Mark Hussey Chief Executive Officer & President	—	—
John D. Kelly Executive Vice President and Chief Financial Officer	—	—
J. Ronald Dail Executive Vice President and Chief Operating Officer	—	—
Ernest W. Torain, Jr. Former Executive Vice President, General Counsel and Corporate Secretary	—	—
All current executive officers as a group	—	—
All current non-employee directors as a group	—	—
Each nominee for election as a director	—	—
Associate of any such directors, executive officers or nominees	—	—
Other persons who received or is to receive 5% of such options or rights	—	—
All employees as a group (excluding executive officers)	587,472	157,253
Registration with the SEC
We intend to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the
150,000 additional shares reserved for issuance under the Plan.

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Proposal Five
Ratification of Appointment of Independent Registered
Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”), which has been the independent registered public accounting firm for the Company since its inception, has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending
December 31, 2025. This appointment is being presented to the stockholders for ratification.
Approval Required
The ratification of the appointment of PwC as the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and entitled to vote on the proposal, provided that a quorum is represented at the
Annual Meeting. Abstentions will have the same effect as a vote against ratification. This proposal is considered a routine matter, so a bank, broker or nominee has the discretion to vote uninstructed shares held in “street name” on behalf of beneficial owners on this proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending
December 31, 2025, unless specified otherwise.
Representatives of PwC are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Recommendation of the Board

The Board recommends
that stockholders vote
FOR the ratification of the
appointment of
PricewaterhouseCoopers
LLP as the company’s
independent registered
public accounting firm for
the fiscal year ending
December 31, 2025.

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Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2024 and December 31, 2023, and fees for other services rendered by
PwC during those periods:

	2024	2023

	(in thousands)

Audit Fees	$1,922	$1,695
Audit-Related Fees	$—	$10
Tax Fees	$344	$274
All Other Fees	$3	$11
Total	$2,269	$1,990
Audit Fees—all services, including tax services, necessary to perform an audit of the consolidated financial statements of
Huron; services in connection with statutory and regulatory filings or engagements, comfort letters, statutory audits, attest services and consents; and assistance with and review of documents filed with the SEC.
Audit-Related Fees—attest services that are not required by statute or regulations.
Tax Fees—tax compliance (review of original and amended tax returns, claims for refund and tax payment-planning services);
tax planning; and other tax advice (assistance with tax audits and appeals, tax advice related to structural matters, and requests for rulings or technical advice from taxing authorities).
All Other Fees—any other service that is not audit, audit-related or a tax service.
The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined such services for fiscal 2024 and 2023 were compatible.

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Policy on Audit Committee Preapproval of Audit and Non-Audit Services of Independent
Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding preapproval of all audit and non-
audit services provided by the independent registered public accounting firm.
The Audit Committee, on a periodic basis, determines certain services that have the general preapproval of the Audit
Committee. The Audit Committee must separately preapprove any services not receiving such general preapproval. Requests for such approval must be submitted by both the independent registered public accounting firm and the CFO and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. As appropriate, the Audit Committee then preapproves the services and the related estimated fees. The Audit Committee will establish preapproved fee levels for all services to be provided by the independent registered public accounting firm. On a periodic basis, the CFO and the independent registered public accounting firm report to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.
Report of the Audit Committee
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for Huron Consulting Group Inc. and subsidiaries in accordance with the duties and responsibilities outlined in the Audit Committee charter.
Huron’s management is responsible for the preparation, consistency, integrity and fair presentation of its consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Huron’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Huron’s financial statements and the effectiveness of internal control over financial reporting.
The Audit Committee, with the assistance and support of Huron's management and its finance and accounting team, has fulfilled its objectives, duties and responsibilities as stipulated in the Audit Committee charter and has provided adequate and appropriate independent oversight and monitoring of Huron’s systems of internal control for the fiscal year ended December
31, 2024.
These activities included, but were not limited to, the following for the fiscal year ended December 31, 2024:
•Discussed with Huron’s internal auditors their continuing work in support of examination of internal controls and financial compliance controls.
•Reviewed and discussed with management and PwC the audited financial statements and the quarterly financial statements for the year ended December 31, 2024. Management has the primary responsibility for such financial statements.
•Discussed with PwC the matters requiring discussion under applicable requirements of the Public Company Accounting
Oversight Board and the Securities and Exchange Commission.
•Received the written disclosures and the letter from PwC in accordance with the applicable requirements of the Public
Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence.
In reliance on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Huron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.
Peter K. Markell, Chairman
H. Eugene Lockhart
John McCartney
Hugh E. Sawyer

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Submission of
Stockholder Proposals
In order to be included in the Company’s proxy statement relating to its next annual meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the 1934 Act must be received no later than November 28, 2025 by the Corporate Secretary at the Company’s principal executive offices. Pursuant to the Company’s bylaws, stockholders who intend to present an item for business at the next annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials), including stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees pursuant to Rule 14a-19 under the 1934 Act, must provide notice to the Corporate Secretary no earlier than January 9, 2026 and no later than February 8, 2026. Notice of stockholder proposals must contain the information required by the Company’s bylaws. The inclusion of any such proposal in the Company’s proxy materials shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

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Other Matters
Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of
Annual Meeting of Stockholders, and it does not know of any business that persons, other than management, intend to present at the Annual Meeting. Should any other matters requiring a vote of the stockholders arise, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.
The Company will bear the cost of soliciting proxies. In addition, to the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

By Order of the Board of Directors

Hope Katz
Executive Vice President, General Counsel and Corporate Secretary
Chicago, Illinois March 28, 2025

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Appendix A
AMENDMENT TO THE HURON CONSULTING GROUP INC.
AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN
THIS AMENDMENT (this “Amendment”) to the Huron Consulting Group Inc. Amended and Restated 2012 Omnibus Incentive
Plan, as amended from time to time, (the “Plan”) is adopted by the Board of Directors (the “Board”) of Huron Consulting Group
Inc., a Delaware corporation (the “Company”), on March 19, 2025, effective as of the date of the Company’s Annual Meeting of
Stockholders that occurs in 2025, provided that it is approved by the Company’s stockholders on that date (the “Amendment
Date”). Any capitalized terms used and not defined herein shall have the meanings set forth in the Plan.
WHEREAS, pursuant to Section 16 of the Plan, the Board may at any time revise or amend the Plan, provided that no amendment to the Plan will be made without the approval of the Company’s stockholders if such amendment would increase the aggregate number of shares of Common Stock that may be issued under the Plan; and
WHEREAS, the Board has determined to amend the Plan in the manner set forth below, subject to approval by the stockholders.
NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders:
1.The first sentence of Section 4(b) of the Plan is hereby amended and restated in its entirety as follows:
“Shares Available for Awards. Subject to the terms and conditions of the Plan, the number of shares of Common
Stock reserved for issuance under the Plan shall be 6,256,204 shares (comprised of: (i) the 1,398,204 shares of
Common Stock authorized under the Plan as originally adopted, (ii) an additional 850,000 shares of Common Stock authorized in the amendment and restatement of the Plan effective May 2, 2014, (iii) an additional 804,000 shares of
Common Stock authorized in the amendment and restatement of the Plan effective May 1, 2017, (iv) an additional
600,000 shares of Common Stock authorized in the amendment of the Plan effective May 3, 2019, (v) an additional
270,000 shares of Common Stock authorized in the amendment of the Plan effective May 8, 2020, (vi) an additional
634,000 shares of Common Stock authorized in the amendment of the Plan effective May 7, 2021,  (vii) an additional
800,000 shares of Common Stock authorized in the amendment of the Plan effective May 15, 2023 and (viii) an additional 900,000 shares of Common Stock authorized in the amendment of the Plan effective May 9, 2025, subject to adjustment as provided herein.)”
2.This Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.
3.This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the laws of the
State of Delaware without reference to its principles of conflicts of law.
4.Except as amended above, the Plan shall remain in full force and effect.
HURON CONSULTING GROUP INC. 2012 OMNIBUS
INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE
DECEMBER 8, 2023)

Huron Consulting Group Inc.	A-2	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
1.History and Purpose.  Huron Consulting Group Inc., a Delaware corporation (“Huron”), previously established the Huron
Consulting Group Inc. 2012 Omnibus Incentive Plan, as amended from time to time (the “Plan”) to attract and retain employees, non-employee directors and independent contractors providing services to Huron and/or the Affiliates (defined below), to motivate Participants (defined below) to achieve long-term goals of Huron and the Affiliates, to provide incentive compensation opportunities that are competitive with those of other corporations, and to further align Participants’
interests with those of Huron’s stockholders, and thereby to promote the long-term financial interest of Huron and the
Affiliates, including growth in value of Huron’s equity and enhancement of long-term stockholder value.  The Plan has been previously amended, and the following provisions constitute an amendment, restatement, and continuation of the
Plan effective December 8, 2023.
2.Definitions.  As used in the Plan, the following definitions apply to the terms indicated below:
(a)“Administrative Actions” shall have the meaning set forth in Section 5(d).
(b)“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which (i) Huron, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least
50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of Huron.
(c)“Agreement” shall mean an agreement between Huron and a Participant evidencing an Award or a notice of an
Award, in a form approved by the Committee.
(d)“Alternative Agreement” shall mean, with respect to any Participant, an employment agreement, senior management agreement or other written agreement describing the Participant’s terms of employment with Huron or an Affiliate.
(e)“Award” shall mean any award described in Section 7 or 8 of the Plan.
(f)“Board of Directors” shall mean the Board of Directors of Huron.
(g)“Business Criteria” shall mean (i) return on total stockholder equity; (ii) earnings or book value per share of
Common Stock (“EPS”); (iii) adjusted EPS; (iv) net income (before or after taxes); (v) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”) measured as a dollar amount or a percentage of revenue; return on assets, capital or investment; (vii) market share; (viii) market capitalization; (ix) cost reduction goals; (x) levels of  expense,  costs  or  liabilities;  (xi) department,  division  or  business  unit  level performance;  (xii) operating income; sales or revenues; (xiv) stock price appreciation; (xv) total shareholder return
(TSR); (xvi) implementation or completion of critical projects or processes; (xvii) adjusted EBITDA; (xviii) days sales outstanding (DSO); (xix) financial coverage ratios; other non-GAAP financial measures, or (xxi) any combination of the foregoing.
Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of
Huron, an Affiliate, or a department, division or strategic business unit of Huron and/or one or more Affiliates, or may be applied to the performance of Huron and/or one or more Affiliates relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.  The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria applicable to any Award in recognition of (1)
special, unusual or non-recurring events affecting Huron or any Affiliate or the financial statements of Huron or any
Affiliate; (2) changes in applicable laws or regulations (including tax laws, accounting principles or other laws or provisions affecting reported results); (3) gains, losses or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; (4) asset write-downs or impairments; (5) litigation, claim judgments, settlements or

Huron Consulting Group Inc.	A-3	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
restatement related expenses; (6) accruals for reorganization and restructuring programs; (7) acquisitions or divestitures (including expenses related thereto), (8) foreign exchange gains and losses; (9) non-cash interest; and
(10) an event either not directly related to the operations of Huron or not within the reasonable control of Huron’s management.  To the extent that such inclusions or exclusions affect Awards to Covered Employees which are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, such adjustments shall be prescribed in a form that meets the requirements of Section 162(m)
of the Code.  However, notwithstanding the preceding sentence, unless the Committee determines otherwise prior to the end of the applicable time for establishing Business Criteria for an Award, to the extent any such item affects any
Business Criteria applicable to an Award, then such shall be automatically excluded or included in determining the extent to which the Business Criteria has been achieved, whichever will produce the higher Award (subject to any exercise of “negative discretion” by the Committee).
(h)“Cash Incentive Award” shall mean the grant of a right to receive a payment of cash (or, in the discretion of the
Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives or other conditions over a specified period established by the Committee.
The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions, and contingencies, as determined by the Committee, including provisions relating to deferred payment.
(i)“Cause” shall mean, unless otherwise defined in a Participant’s Agreement or an Alternative Agreement, any of the
following actions or failures by the Participant, as determined in the reasonable judgment of Huron: (i) engaging in conduct that violates written policies of Huron or any Affiliate; (ii) failure to perform the essential functions of his or her job (except for a failure resulting from a bona fide illness or incapacity); (iii) failure to carry out the reasonable directions of Huron or any Affiliate, issued through Huron’s Chief Executive Officer, the Board of Directors, other appropriate senior employee responsible for the Participant’s business unit or area, the Participant’s supervisor, or the person to whom the Participant reports; (iv) embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to Huron or any Affiliate; an act or omission that could adversely and materially affect the business or reputation of Huron or any Affiliate or involves moral turpitude; or (vi) a breach of a material provision of this Plan, the
Agreement evidencing an Award or an Alternate Agreement.
(j)“Change of Control” shall mean the first to occur of the following events:
(i)any Person becomes the Beneficial Owner, directly or indirectly, of Common Stock or voting securities of
Huron (not including in the amounts beneficially owned by such Person any Common Stock or voting securities acquired directly from Huron or the Affiliates) representing 40% or more of the combined voting power of Huron’s then outstanding securities;
(ii)there is consummated a merger or consolidation of Huron or any direct or indirect subsidiary of Huron with any Person, other than (A) a merger or consolidation which would result in the voting securities of Huron outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least
50% of the combined voting power of the securities of Huron or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (B) a merger or consolidation effected to implement a recapitalization of Huron (or similar transaction) in which no Person other than existing security holders is or becomes the Beneficial Owner, directly or indirectly, of securities of Huron (not including in the amount Beneficially Owned by such Person any Common Stock or voting securities acquired directly from
Huron or any Affiliate) representing 50% or more of the combined voting power of Huron’s then outstanding securities; or (C) a merger or consolidation of a subsidiary of Huron that does not represent a sale of all or substantially all of the assets of Huron;
(iii)the stockholders of Huron approve a plan of complete liquidation or dissolution of Huron (except for a plan of liquidation or dissolution effected to implement a recapitalization of Huron addressed in paragraph (ii)
above); or
(iv)there is consummated an agreement for the sale or disposition of all or substantially all of the assets of
Huron to a Person, other than a sale or disposition by Huron of all or substantially all of the assets of Huron

Huron Consulting Group Inc.	A-4	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Huron.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of Huron immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Huron immediately following such transaction or series of transactions.
For purposes of this Change of Control definition, (I) “Beneficial Owner” shall have the meaning set forth in Rule
13d-3 under the Exchange Act; (II) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (w) Huron or any of
Huron’s direct or indirect subsidiaries; (x) a trustee or other fiduciary holding securities under an employee benefit plan of Huron or any of the Affiliates; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of Huron in substantially the same proportions as their ownership of stock of Huron; and (III) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(k)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(l)“Committee” shall mean a committee of the Board of Directors consisting of two or more persons each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director”
within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, and an
“independent director” within the meaning of the NASD Rule 4350(c)(1).
(m)“Common Stock” shall mean the common stock of Huron, par value $.01 per share.
(n)“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.
(o)“Disabled” shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.
(p)“Effective Date” shall have the meaning set forth in Section 3.
(q)“Eligible Individuals” shall mean employees of Huron or any of the Affiliates (including officers, whether or not they are directors of Huron or any Affiliate), independent contractors providing services to Huron or any Affiliate and non-
employee directors of Huron or any Affiliate.
(r)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(s)“Exercise Price” shall have the meaning set forth in Section 7(c).
(t)“Fair Market Value” of a share of Common Stock as of any date shall mean the value determined in accordance with the following rules:
(i)If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market
Value shall be the closing price per share of Common Stock on such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on such date, on the last preceding date on which a sale was so reported.
(ii)If the Common Stock is not at the time listed or admitted to trading on a stock exchange but bid and asked prices for the Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on such date or, if no bid and asked prices for Common Stock are reported on such date, on the most recent day immediately prior thereto on which bid and asked prices were so reported.
(iii)If the Common Stock is not listed or admitted to trading on any stock exchange and if prices are not regularly reported for the Common Stock as described in paragraph (ii), the Fair Market Value shall be as determined

Huron Consulting Group Inc.	A-5	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
by the Committee in good faith in its sole discretion or under procedures established by the Committee, whose determination shall be conclusive and binding.
(iv)For purposes of determining the Fair Market Value of shares of Common Stock that are sold pursuant to a broker- assisted cashless exercise program, Fair Market Value shall be the price at which such shares are sold.
(u)“Full Value Award” shall mean an Award that is granted pursuant to Section 8 hereof and that is the grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future, which grant may be subject to one or more of the following, as determined by the Committee:
(i)The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.
(ii)The grant may be contingent on the achievement of performance or other objectives during a specified period.
(iii)The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.
The grant of Full Value Awards may also be subject to such other conditions, restrictions, and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights, deferred payment or settlement and purchase in the open market (including with a Participant’s own funds); provided, however, that dividends may be accrued but shall not be paid unless and until the Participant has vested in the underlying Award.  Full Value Awards may include, but are not limited to, restricted stock, stock units, performance stock units, and bonus stock.
(v)“Huron” shall have the meaning set forth in Section 1.
(w)“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of
Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive
Stock Option.
(x)“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.
(y)“Option” shall mean an Award that is granted pursuant to Section 7 hereof that entitles a Participant to purchase shares of Common Stock at the applicable Exercise Price established by the Committee.
(z)“Participant” shall mean an Eligible Individual to whom an Award is granted pursuant to the Plan.
(aa)“Performance-Based Compensation” shall have the meaning set forth in Section 9.
(bb)“Plan” shall have the meaning set forth in Section 1.
(cc)“Retirement” shall mean the voluntary termination with Huron and the Affiliates of a Participant who is in the position of corporate vice president, managing director, principal or executive officer and (i) such termination occurs on or after the date on which he or she has attained age 62 and completed at least seven years of employment with Huron and
(ii) in conjunction with such termination such Participant has executed a non-competition and non-solicitation agreement provided by Huron.  A Participant’s termination of employment shall not be considered to be on account of
Retirement if the employment is terminated by Huron or any Affiliate for any reason.
(cd)“Stock Appreciation Right” shall mean an Award is granted pursuant to Section 7 hereof that entitles a Participant to receive, upon exercise of the Award, an amount of cash or shares of Common Stock (as determined in accordance with the terms of the Plan and the Award) having a value equal to the excess of: (i) the value, determined at the time of exercise, of a specified number of shares of Common Stock; over (ii) the applicable Exercise Price.
(ee)“Subsidiary” shall mean a “subsidiary corporation” of Huron within the meaning of Section 424(f) of the Code.

Huron Consulting Group Inc.	A-6	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
3.Effective Date and Duration of Plan.  The Plan, as amended and restated, will be effective February 13, 2020 (the
“Effective Date”), subject to approval by Huron’s stockholders.  The Plan shall be unlimited in duration; however, in the event of Plan termination, the Plan shall remain in effect as long as any shares of Common Stock awarded under it are outstanding and not fully vested.  No new Awards will be made under the Plan on or after the tenth anniversary of the
Effective Date or, if earlier, on or after termination of the Plan.
4.Shares Reserved and Other Limitations.
(a)Source of Shares.  Shares of Common Stock reserved for issuance under the Plan may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in Huron’s treasury, including shares purchased in the open market or in private transactions.
(b)Shares Available for Awards.  Subject to the terms and conditions of the Plan, the number of shares of Common
Stock reserved for issuance under the Plan shall be 5,356,204 shares (comprised of: (i) the 1,398,204 shares of
Common Stock authorized under the Plan as originally adopted, (ii) an additional 850,000 shares of Common Stock authorized in the amendment and restatement of the Plan effective May 2, 2014, (iii) an additional 804,000 shares of
Common Stock authorized in the amendment and restatement of the Plan effective May 1, 2017, (iv) an additional
600,000 shares of Common Stock authorized in the amendment of the Plan effective May 3, 2019), (v) an additional
270,000 shares of Common Stock authorized in the amendment of the Plan effective May 8, 2020, (vi) an additional
634,000 shares of Common Stock authorized in the amendment of the Plan effective May 7, 2021, and (vii) an additional 800,000 shares of Common Stock authorized in the amendment of the Plan effective May 15, 2023, subject to adjustment as provided herein.
Additionally, in the event that a corporation acquired by (or combined with) Huron or any subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common
Stock authorized for grant under the Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of Huron or any subsidiary prior to such acquisition or combination.  Notwithstanding the foregoing, such shares shall not increase the number of shares available for Awards of Incentive Stock Options unless such additional share limit is approved by the stockholders in accordance with Section 422 of the Code.
(c)Individual Limitations on Awards.
(i)The maximum number of shares of Common Stock that may be granted to any Participant during any calendar-year period with respect to Full Value Awards that are intended to be Performance-Based
Compensation shall not exceed 500,000 shares in the aggregate (subject to adjustment as provided herein).
(1)If Awards are denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares into cash.
(2)If delivery of shares of Common Stock or cash is deferred until after shares of Common Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.
(ii)For any participant who is an outside director of Huron, the aggregate grant date fair value of Awards granted to such individual during any calendar year, along with any regular cash retainer or meeting fees paid to such participant during such calendar year shall not exceed $1,500,000; provided, however, that if an individual employee becomes an outside director (or vice versa) during a calendar year, the limit in this sentence shall not apply to Awards granted to the individual in the individual’s capacity as an employee.

Huron Consulting Group Inc.	A-7	2025 Proxy Statement

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(d)Limits on Incentive Stock Options.  The maximum number of shares of Common Stock to which Incentive Stock
Options relate that may be granted under the Plan shall be 325,000 (subject to adjustment as provided herein).
(e)Individual Limitations on Cash Incentive Awards.  The maximum amount payable to any Participant for any 12-
month performance period with respect to a Cash Incentive Award granted under the Plan that is intended to be
Performance- Based Compensation shall be $10,000,000 (prorated for performance periods that are greater or lesser than 12 months).  For purposes of this Section 4(e):
(i)If the Award is denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the
Committee to convert the cash into shares.
(ii)If delivery of shares of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.
(f)Adjustments for Change in Capitalization.  In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion, (i) the number and kind of shares of stock which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; (iv) the limitations set forth in Sections 4(b), 4(c), 4(d), and 4(e)
(provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section
424 of the Code and any regulations thereunder and provided further that, to the extent applicable, such adjustment shall comply with Section 409A of the Code); and (v) any other adjustments that the Committee determines to be equitable (which may include, without limitation, replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (2)
cancellation of the Award in return for cash payment of the current value of the Award, determined as though the
Award is fully vested at the time of payment, provided that in the case of an Option or Stock Appreciation Right, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or Stock
Appreciation Right at the time of the transaction over the Exercise Price).
(g)Reuse of Shares.  Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, the following shares of Common Stock shall again become available for Awards:
(i)any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of such Award without having been exercised or settled; and
(ii)to the extent an Award is paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made.
The following shares of Common Stock shall not again be made available for grants pursuant to the Plan:
(x)any shares subject to an Award that are retained as payment of the exercise price of an Option;
(y)any shares retained to satisfy: (A) all tax withholding obligations with respect to an Option or Stock
Appreciation Right, or (B) tax withholding obligations in excess of the minimum required withholding amount with respect to a Full Value Award; and
(z)any shares repurchased by Huron using stock option exercise proceeds.
For stock-settled Stock Appreciation Rights, the shares subject to the Award shall be counted against the Plan reserve, regardless of the number of shares issued.
(h)Special Vesting Rules for All Awards.  Except for Awards (when aggregated with all other Awards under the Plan)
which do not exceed 5% of the total number of shares of Common Stock reserved for issuance under the Plan in the aggregate, in no event shall the required period of service for full vesting be less than one year (subject, to the extent

Huron Consulting Group Inc.	A-8	2025 Proxy Statement

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provided by the Committee, to acceleration of vesting in the event of the Participant’s death, Disability, or Change of
Control).
(i)Dividends.  Dividends may be accrued but shall not be paid with respect to any Award unless and until the
Participant has vested in the underlying Award.
5.Administration of the Plan.
(a)General.  The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to (i) grant Awards; (ii) determine the Eligible
Individuals to whom, and the time or times at which, Awards shall be granted; (iii) determine the type and number of
Awards to be granted; the number of shares of Common Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) conclusively construe and interpret the Plan and all Awards; (vi) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of Agreements; and (viii) make all other determinations deemed necessary or advisable for the operation and administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan (but subject to the terms and conditions of the
Plan), (w) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable; (x) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant); (y) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Full Value Award; and (z) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan.
(b)Decisions Binding.  Any interpretations of the Plan by the Committee and any decisions made by it under the Plan are final and binding on all persons.
(c)Delegation.  Except to the extent prohibited by the applicable rules of any stock exchange or applicable law, the
Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of Huron or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the
Code.
(d)Indemnification.  No member of the Committee (or an authorized delegate of the Committee), and no officer of
Huron or any of the Affiliates, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Committee or officer of Huron or any Affiliate in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law (the “Administrative
Actions”). Further, the Committee (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board of Directors or officers of Huron or an Affiliate, any individual serving as a Committee member (and any authorized delegate) shall be indemnified and held harmless by
Huron to the fullest extent allowed by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Administrative Action.
6.Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed between Huron and the
Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by Huron or any of the Affiliates. No Participant or other

Huron Consulting Group Inc.	A-9	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each
Participant (whether or not such Participants are similarly situated).
7.Options and Stock Appreciation Rights.
(a)Grant of Awards.  The Committee may grant Options and/or Stock Appreciation Rights to Eligible Individuals, subject to the terms and conditions of the Plan.
(b)Identification of Options.  Each Option shall be clearly identified as either an Incentive Stock Option or a
Nonqualified Stock Option.
(c)Exercise Price.  The “Exercise Price” of an Option or Stock Appreciation Right shall be established by the Committee at the time the Option or Stock Appreciation Right is granted; provided, however, that in no event shall the Exercise
Price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on the date of grant).
(d)No Repricing/Prohibition on Buy-Back.  Except for either adjustments pursuant to Section 4(f) or reductions of the
Exercise Price approved by Huron’s stockholders, the Exercise Price for any outstanding Option or Stock
Appreciation Right may not be decreased after the date of grant nor may an outstanding Option or Stock Appreciation
Right granted under the Plan be surrendered to Huron as consideration for the grant of a replacement Option or
Stock Appreciation Right with a lower Exercise Price. Except as approved by Huron’s stockholders, in no event shall any Option or Stock Appreciation Right granted under the Plan be surrendered to Huron in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or Stock Appreciation Right is greater than the then current Fair Market Value of a share of Common Stock.  In addition, no repricing of an Option shall be permitted without the approval of Huron’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.
(e)Term and Exercise.
(i)Each Option or Stock Appreciation Right shall become exercisable at the time determined by the Committee at the date of grant, subject to the terms and conditions of the Plan.  At the time of grant of an Option or
Stock Appreciation Right, as applicable, the Committee may impose such restrictions or conditions of the exercisability of the Award as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria or conditions relating to the completion of a specified period of service.  Subject to Section 7(g) hereof, the Committee shall determine the expiration date of each Option and Stock Appreciation Right, as applicable, which shall be no later than the tenth anniversary of the date of grant of the Award.  No Option or Stock Appreciation Right, as
applicable, may be exercised after the expiration date applicable thereto.  If an Option (other than an
Incentive Stock Option) has an expiration date during or within three days of a Blackout Period (defined as any period of time when, pursuant to any policies of Huron, any securities of the Corporation may not be traded by certain persons as designated by the Corporation), then the expiration date of such Option shall be extended for a period of 30 days following the end of the Blackout Period or such longer period as permitted by the Committee.  Notwithstanding the foregoing, no extension of the exercise period may occur if it would cause the Option to become subject to and in violation of the requirements of Section 409A(a) of the Code.
(ii)An Option or Stock Appreciation Right shall be exercised by delivering the form of notice of exercise provided by Huron.  Unless otherwise provided in the Award Agreement, an Option will be automatically exercised via a broker- assisted cashless exercise upon the expiration date of the Option if the value of a share of Common Stock on the expiration date exceeds the Exercise Price for such Option.
(iii)Payment for shares of Common Stock purchased upon the exercise of the Option shall be made on the effective date of such exercise by one or a combination of the following means (except that in the case of exercise using a broker- assisted cashless exercise, payment may be made as soon as practicable after exercise): (1) in cash or cash equivalents; (2) by tendering, by actual delivery or attestation, shares of

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Common Stock owned by the Participant for at least six months prior to the date of exercise and valued on the effective date of such exercise; or (3) by any such other methods (including broker-assisted cashless exercise via a broker selected by the Committee) as the Committee may from time to time authorize;
provided, however, that in all cases, the method of making such payment shall be in compliance with applicable law.
(iv)Payment in settlement of a Stock Appreciation Right may be made solely in whole shares of Common Stock valued on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the
Committee, solely in cash or a combination of cash and shares.  If the Committee decides that payment will be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.
(v)Upon the exercise of an Option or settlement of a Stock Appreciation Right in shares of Common Stock, in a manner determined by the Committee, either (1) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares or (2) shares of Common Stock shall be credited to such person’s account via book-entry transfer and shall be registered in such person’s name solely on the records of Huron’s transfer agent, in each case, as soon as practicable following the effective date on which the Option or Stock Appreciation Right, as applicable, is exercised.
(f)Provisions Relating to Incentive Stock Options.  Incentive Stock Options may only be granted to employees of
Huron and its Subsidiaries, in accordance with the provisions of Section 422 of the Code.  To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Huron or any of its Subsidiaries shall exceed $100,000, such Options shall be treated as Nonqualified Stock
Options.  For purposes of the preceding sentence, Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.  No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of Huron and its Subsidiaries unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.  A Participant shall be required to notify
Huron of any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within
10 days of such disposition.
(g)Effect of Termination of Employment or Provision of Services on Options and Stock Appreciation Rights.
The Committee shall determine the effect of termination of employment or termination of service on each Option and
Stock Appreciation Right, subject to the terms and conditions of the Plan.  Unless otherwise provided by the
Committee:
(i)any Option or Stock Appreciation Right that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates due to death or as a result of the Participant’s being
Disabled shall become fully vested and exercisable on the date on which the Participant’s employment or service terminates due to the Participant’s death or as a result of the Participant’s being Disabled;
(ii)any Option or Stock Appreciation Right that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates for Cause, whether or not then exercisable, shall be terminated effective as of the day immediately prior to the date of termination;
(iii)any Option or Stock Appreciation Right that is outstanding on the date that a Participant’s employment or service with Huron and the Affiliates terminates for any reason other than Cause, death, or the Participant’s being Disabled or Retirement, (1) shall remain exercisable for the 90-day period following such termination to the extent that it is exercisable at the time of such termination, but in no event following the expiration of its term and (2) shall be terminated effective as of the date of termination to the extent it remains unexercisable as of the date of termination; and

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(iv)with respect to any Participant who is an employee of Huron or any Affiliate and who is in a position of corporate vice president, managing director, principal or executive officer, any Option or Stock Appreciation
Right that is outstanding on the date on which such Participant’s employment with Huron and the Affiliates terminates due to Retirement shall continue to vest and be exercisable in accordance with its terms as though the Participant had remained in the employ of Huron and its Affiliates, provided that the Participant complies with the terms of the non-competition agreement and non-solicitation agreement in the form determined by Huron and signed by the Participant; provided further, however, that the foregoing provisions of this paragraph (iv) shall not apply with respect to any Option or Stock Appreciation Right that is subject to
Section 409A of the Code.  Notwithstanding the foregoing, if a Participant dies following Retirement, any
Option or Stock Appreciation Right that is still outstanding on the date of such Participant’s death shall become fully vested and exercisable on the date of such Participant’s death, and shall expire on the earlier of such Award’s expiration date and the one-year anniversary of the Participant’s death.
(h)Leaves of Absence.  Unless otherwise provided by the Committee and, with respect to Incentive Stock Options, to the extent permitted under Section 422 of the Code, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) the Participant’s employment or service shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his or her outstanding Options and Stock Appreciation Rights under the Plan during the first 30 days of such leave of absence; and the Participant shall cease to vest in his or her outstanding Options and Stock
Appreciation Rights under the Plan during any period of such leave of absence which exceeds 30 days.
(i)Post-Exercise Limitations.  Without otherwise limiting the Committee’s authority under the Plan, the Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an
Option or received in settlement of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with Huron’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.
8.Full Value Awards and Cash Incentive Awards.
(a)Grant of Awards.  The Committee may grant Full Value Awards and/or Cash Incentive Awards to Eligible Individuals,
subject to the terms and conditions of the Plan.
(b)Effect of Termination of Employment or Provision of Services on Full Value Awards.  The Committee shall determine the effect of termination of employment or termination of service on each Full Value Award, subject to the terms and conditions of the Plan.  Unless otherwise provided by the Committee:
(i)any Full Value Award that is outstanding on the date on which a Participant’s employment or service with
Huron and the Affiliates terminates due to death or as a result of the Participant’s being Disabled shall become fully vested (and exercisable, if applicable) on the date on which the Participant’s employment or service terminates due to the Participant’s death or as a result of the Participant’s being Disabled;
(ii)a Full Value Award that is outstanding on the date on which a Participant’s employment or service with
Huron and the Affiliates terminates for Cause shall be terminated effective as of the day immediately prior to the date of termination and all shares subject to the Full Value Award (whether or not then vested or distributable) shall be terminated effective as of the day immediately prior to the date of termination;
(iii)any Full Value Award that is outstanding on the date that a Participant’s employment or service with Huron and the Affiliates terminates for any reason other than Cause, death, the Participant’s being Disabled or
Retirement and that has not vested on the date of termination (and all rights with respect thereto, such as dividends or dividend equivalents) shall be terminated effective as of the date of termination; and
(iv)with respect to any Participant who is an employee of Huron or any Affiliate and who is in a position of corporate vice president, managing director, principal or executive officer, any Full Value Award that is outstanding on the date on which such Participant’s employment with Huron and the Affiliates terminates due to Retirement shall continue to vest and be distributable in accordance with its terms as though the
Participant had remained in the employ of Huron and the Affiliates; provided that the Participant complies

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with the terms of the non-competition agreement and non-solicitation agreement in the form determined by
Huron and signed by the Participant.  Notwithstanding the foregoing, if a Participant dies following
Retirement, any Full Value Award that is still outstanding on the date of such Participant's death shall become fully vested on the date of such Participant's death.
(c)Leaves of Absence.  Unless otherwise provided by the Committee, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) the Participant’s employment or service shall not be deemed to be terminated solely because of such leave of absence; (ii) the
Participant shall continue to vest in his or her outstanding Full Value Awards under the Plan during the first 30 days of such leave of absence; and the Participant shall cease to vest in his or her outstanding Full Value Awards under the
Plan during any period of such leave of absence which exceeds 30 days.
(d)Restrictions.  Without otherwise limiting the Committee’s authority under the Plan, the Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the grant or settlement of a Full
Value Award or the payment or retention of a Cash Incentive Award as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with Huron’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.
9.Performance-Based Compensation.  The Committee may designate any Full Value Award or a Cash Incentive Award granted to a Participant under the Plan as “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder.  To the extent required by Section 162(m) of the Code, any such Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following shall apply:
(a)Establishment of Performance Criteria.  The performance targets established for the performance period by the
Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain.  The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual performance, other group or individual performance, or division performance, and shall be based on one or more of the Business Criteria.
(b)Certification of Targets.  A Participant otherwise entitled to receive a Performance-Based Compensation Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained.  To the extent that the Committee exercises discretion in making the determination required by this Section 9(b), such exercise of discretion may not result in an increase in the amount of the payment.
(c)Special Termination Rules.  Subject to the other terms and conditions of the Plan, if an Award is intended to constitute Performance-Based Compensation, the Committee may provide that if a Participant’s employment with
Huron and the Affiliates terminates because of death or the Participant’s being Disabled, or if a Change of Control occurs prior to the Participant’s termination date, the Participant’s Performance-Based Compensation may become vested without regard to whether the Award would continue to constitute Performance-Based Compensation, subject to the terms of Section 10 below.
Nothing in this Section 9 shall preclude the Committee from granting Awards under the Plan, or the Committee, Huron or any Affiliate from granting any cash awards outside of the Plan, that are not intended to be Performance-Based
Compensation; provided, however, that, at the time of grant of Awards by the Committee (other than a Stock Option or Stock Appreciation Right), the Committee shall designate whether such Awards are intended to constitute
Performance-Based Compensation.  To the extent that the provisions of this Section 9 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of an Award, if any, that is not intended to constitute Performance-Based Compensation.
10.Change of Control.
(a)Termination of Employment without Cause; Termination of Plan without Substitution.

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(i)Except as otherwise provided in an Agreement or an Alternative Agreement, in the event that (A) a
Participant is employed, or performs services as a director or independent contractor, on the date of a
Change of Control and the Participant's employment or service, as applicable, is terminated by Huron or the successor to Huron (or a Related Company which is his or her employer) for reasons other than Cause within 12 months following the Change of Control, or (B) the Plan is terminated by Huron or its successor following a Change of Control without provision for the continuation of outstanding Awards hereunder, then
(i) all Options and Stock Appreciation Rights which are then outstanding shall become immediately exercisable, and (ii) all other Awards shall become fully vested.
(ii)In the case of an award constituting Performance-Based Compensation, the phrase "fully vested" in the immediately prior sentence shall mean the greater of (x) vesting at target (or, if target is not defined in the award, vesting at 100% of the number of units granted), or (y) vesting in the award based on the extent, as determined by the Committee, to which the applicable performance metrics have been met during the applicable performance period up through and including the effective date of the Change of Control.  If an
Agreement or Alternative Agreement contains a vesting provision for a Performance-Based Compensation award that would result in lesser vesting than per this subsection (ii), then the terms of the Agreement or
Alternate Agreement, as applicable, shall govern.
(iii)In addition, to the extent any accelerated exercisability and/or vesting pursuant to clause (B) of Section
10(a)(i) above applies to an award that is deferred compensation subject to, and not exempt from, the provisions of Internal Revenue Code Section 409A, then the definition of "Change of Control" for purposes of accelerated exercisability and/or vesting under clause (B) shall be no broader than the definition allowed by
Treasury Regulations Section 1.409A-(3)(i)(5).
(b)Substitution and Continued Employment.  If, upon a Change of Control, awards in other shares or securities are substituted for outstanding Awards under the Plan and, immediately following the Change of Control, the Participant becomes employed (if the Participant was an employee immediately prior to the Change of Control) or remains in continued service (as a director or independent contractor if the Participant was a director or independent contractor immediately prior to the Change of Control) of the entity into which Huron merged, or the purchaser of substantially all of the assets of Huron or a successor to such entity or purchaser, then the Participant shall not be treated as having terminated employment or service for purposes of this Section 10 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.
(c)Failure to Take Comparable Job not Termination. If, as described in subsection 10(b) above, awards in other shares or securities are substituted for outstanding Awards under the Plan in connection with a Change of Control, in the event a Participant is offered employment with a successor to Huron (or an Affiliate) for which the Participant is reasonably qualified and on financial terms and conditions which are comparable to the financial terms and conditions that applied to the Participant's employment immediately prior to the Change of Control, then, if the Participant does not accept the offer of employment and, as a result, the Participant's employment with Huron, the Affiliates and their respective successors is terminated, such Participant shall not be treated as having a termination of employment for purposes of this Section 10.
11.Rights as a Stockholder.  No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares or the date of crediting such shares to such person’s account via book-entry transfer.  Except for adjustments pursuant to Section 4(f), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or credit via book-entry transfer is made.
12.Limitations of Implied Rights.
(a)No Right to Employment or Continued Service.  Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to Huron and the
Affiliates or interfere in any way with the right of Huron and the Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of any Participant.

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(b)No Claim to Award.  No person shall have any claim or right to receive an Award hereunder.  The grant of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.
(c)No Right to Assets or Property.  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of Huron or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which Huron or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of Huron and any Affiliate.  Nothing contained in the Plan shall constitute a guarantee by Huron or any Affiliate that the assets of such companies shall be sufficient to pay any benefits to any person.
13.Securities Matters.
(a)Compliance with Law.  Notwithstanding anything herein to the contrary, Huron shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan (or any crediting of shares to a person’s account via book-entry transfer) unless and until Huron is advised by its counsel (which may be
Huron’s in-house counsel) that the issuance and delivery of such certificates (or crediting of such shares to an account) is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates (or crediting to an account) pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that, if applicable, such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.
(b)Transfer of Shares.  The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to Huron (which may be Huron’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer.  During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
14.Withholding Taxes.  All Awards and other payments under the Plan are subject to withholding of all applicable taxes.
Whenever cash is to be paid pursuant to an Award, Huron and the Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  Whenever shares of
Common Stock are to be delivered pursuant to an Award, Huron and the Affiliates shall have the right to require the
Participant to remit to Huron and the Affiliates in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have Huron and the Affiliates withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld, as determined by the Committee or through the surrender of shares of
Common Stock which the Participant already owns.  As determined solely by Huron and the Affiliates, the number of shares used for withholding may exceed the number needed to satisfy the required withholding but shall not exceed the number of shares of Common Stock needed for the maximum tax withholding under applicable law (or other rates that will not have a negative accounting impact).  Such a withholding election may be made by the Participant with respect to all or any portion of the shares to be delivered pursuant to an Award.
15.Notification of Election Under Section 83(b) of the Code.  If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify Huron of such election within 10 days of filing notice of the election with the Internal Revenue Service.
16.Amendment or Termination of the Plan.  The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that approval of Huron’s stockholders shall be required

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for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the Incentive Stock Option regulations and any amendments thereto), or stock exchange or automated quotation system listing requirement.  Without limiting the generality of the foregoing, no amendment of the Plan will be made without the approval of Huron’s stockholders if such amendment would (a) materially increase the benefits accruing to a Participant under the Plan; increase the aggregate number of shares of Common Stock that may be issued under the
Plan; (c) modify the requirements as to eligibility for participation in the Plan; or (d) be required under Section 7(d) of the
Plan (relating to prohibitions on repricing and buy-backs).
Nothing in this Section 16 shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 4 and 5, which discretion may be exercised without amendment to the Plan.  No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.
17.Transferability.
(a)General.  Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.  Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.  No transfer of an Award by will or the laws of descent and distribution shall be effective to bind Huron unless the Committee shall have been furnished with (i)
written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.
(b)Family Members.  Notwithstanding Section 17(a), during a Participant’s lifetime, the Committee may, in its sole discretion, pursuant to the provisions set forth in this Section 17(b), permit the transfer, assignment or other encumbrance of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the
Participant intend that it shall retain such status.  Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to Huron, elect to transfer any or all
Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any
Participant may be made in exchange for consideration.  Any such transferee must agree, in writing, to be bound by all terms and conditions of the Plan.
(c)Beneficiary.  A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the
Participant’s beneficiary.
18.Miscellaneous.
(a)Notices.  Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Huron at its principal executive offices.  The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time.  Any notice required under the Plan (other than exercise notice) may be waived by the person entitled to notice.
(b)Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
(c)Agreement.  The Committee may require a Participant to enter into an Agreement evidencing the Award, which
Agreement shall contain such terms and conditions, not inconsistent with the Plan, as the Committee determines in its discretion.

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(d)Liability for Cash Payments.  Subject to the terms and conditions of the Plan, Huron and each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for Huron or the Affiliate, as applicable, by the Participant.  Any disputes relating to the liability of Huron or an Affiliate for cash payments shall be resolved by the Committee.
(e)Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
(f)Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
(g)Expenses and Receipts.  The expenses of the Plan shall be paid by Huron.  Any proceeds received by Huron in connection with any Award may be used for general corporate purposes.
(h)Applicable Law, Venue.  Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.  Any legal action related to this Plan shall be brought only in a federal or state court located in Chicago, Illinois.
(i)No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan.
The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
19.Severability.  If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
20.Foreign Employees.  Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the
Plan.  In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which
Huron or an Affiliate operates or has employees.

Huron Consulting Group Inc.	B-1	2025 Proxy Statement

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Appendix B
AMENDMENT TO THE HURON CONSULTING GROUP INC.
STOCK OWNERSHIP PARTICIPATION PROGRAM
THIS AMENDMENT (this "Amendment") to the Huron Consulting Group Inc. Stock Ownership Participation Program, (the
"Plan") is adopted by the Board of Directors (the "Board") of Huron Consulting Group Inc., a Delaware corporation (the
"Company"), on March 19, 2025, effective as of the date of the Company's Annual Meeting of Stockholders that occurs in
2025, provided that it is approved by the Company's stockholders on that date (the "Amendment Date"). Any capitalized terms used and not defined herein shall have the meaning set forth in the Plan.
WHEREAS, pursuant to Section 16 of the Plan, the Board or Compensation Committee may at any time revise or amend the
Plan, provided that no amendment to the Plan will be made without the approval of the Company's stockholders if such amendment would increase the aggregate number of shares of Common Stock that may be issued under the Plan; and
WHEREAS, the Board has determined to amend the Plan in the manner set forth below, subject to approval by the stockholders:
NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders:
1.The first sentence of Section 13 (b) of the Plan is hereby amended and restated in its entirety as follows:“(b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 hereof or as otherwise set forth herein, the maximum number of Shares which shall be made available for sale or issuance under the Plan shall be one million and fifty thousand (1,050,000) shares (comprised of: (i) the three hundred thousand (300,000) shares of Common Stock authorized under the Plan as originally adopted; (ii) an additional four hundred thousand (400,000)
shares of Common Stock authorized in the amendment of the Plan effective May 8, 2020; (iii) an additional two hundred thousand (200,000) shares of Common Stock  authorized in the amendment of the Plan effective May 3,
2024, and (iv) an additional one hundred and fifty thousand (150,000) shares of Common Stock  authorized in the amendment of the Plan effective May 9, 2025.”
2.This Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.
3.This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the laws of the
State of Delaware without reference to its principles of conflicts of law.
4.Except as amended above, the Plan shall remain in full force and effect.
HURON CONSULTING GROUP INC. STOCK OWNERSHIP
PARTICIPATION PROGRAM (AS AMENDED EFFECTIVE
MARCH 22, 2024)
1.Purpose and History. The purpose of the Huron Consulting Group Inc. (the “Company”) Stock Ownership Participation
Program (the “Plan”) is to provide eligible Employees of the Company and Participating Subsidiaries with an opportunity to purchase common stock of the Company through payroll deductions and, through such ownership, to promote alignment with the interests of stockholders of the Company, to stimulate their commitment to the business objectives of the

Huron Consulting Group Inc.	B-2	2025 Proxy Statement

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Company and to maintain their motivation through the opportunity to share in the growth of the Company. The Plan is not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.
The Plan was originally adopted in 2005 as part of the Company’s Omnibus Incentive Plan, as amended, (the “Omnibus
Plan”) to provide eligible Employees an annual opportunity to purchase common stock of the Company through deductions from Annual Incentive Bonuses. In 2011, the Plan was amended to provide eligible Employees additional quarterly opportunities to purchase common stock through regular payroll deductions and cash contributions. The Plan was further restated effective June 1, 2015 as a standalone plan; amended on May 8, 2020 to increase the shares available under the Plan; and amended on December 1, 2020 to reflect some administrative type changes. Common stock of the Company purchased or granted hereunder shall be subject to the terms and conditions of this Plan and, as applicable, the restricted share grant agreements issued hereunder. This document memorializes the terms of the Plan on and after November 23, 2022.
2.Definitions. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.
(a)“1933 Act” means the Securities Act of 1933, as amended.
(b)“1934 Act” means the Securities Exchange Act of 1934, as amended.
(c)“Annual Incentive Bonus” means a Participant’s annual incentive bonus.
(d)“Base Salary” means regular earnings excluding payments for overtime, bonuses, and all other special payments, commissions, and incentive payments.
(e)“Board of Directors” or “Board” means the board of directors of Huron Consulting Group Inc.
(f)“Bonus Offering Period” means an annual offering of the Company’s Shares beginning and terminating on the dates selected by the Company.
(g)“Broker” means the brokerage firm or financial institution retained to perform administrative services described in
Section 11(b).
(h)“Business Day” shall mean a day on which the Nasdaq Stock Market (“Nasdaq”) is open for trading.
(i)“Brokerage Account” means the account in which the Purchased Shares and Matched Shares are held.
(j)“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(k)“Committee” means the Compensation Committee of the Board, or, to the extent the Compensation Committee of the Board has delegated certain administrative authority over the Plan to the Internal Committee, then the Internal
Committee.
(l)“Company” means Huron Consulting Group Inc.
(m)“Effective Date” means March 22, 2024.
(n)“Employee” means any individual who is an employee of the Company or any other Participating Subsidiary for tax purposes and who is employed on a non-temporary basis; for the avoidance of doubt, employees who are deemed by the Company to be interns or temporary employees are not “Employees” for purposes of the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, as appropriate; provided, however, that payroll deductions pursuant to Section 5 shall cease during a Participant’s unpaid leave.
(o)“Enrollment Date” means the first Business Day of each Offering Period and Bonus Offering Period.
(p)“Internal Committee” means a committee comprised of the Company’s Chief Human Resources Officer and Chief
Financial Officer.
(q)“Matched Shares” means the restricted Shares issued pursuant to Section 8 of the Plan.

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(r)“Offering Period” means the quarterly offerings of the Company’s Shares beginning on the first day of January, the first day of April, the first day of July and the first day of October, and terminating, respectively, on the last day of
March, the last day of June, the last day of September, and the last day of December.
(s)“Participant” means an Employee who satisfies the requirements of Sections 3 and 4 of the Plan.
(t)“Participating Subsidiary” means a Subsidiary that has been authorized by the  Committee or the Board to extend the benefits of the Plan to its Employees. The Committee or the Board may extend the Plan to a Subsidiary in the future.
(u)“Purchase Account” means the bookkeeping account used to track a Participant’s payroll deductions to be applied to purchase Shares under the Plan.
(v)“Purchase Date” generally means the next Business Day following the last payroll date in the Offering Period or
Bonus Offering Period, or such other date as shall be established by the Internal Committee.
(w)“Purchase Price” means the average price of the Shares purchased for this Plan by the Broker on a Purchase Date.
(x)“Purchased Shares” means the full and fractional Shares added to a Participant’s Brokerage Account on a
Purchase Date.
(y)“Shares” means the common stock of the Company.
(z)“Subsidiary” means an entity, domestic or foreign, of which not less than 50% of the voting equity is held by the
Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the
Company or a Subsidiary.
3.Eligibility. Employees of the Company or a Participating Subsidiary who are: (i) below the Managing Director level, and
(ii) employed in a position other than that of Project Consultant, shall be eligible to participate in the Plan.
4.Participation. An eligible Employee may become a Participant in the Plan as of an Enrollment Date by making an online election prior to the applicable Enrollment Date in accordance with the process established by the Internal Committee.
The election shall set forth the amount of the Participant’s Base Salary or Annual Incentive Bonus, as applicable, to be subject to after-tax payroll deductions pursuant to the Plan.
5.Payroll Deductions.
(a)Subject to the limits per Section 5(c) below, a Participant may elect to have after-tax payroll deductions from his or her Base Salary during an Offering Period subject to a minimum and a maximum as set by the Committee from time to time. All payroll deductions made by a Participant shall be credited to his or her Purchase Account. Payroll deductions for a Participant shall commence on the first full payroll period following the Enrollment Date and shall continue for each payroll period thereafter during the Offering Period and each subsequent Offering Period unless: (i)
changed in connection with a subsequent Enrollment Date; or (ii) terminated as provided in Section 10 of the Plan.
For the avoidance of doubt, once an election has been made with respect an Offering Period, the election will remain in place for the duration of such Offering Period and may not be canceled or otherwise changed during such Offering
Period.
(b)Subject to the limits per Section 5(c) below, a Participant may elect to have after-tax payroll deductions from his or her Annual Incentive Bonus made during the Bonus Offering Period subject to a minimum and a maximum as set by the Committee from time to time. Such after-tax payroll deduction shall be taken from the Participant’s Annual
Incentive Bonus and credited to his or her Purchase Account. Following the Enrollment Date for each Bonus Offering
Period, a Participant may not change his or her payroll deduction with respect to the Bonus Offering Period (subject to changes needed due to the minimum and maximum limitations per Section 5(c) below). A new after-tax payroll deduction election must be submitted by the Participant for each Bonus Offering Period.
(c)The aggregate minimum contribution amounts per Participant from payroll deductions under Sections 5(a) and 5(b)
shall be as set by the Committee from time to time. The aggregate calendar year maximum contribution amount per
Participant from payroll deductions under Sections 5(a) and 5(b) shall be as set by the Committee from time to time.

Huron Consulting Group Inc.	B-4	2025 Proxy Statement

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(d)Any contribution elections made pursuant to Sections 5(a) and 5(b) will be deducted after all taxes, deductions pursuant to any Company-sponsored retirement and/or health and welfare plan, and any other legally required deductions have been made. If, after all other such deductions have been made, there are insufficient funds with which to effectuate contribution elections made pursuant to Section 5(a) or 5(b), as applicable, then the Internal
Committee reserves the right to reduce such contribution elections to zero or take any other actions as the Internal
Committee, in its sole discretion, deems appropriate.
6.Purchase. On each Purchase Date, in exchange for the applicable proceeds in the Participant’s Purchase Account, a number of full and fractional Shares shall be added to the Participant’s Brokerage Account, with such number determined by dividing (a) the applicable proceeds accumulated during the Offering Period or the Bonus Offering Period, as applicable, and in the Participant’s Purchase Account as of the Purchase Date, by (b) the applicable Purchase Price;
provided, however, that such number of shares shall be subject to the limitations set forth in Section 13.
7.Purchased Shares. Upon each Purchase Date, the Participant shall be deemed to have consented to the deposit of all of his or her Purchased Shares in his or her Brokerage Account. A Participant (or if the Participant has died, his or her executor or personal representative) may instruct the Broker (either in writing or in accordance with such procedures as established by the Broker) to (i) sell the Participant’s Purchased Shares through the Brokerage Account at any time, and
(ii) pay over to such Participant (or executor or personal representative) the proceeds (less any expenses, fees and withholding taxes, including, without limitation, wage and employment withholding taxes) of such sale. Any such sale is subject to the applicable Company policies including, without limitation, the Company’s Insider Trading Policy. In addition, a Participant (or executor or personal representative) may withdraw the Participant’s Purchased Shares at any time at his or her own expense; any withdrawn fractional Shares will be paid in cash. Such withdrawal shall be contingent on the
Participant satisfying all income tax obligations.
8.Matched Shares.
(a)Promptly after the Purchase Date, the Participant shall be granted a number of restricted Shares equal to twenty-five percent (25%) of the Participant’s Purchased Shares for the Offering Period or Bonus Offering Period (with such number rounded up to the nearest whole Share) (the “Matched Shares”). The terms of the Matched Shares, including the number of Shares granted and the vesting requirements, shall be set forth in a separate restricted Share grant agreement (“Grant Agreement”) delivered to the Participant at the time of the Matched Shares grant. Notwithstanding anything contained in the Grant Agreement, in the event of a Participant’s approved, unpaid leave of absence lasting more than thirty (30) days, the vesting date or dates for the Participant’s Matched Shares shall be extended by a number of days equal to the total length of the Participant’s approved, unpaid leave of absence.
(b)The Participant shall be solely responsible for paying to the Company all required federal, state, city and local income and employment taxes which arise upon vesting of the Matched Shares. Unless the Participant makes advance arrangements to make such payment in cash, the Company shall satisfy any withholding tax obligation by retaining a number of Matched Shares equal to the amount of the minimum withholding tax to be satisfied. Any Matched Shares retained to satisfy a tax withholding obligation shall be available again under the Plan to be Purchased Shares or
Matched Shares.
9.Withdrawal.  A Participant may withdraw from the Plan by making an online withdrawal election prior to the applicable
Enrollment Date in accordance with the process established by the Internal Committee. Once a withdrawal becomes effective, no further payroll deductions for the purchase of Shares will be made under the Plan unless the Participant properly completes and submits new enrollment documents by the deadline prescribed by the Internal Committee. A
Participant’s withdrawal will not have any effect upon his or her eligibility to participate in the Plan in subsequent Offering
Periods or Bonus Offering Periods or in any similar plan that may be adopted by the Company.
10.Termination of Employment; Cessation of Eligibility.
(a)Upon termination of a Participant’s employment for any reason prior to a Purchase Date, whether voluntary or involuntary, including retirement, death, or as a result of liquidation, dissolution, sale, merger or a similar event affecting the Company or a Participating Subsidiary, or (ii) cessation of a Participant’s eligibility for the Plan, due to his or her promotion to the Managing Director level or above or transfer into the position of Project Consultant prior to a
Purchase Date, the payroll deductions credited to the Participant’s Purchase Account will be returned to him or her and no further payroll deductions shall be credited to the Participant’s Purchase Account.

Huron Consulting Group Inc.	B-5	2025 Proxy Statement

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(b)Upon termination of a Participant’s employment due to (i) death or (ii) being Disabled, any then-unvested Matched
Shares shall become fully vested on the date on which the Participant’s employment terminates due to the
Participant’s death or as a result of the Participant’s being Disabled.  "Disabled" shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code.
(c)Upon termination of a Participant’s employment due to any reason other than (i) death or (ii) being Disabled, any then-unvested Matched Shares shall be forfeited.  Any forfeited Matched Shares shall be available again under the
Plan to be Purchased Shares or Matched Shares.
11.Administration.
(a)The Committee shall have the discretionary authority to determine the time and frequency of Offering Periods and
Bonus Offering Periods, the terms and conditions for the purchase of Shares and the receipt of Matched Shares, the percentage for Matched Shares, and any other term or feature of the Plan that affects the cost of the Plan to the
Company.
(b)The Internal Committee shall have the discretionary authority to do everything necessary and appropriate to administer the operations of the Plan, including, without limitation, interpreting the provisions of the Plan, and setting and revising operational procedures from time to time.
(c)All actions, decisions and determinations of, and interpretations by, the Committee or the Internal Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board of Directors, the Compensation Committee of the Board
of Directors, or the Internal Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any right granted hereunder.
(d)Broker. The Company, the Board, the Committee, or the Internal Committee shall engage the Broker to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the
Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.
(e)Claims Procedures. Any person claiming a benefit, or requesting an interpretation or ruling under the Plan, or requesting information under the Plan, shall present his or her request in writing to the Internal Committee. Whenever a request for benefits under the Plan is wholly or partially denied, the Internal Committee shall notify the person claiming such benefits of its decision in writing. Such notification shall contain (1) specific reasons for the denial of the claim, (2) specific reference to pertinent Plan provisions, (3) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (4) information as to the steps to be taken if the person wishes to submit a request for review. Such notification shall be given within 90 days after the claim is received by the Internal Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). Within 60 days after the date on which a person receives a written notice of a denied claim, such person (or his or her duly authorized representative) may (1)
file a written request with the Internal Committee for a review of his or her denied claim and of pertinent documents and (2) submit written issues and comments to the Internal Committee. The Internal Committee shall notify such person of its decision in writing. Such notification shall be written in a manner calculated to be understood by such person and shall contain specific reasons for the decision as well as specific references to pertinent Plan provisions.
The decision on review shall be made within 60 days after the request for review is received by the Internal
Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Internal Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period).  A Participant may not file a lawsuit until all administrative remedies under the Plan have been exhausted.
(f)Indemnification. No member of the Board of Directors, the Committee, or the Internal Committee, nor any officer or other employee of the Company acting on behalf of the Board of Directors, the Committee, or the Internal Committee

Huron Consulting Group Inc.	B-6	2025 Proxy Statement

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shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors, the Committee, and the Internal Committee, each officer of the
Company and each employee of the Company acting on behalf of the Board of Directors, the Committee, of the
Internal Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.
12.Interest; Use of Funds. No interest shall accrue on the payroll deductions of a Participant to the Plan. All Participant payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such Participant payroll deductions.
13.Stock.
(a)The Shares placed into the Brokerage Accounts via this Plan shall be: (i) common stock of the Company; (ii)
registered securities as required under the 1933 Act and the 1934 Act; (iii) listed on the Nasdaq or on such other exchange as the Shares may be listed; and (iv) either authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market.
(b)Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the maximum number of Shares made available for sale or issuance under the Plan shall be nine hundred thousand (900,000)
shares (comprised of: (i) the three hundred thousand (300,000) shares of Common Stock authorized under the Plan as originally adopted; (ii) an additional four hundred thousand (400,000) shares of Common Stock authorized in the amendment of the Plan effective May 8, 2020; and (iii) an additional two hundred thousand (200,000) shares of
Common Stock authorized in the amendment of the Plan effective May 3, 2024.) If, on a given Purchase Date, the number of Shares to be allocated to Participants’ Brokerage Accounts and the corresponding Matched Shares exceed the number of Shares then available under the Plan, a pro rata allocation of the Shares remaining available shall be made in as uniform a manner as shall be practicable and as shall be determined to be equitable.
(c)The Participant agrees that the right to vote any Matched Shares which have not vested will be held by the Company and the Participant shall be required to execute an irrevocable proxy in favor of the Company for the Matched Shares in the form supplied by the Company.
14.Assignability. Neither the payroll deductions credited to a Participant’s Purchase Account, nor any rights to receive
Shares under the Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will and the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Internal Committee may treat such act as an election to withdraw in accordance with Section 9 hereof.
15.Adjustment to Number of Shares.
(a)Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares each
Participant may acquire per Offering Period or Bonus Offering Period, as well as the price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares to be credited to a Participant’s Brokerage Account on a Purchase Date.
(b)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the terms and conditions of the then-outstanding Offering
Period and Bonus Offering Period shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to so assume or substitute, then either, in the discretion of the Committee:

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(i) The Offering Period and/or Bonus Offering Period then in progress shall be shortened by setting a new
Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the
Company’s proposed sale or merger. Each Participant shall be notified in writing, as soon as administratively practicable prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase
Date and that the stock shall be allocated to the Participant’s Brokerage Account on the New Purchase Date,
except to the extent that, prior to such date, the Participant withdraws from the Offering Period as provided in Section 9 hereof; or
(ii)The Offering Period and/or Bonus Offering Period then in progress shall be cancelled and any amounts accumulated in the Purchase Share Account shall be returned to the Participant.
16.Amendments or Termination of the Plan.
(a)Subject to Section 16(b) below: (i) the Board of Directors or the Committee may at any time and for any reason terminate or discontinue the Plan without notice, and (ii) the Committee may at any time and for any reason amend, modify, or suspend the Plan without notice. To the extent necessary to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b)No Participant’s existing rights in respect of a current Offering Period or Bonus Offering Period may be adversely affected by an action taken per Section 16(a) above, and, upon any such amendment or modification, all Participants shall continue to have the same rights and privileges in respect of a current Offering Period and a current Bonus
Offering Period.
(c)Without stockholder consent and without regard to whether any Participant rights may be considered to have been
“adversely affected”: (i)  the Committee shall be entitled to change the Offering Periods or Bonus Offering Periods, alter the frequency and/or number of changes in the amount withheld during an Offering Period or Bonus Offering
Period; and (ii) the Internal Committee shall be entitled to permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from each such Participant’s compensation, and establish such other limitations or procedures as the Internal Committee determines in its sole discretion advisable which are consistent with the Plan.
Notwithstanding the forgoing, changes to (x) the Offering Period or Bonus Offering Period, or (y) the maximum amount of Base Salary or Annual Incentive Bonus that may be deducted pursuant to Section 5(a) or 5(b) shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the discretion of the Internal Committee.
17.No Other Obligations. Participation in the Plan does not constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.
18.Notices. Any notice which the Company or any Participant may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed:  if to the Company, to such address as the Internal Committee, by notice to such Participant, may designate in writing from time to time; and, if to the Participant, at his or her address as shown on the payroll records of the Company.
19.Conditions Upon Issuance of Shares.
(a)Shares shall not be placed in a Brokerage Account unless the purchase of such Shares and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the 1933 Act, the 1934 Act and the rules and regulations promulgated under such Acts, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)As a condition to receive Shares, the Internal Committee may require the person receiving such Shares to represent and warrant at the time of any such receipt that the Shares are being acquired only for investment and without any

Huron Consulting Group Inc.	B-8	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
(c)With respect to Employees who are citizens or residents of a foreign jurisdiction (“International Employees”), the
Internal Committee may amend the terms of the Plan for such Participants in order to conform such terms with the provisions of local law, and the Internal Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions, not otherwise inconsistent with the purposes of the Plan (each a “Sub-Plan”).
20.General Compliance. The Plan will be administered in compliance with the 1933 Act, 1934 Act and all other applicable securities laws and Company policies, including without limitation, the Company’s Insider Trading Policy.
21.Term of the Plan. The Plan shall continue in effect until May 3, 2034, unless sooner terminated under Section 16.
22.Governing Law. The Plan and all rights granted hereunder shall be construed in accordance with and governed by the laws of the State of Illinois without reference to choice of law principles.
SCHEDULE A
Subsidiaries Participating in the Plan
Huron Consulting Services LLC,
Huron Advisors Canada Limited / Conseillers Huron Canada Limitée,
and, of the below-listed companies, each effective as of the applicable acquisition date:
Innosight Consulting, LLC
Huron Managed Services LLC
Huron Consulting Services U.K. Limited
Huron Eurasia India Private Limited

Huron Consulting Group Inc.	C-1	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Appendix C
NON-GAAP FINANCIAL MEASURES
We assess our results of operations and calculate our executives’ annual and long-term incentive pay, in part, using the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted
EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, adjusted diluted earnings per share, free cash flow and organic revenues. These non-GAAP financial measures differ from GAAP because they exclude a number of items required by GAAP, each discussed below. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows, or liquidity prepared in accordance with GAAP. Our non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how we define our non-GAAP financial measures.
Our management uses the non-GAAP financial measures to gain an understanding of our comparative operating performance, for example when comparing such results with previous periods or forecasts. These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Additionally, the Compensation Committee uses these metrics, in part, to determine annual and long-term incentive pay under the executive compensation program.
These non-GAAP financial measures include adjustments for the following items:
Amortization of intangible assets: We exclude the effect of amortization of intangible assets from the calculation of adjusted net income, as it is inconsistent in its amount and frequency and is significantly affected by the timing and size of our acquisitions.
Restructuring charges: We have incurred charges due to restructuring various parts of our business. These restructuring charges have primarily consisted of costs associated with office space consolidations, including lease impairment charges and accelerated depreciation on lease-related property and equipment, and employee severance charges. We exclude the effect of the restructuring charges from our non-GAAP measures to permit comparability with periods that were not impacted by these items. We do not include normal, recurring, cash operating expenses in our restructuring charges.
2024 litigation settlement gain: In the second quarter of 2024, we settled a litigation matter in which Huron was the plaintiff for
$15.0 million, on a pre-tax basis. This $15.0 million settlement gain was recorded as a component of other gains, net on our consolidated statement of operations. We have excluded from our non-GAAP measures $11.7 million, which is the value of the settlement gain that exceeds the third-party legal costs of $3.3 million incurred during 2024 specific to this litigation matter, as this net gain is not indicative of the ongoing performance of our business. Third-party legal costs incurred for this litigation matter in 2023 were $4.0 million. Our third-party legal expenses are recorded as a component of selling, general and administrative expenses on our statement of operations.
Other losses (gains), net: We exclude the effects of other losses and gains, which primarily relate to changes in the estimated fair value of our liabilities for contingent consideration related to business acquisitions and litigation settlement losses and gains, excluding the 2024 litigation settlement gain presented separately, to permit comparability with periods that are not

Huron Consulting Group Inc.	C-2	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
impacted by these items. These items are recorded as a component of other gains, net on our consolidated statement of operations.
Transaction-related expenses: To permit comparability with prior periods, we exclude the impact of third-party advisory, legal, and accounting fees and other corporate costs incurred directly related to the evaluation and/or consummation of business acquisitions.
Unrealized losses (gains) on preferred stock investment: We exclude the effect of unrealized losses and gains related to changes in the fair value of our preferred stock investment in a hospital-at-home company arising from observable price changes or impairment losses. These unrealized losses and gains are included as a component of other income (expense), net. We believe that these unrealized losses and gains are not indicative of the ongoing performance of our business and their exclusion permits comparability with prior periods.
Losses (gains) on sale of business: We exclude the effect of non-operating losses and gains recognized as a result of sales of businesses as they are infrequent, management believes that these items are not indicative of the ongoing performance of our business, and their exclusion permits comparability with periods that were not impacted by such items. The 2024 gain relates to the divestiture of our Studer Education practice in the fourth quarter of 2024.
Foreign currency transaction losses (gains), net: We exclude the effect of foreign currency transaction losses and gains from the calculation of adjusted EBITDA because the amount of each loss or gain is significantly affected by changes in foreign exchange rates.
Tax effect of adjustments: The non-GAAP income tax adjustment reflects the incremental tax impact applicable to the non-
GAAP adjustments.
Income tax expense, interest expense, net of interest income, depreciation and amortization: We exclude the effects of income tax expense, interest expense, net of interest income, and depreciation and amortization in the calculation of EBITDA, as these are customary exclusions as defined by the calculation of EBITDA to arrive at meaningful earnings from core operations excluding the effect of such items. We include, within the depreciation and amortization adjustment, the amortization of capitalized implementation costs of our ERP and other related software, which is included within selling, general and administrative expenses in our consolidated statements of operations.
Purchases of property and equipment and Capitalization of internally developed software costs: We subtract purchases of property and equipment and capitalization of internally developed software costs from operating cash flows, as these are customary exclusions in the calculation of free cash flows.
Reimbursable expenses: Reimbursable expenses that are billed to clients, primarily relating to travel and out-of-pocket expenses incurred in connection with client engagements, are excluded from the calculation of organic revenue growth. We manage our business on the basis of revenues before reimbursable expenses, which we believe is the most accurate reflection of our services because it eliminates the effect of reimbursable expenses that we bill to our clients at cost.
Revenues generated by acquired businesses: We exclude from the calculation of organic revenue growth the effect of revenues generated by acquired businesses that are incremental to the acquisition revenues contemplated in the annual incentive goals approved by the Compensation Committee, to arrive at meaningful revenues generated from core operations over the performance period.
The tables below reconcile these non-GAAP financial measures to the most comparable GAAP financial measure (in thousands, except per share and percentage amounts):
Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ended December 31
	2024	2023
Revenues before reimbursable expenses	$1,486,085	$1,362,060
Reimbursable expenses	35,720	36,695
Total revenues	$1,521,805	$1,398,755
Net income	$116,626	$62,479

Huron Consulting Group Inc.	C-3	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters

Net income as a percentage of total revenues	7.7%	4.5%
Add back:
Income tax expense	37,390	21,416
Interest expense, net of interest income	25,347	19,573
Depreciation and amortization	25,663	25,672
EBITDA	205,026	129,140
Add back:
Restructuring charges	9,913	11,550
2024 litigation settlement gain	(11,701)	—
Other losses (gains), net	804	(444)
Transaction-related expenses	2,861	357
Unrealized loss on preferred stock investment	—	26,262
Gain on sale of business	(3,597)	—
Foreign currency transaction losses (gains), net	(2,138)	476
Adjusted EBITDA	$201,168	$167,341
Adjusted EBITDA as a percentage of revenues before reimbursable expenses	13.5%	12.3%
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings per Share

	Year Ended December 31
	2024	2023
Net income	$116,626	$62,479
Weighted average shares - diluted	18,613	19,601
Diluted earnings per share	$6.27	$3.19
Add back:
Amortization of intangible assets	6,517	8,219
Restructuring charges	9,913	11,550
2024 litigation settlement gain	(11,701)	—
Other losses (gains), net	804	(444)
Transaction-related expenses	2,861	357
Unrealized loss on preferred stock investment	—	26,262
Gain on sale of business	(3,597)	—
Tax effect of adjustments	(977)	(12,175)
Total adjustments, net of tax	3,820	33,769
Adjusted net income	$120,446	$96,248
Adjusted weighted average shares - diluted	18,613	19,601
Adjusted diluted earnings per share	$6.47	$4.91

Huron Consulting Group Inc.	C-4	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Proposal Four	Proposal Five	Stockholder Proposals	Other Matters
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Year Ended December 31
	2024	2023
Net cash provided by operating activities	$201,319	$135,262
Less:
Purchases of property and equipment	8,651	9,444
Capitalization of internally developed software costs	23,932	25,742
Free cash flow	$168,736	$100,076
Reconciliation of Total Revenues to Organic Revenues

Year Ended December 31, 2024

Total revenues	$1,521,805
Less:
Reimbursable expenses	35,720
Revenues generated by acquired businesses	3,254
Organic revenues	$1,482,831

HURON

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LinkedIn.com/company/HuronConsulting

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Facebook.com/HuronConsulting

© 2025 Huron Consulting Group Inc. and affiliates. Huron is a global consultancy and not a CPA firm, and does not provide attest services, audits, or other engagements in accordance with standards established by the AICPA or auditing standards promulgated by the Public Company Accounting Oversight Board ("PCAOB").

HURON CONSULTING GROUP INC.
550 W. VAN BUREN STREET, 17TH FLOOR
CHICAGO, IL 60607

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HURON CONSULTING GROUP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect to the board of directors the six persons nominated by the board of directors to serve as Class II or Class III Directors.	☐	☐	☐

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____

Nominees:

01) C. Mark Hussey
02) Hugh E. Sawyer
03) Debra Zumwalt
04) Peter K. Markell
05) John McCartney
06) Ekta Singh-Bushell

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.

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HURON CONSULTING GROUP INC.
Annual Meeting of Stockholders
May 9, 2025 at 11:00 AM CT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) C. Mark Hussey and Hope Katz, or either of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of HURON CONSULTING GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM CT on May 9, 2025, in a virtual meeting format via live audio webcast at www.virtualshareholdermeeting.com/HURN2025, and any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the director nominees listed in Proposal 1, FOR Proposals 2, 3, 4 and 5, and in accordance with the discretion of the named proxy holders on any other matters that may properly come before the Annual Meeting and any postponement or adjournment thereof.

Continued and to be signed on reverse side